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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 3)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PanAmSat Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of PanAmSat Corporation
(2)	Aggregate number of securities to which transaction applies:
127,870,442 shares of Registrant's common stock, based on 122,598,093 shares of common stock, 202,213 deferred stock units and 5,070,136 stock options with an exercise price below the $25.00 purchase price in the transactions, all as of August 28, 2005.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$25.00, which represents the purchase price per share of the Registrant's common stock to be paid in the transactions (with respect to stock options, the per unit price is based on the excess of $25.00 over the per share exercise price of the stock options). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by calculating a fee of $117.70 per $1,000,000 of the aggregate value of the transactions.

	(4)	Proposed maximum aggregate value of transaction: $3,175,619,837
	(5)	Total fee paid: $373,771
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Preliminary Proxy—Subject to Completion Dated September 13, 2005

            , 2005

To our Stockholders:

        On behalf of our board of directors, I cordially invite you to a special meeting of stockholders of PanAmSat Holding Corporation, to be held at            , on            , 2005 at                        . The formal notice of the special meeting, proxy statement and a proxy card are enclosed with this letter. All holders of the outstanding shares of our common stock as of the close of business on            , 2005 will be entitled to notice of and to vote at the special meeting. You may vote your shares at the special meeting only if you are present in person or represented by proxy.

        At the special meeting, we will ask you to consider and vote upon a proposal to approve and adopt the merger agreement, dated as of August 28, 2005, pursuant to which we have agreed to be acquired by a subsidiary of Intelsat, Ltd. If the transaction is completed, you will be entitled to receive $25.00 in cash plus an amount equal to the pro rata portion of any undeclared regular quarterly dividend attributable to the fiscal quarter in which the merger occurs, without interest, for each share of our common stock that you own. We have attached a copy of the merger agreement as Appendix A to the accompanying proxy statement, and we encourage you to read it in its entirety. You should be aware that the receipt of cash in exchange for shares of our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes and may be taxable for state and local income tax purposes. We urge you to consult your own tax advisor regarding the specific tax consequences that may result from your individual circumstances.

        Our board of directors has considered and evaluated the merger agreement and has determined that the merger agreement and the merger are fair to, advisable and in the best interests of PanAmSat and our stockholders. Accordingly, our board of directors has approved the merger agreement and the merger and recommends that you vote "FOR" the approval and adoption of the merger agreement.

        Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of all outstanding shares of our common stock. Investment vehicles affiliated with Kohlberg Kravis Roberts & Co., The Carlyle Group and Providence Equity Partners together own approximately 58% of our outstanding common stock. These investment vehicles have entered into a voting agreement with us and subsidiaries of Intelsat, Ltd., whereby they have agreed to vote in favor of the approval and adoption of the merger agreement at the special meeting and against any proposal in opposition to the merger or the merger agreement. We encourage you to read the accompanying proxy statement carefully as it sets forth details of the proposed merger and other important information related to the merger.

        Whether or not you plan to attend the special meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. By doing so, you will ensure that your shares are represented and voted at the meeting. If you attend the special meeting, you may revoke your proxy and vote your shares in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

        On behalf of the board of directors, I thank you for your cooperation and look forward to seeing you on            , 2005.

Very truly yours,

Joseph R. Wright, Jr. President and Chief Executive Officer

The merger agreement has not been approved or disapproved by the Securities and Exchange Commission or any state securities regulator nor has the Securities and Exchange Commission or any state securities regulator passed upon the merits of the merger agreement or upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is unlawful.

This proxy statement is dated            , 2005 and is first being mailed to our stockholders on or about            , 2005.

PANAMSAT HOLDING CORPORATION
20 Westport Road
Wilton, Connecticut 06897

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be Held                        , 2005

To the Stockholders of PanAmSat Holding Corporation:

        Notice is hereby given that we will hold a special meeting of stockholders of PanAmSat Holding Corporation at            , on                        , 2005, at                        . At the special meeting, we will ask you to vote on the following matters:

  •
  approval and adoption of the Merger Agreement, dated as of August 28, 2005, by and among us, Intelsat (Bermuda), Ltd. and Proton Acquisition Corporation, both of which are wholly-owned subsidiaries of Intelsat, Ltd., pursuant to which, among other things, Proton Acquisition Corporation will merge with and into us; and

  •
  other matters that may properly come before the meeting or any adjournment or postponement of the meeting.

        Our board of directors has fixed the close of business on                        , 2005 as the record date for determining the stockholders entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement thereof. A list of the stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purposes germane to the meeting during ordinary business hours during the ten days prior to the special meeting at our principal place of business, 20 Westport Road, Wilton, Connecticut 06897.

        Please carefully read the proxy statement and other materials concerning our company and the merger enclosed with this notice for a more complete statement regarding the matters to be acted upon at the annual meeting. This notice also constitutes notice of appraisal rights under Delaware law in connection with the merger, as described in the accompanying proxy statement and Appendix B to the proxy statement.

By Order of the Board of Directors

James W. Cuminale Secretary

Dated:                        , 2005

Whether or not you plan to attend the special meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. By doing so, you will ensure that your shares are represented and voted at the meeting. If you attend the special meeting, you may revoke your proxy and vote your shares in person if you wish, even if you have previously returned your proxy card.

i

FCC Approval	43
U.S. Antitrust Requirements	44
Foreign and Certain Other Regulatory Matters	44
Committee on Foreign Investment in the United States	44
Other U.S. Regulatory Filings	45
Financing of the Merger	45
Ownership by Certain Beneficial Owners	46
Interests of the Directors and Executive Officers	49
Recent Transactions	56
Material U.S. Federal Income Tax Consequences of the Merger	57
Appraisal Rights of Stockholders	58
Submission of Stockholder Proposals and Nominations	61
Where You Can Find More Information	61
Forward-Looking Statements	62
Other Matters	63
Appendix A—Merger Agreement
Appendix B—Section 262 of the Delaware General Corporation Law
Appendix C—Opinion of Morgan Stanley & Co. Incorporated

ii

PANAMSAT HOLDING CORPORATION
20 Westport Road
Wilton, Connecticut 06897
(203) 210-8000

PROXY STATEMENT
Special Meeting of Stockholders
            , 2005

        We are furnishing this proxy statement to stockholders of PanAmSat Holding Corporation, a Delaware corporation ("we," "us," the "company" or "PanAmSat"), in connection with the solicitation of proxies by our board of directors for use at a special meeting of stockholders to be held at            on            , 2005, at                        , and any adjournments or postponements of the special meeting.

Information Concerning Voting of Proxies

Record Date

        Common stockholders of record as of the close of business on            , 2005 will be entitled to vote at the meeting or any adjournments or postponements of the special meeting. As of the record date, we had                    outstanding shares of common stock, par value $0.01 per share, each entitled to one vote on all matters to be voted on at the meeting. This proxy statement and the accompanying proxy card are intended to be mailed to each stockholder entitled to vote at the special meeting on or about            , 2005.

Voting

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve and adopt the Merger Agreement, dated as of August 28, 2005, by and among us, Intelsat (Bermuda), Ltd., or Parent, and Proton Acquisition Corporation, or Merger Sub, pursuant to which, among other things, Merger Sub will merge with and into us. If the merger is completed, you will be entitled to receive $25.00 in cash plus an amount equal to the pro rata portion of any undeclared regular quarterly dividend attributable to the fiscal quarter in which the merger occurs, without interest, for each share of our common stock that you own. We have attached a copy of the merger agreement as Appendix A to the accompanying proxy statement, and we encourage you to read it in its entirety.

        Affiliates of Kohlberg Kravis Roberts & Co. L.P., or KKR, The Carlyle Group, or Carlyle, and Providence Equity Partners, Inc., or Providence, together own approximately 58% of our outstanding common stock. We collectively refer to KKR, Carlyle and Providence as the "Sponsors" in this proxy statement. Certain affiliates of the Sponsors that own shares of our common stock have entered into a voting agreement with us, Parent and Merger Sub, whereby they have agreed to vote in favor of the merger at the annual meeting and against any proposal in opposition to the merger or merger agreement unless the merger agreement is terminated.

        As of the record date, our directors and executive officers owned, in the aggregate,             shares of our common stock, or approximately            % of our outstanding common stock.

        If you execute the enclosed proxy and we receive it at any time prior to the special meeting and you do not revoke it, all shares represented by the proxy will be voted. Each proxy will be voted in accordance with the stockholder's instructions. If you do not specify instructions, your proxy will be voted "FOR" the approval and adoption of the merger agreement.

Abstentions

        Abstentions from votes in respect of the merger will be counted in the determination of a quorum and will have the same effect as votes "AGAINST" that proposal. Votes of shares for which brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes") will have the same effect as votes "AGAINST" the proposal, but will be counted in the determination of a quorum.

Revocation of Proxies

        You may revoke your proxy at any time before it is voted by delivering to us a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the special meeting should you be present and wish to do so.

Solicitation Fees and Expenses

        We will pay the cost of soliciting proxies. We have also arranged for reimbursement of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by our directors, officers and employees, but such persons will not be specially compensated for such services.

Questions and Answers About the Special Meeting and the Merger

        The information provided in this question-and-answer format below is for your convenience and is merely a summary of other information contained in this proxy statement. You should carefully read this entire proxy statement, including each of the appendices attached to this proxy statement.

Q1:
What is the date, time and place of the special meeting?

A1:
The special meeting of our stockholders will be held at            , on            , 2005, at                        .

Q2:
What am I being asked to vote on?

A2:
You are being asked to consider and vote on a proposal to approve and adopt the merger agreement, pursuant to which Merger Sub will merge with and into PanAmSat, with PanAmSat to continue as a wholly-owned subsidiary of Parent, which in turn is a wholly-owned subsidiary of Intelsat Ltd, or Intelsat, after the merger.

Q3:
What will I be entitled to receive in the merger?

A3:
If the merger is completed, each of your shares of our common stock will be converted into the right to receive $25.00 in cash plus an amount equal to the pro rata portion of any regular undeclared quarterly dividend attributable to the fiscal quarter in which the merger occurs, without interest (unless you validly perfect appraisal rights under Delaware law). If the merger is completed, you will not have any continuing interest in PanAmSat and will have no interest in Intelsat or Parent.

For more information, see "The Merger—Effects of the Merger" and "Terms of the Merger Agreement."

Q4:
What will the Sponsors receive in the merger?

A4:
The Sponsors will receive the same per share consideration as every other stockholder. They will receive no additional fees or consideration.

Q5:
Why are we proposing the transaction?

A5:
We believe that the merger offers an attractive opportunity to provide value to our stockholders. The $25.00 per share price being offered by Parent represents an approximately 26% premium above the trading price of our shares on August 26, 2005, the last trading day before the announcement of the merger agreement, and an approximately 40% premium above our initial public offering price in March 2005.

Q6:
What vote is required to approve and adopt the merger agreement?

A6:
The affirmative vote of the holders of a majority of all outstanding shares of our common stock is required to approve and adopt the merger agreement. Approval and adoption of the merger agreement does not require the separate vote of a majority of our common stockholders unaffiliated with the Sponsors, and no separate vote of those stockholders will be conducted. The Sponsors beneficially own approximately 58% of our outstanding common stock as of the record date. The affiliates of the Sponsors that own our common stock have entered into a voting agreement with us, Parent and Merger Sub, whereby they have agreed to vote in favor of the approval and adoption of the merger agreement at the special meeting and against any proposal in opposition to the merger or merger agreement unless the merger agreement is terminated.

For more information, see "Terms of the Merger Agreement" and "Voting Agreement."

Q7:
What does our board of directors recommend?

A7:
Our board of directors recommends that you vote "FOR" approval and adoption of the merger agreement. In considering the recommendation of our board of directors, you should be aware that certain of our directors and executive officers have interests in the merger agreement that are different from yours.

For more information, see "The Merger—Recommendation of Our Board of Directors" and "Interests of the Directors and Executive Officers."

Q8:
When do you expect the merger to be completed?

A8:
We are working to complete the merger as quickly as possible. In addition to the approval and adoption of the merger agreement by our common stockholders, we must also obtain various regulatory approvals and satisfy other conditions to the merger. If the conditions to the merger are satisfied or waived (to the extent permitted by applicable law), we expect to consummate the merger in the second or third quarter of 2006.

Q9:
What are the tax consequences of the merger to me?

A9:
The receipt of cash in exchange for shares of our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes and may be taxable for state and local income tax purposes. For U.S. federal income tax purposes, if you receive cash in exchange for common stock in the merger, you will recognize gain or loss equal to the difference, if any, between the cash consideration received and your adjusted tax basis in the shares of common stock surrendered. We urge you to consult your own tax advisor regarding the specific tax consequences that may result from your individual circumstances, as well as the foreign, state and local tax consequences of the disposition of shares in the merger.

For more information, see "Material U.S. Federal Income Tax Consequences of the Merger."

Q10:
What if I oppose the merger? Do I have appraisal rights?

A10:
If you are a stockholder who objects to the merger, and if you comply with the procedures required under Delaware law, you may elect to pursue your appraisal rights to receive the statutorily determined "fair value" of your shares, which could be more or less than the merger consideration of $25.00 plus an amount equal to the pro rata portion of any undeclared regular quarterly dividend. In order to qualify for these rights, you must (1) vote "AGAINST" or "ABSTAIN" with respect to the approval and adoption of the merger agreement, (2) make a written demand for appraisal prior to the taking of the vote on the merger agreement at the special meeting and (3) otherwise comply with the Delaware law procedures for exercising appraisal rights. An executed proxy card that is not marked "AGAINST" or "ABSTAIN" will be voted for the approval and adoption of the merger agreement and will disqualify you from demanding appraisal rights.

For more information, see "Appraisal Rights of Stockholders."

Q11:
What should I do now? How do I vote?

A11:
After you read and consider carefully the information contained in this proxy statement, please fill out, sign and date your proxy card and mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. Failure to return your proxy card or vote in person at the meeting will have the same effect as a vote against the approval and adoption of the merger agreement.

For more information, see "Information Concerning Voting of Proxies."

Q12:
Can I vote in person?

A12:
Yes. You may attend the special meeting and vote your shares in person whether or not you sign and return a proxy card or otherwise vote by proxy.

Q13:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A13:
Yes, but only if you provide instructions to your broker on how to vote. You should fill out, sign, date and return the proxy card and otherwise follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

For more information, see "Information Concerning Voting of Proxies."

Q14:
Can I change my vote or revoke my proxy after I have mailed my signed proxy card?

A14:
You can change your vote before your proxy is voted at the special meeting. If you are a holder of record, you can do this in one of three ways. First, you can deliver a written notice stating that you would like to revoke your proxy to our corporate secretary on or before the business day prior to the special meeting. Second, you can submit a new later-dated proxy card to us prior to the special meeting. Third, you can attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy; you must vote at the special meeting. If you are not a holder of record and/or if you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

For more information, see "Information Concerning Voting of Proxies."

Q15:
Should I send in my stock certificates now?

A15:
No. If the merger is completed, shortly thereafter you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to our paying agent. You should use the letter of transmittal to exchange your stock certificates for the merger consideration of $25.00 plus an amount equal to the pro rata portion of any undeclared regular quarterly dividend to which you will be entitled as a result of the merger. You should not send any stock certificates with your proxy cards. You should follow the procedures described in "Terms of the Merger Agreement—Exchange and Payment Procedures."

Summary

        This summary highlights important information in this proxy statement relating to the proposed merger and does not contain all of the information that may be important to you. You should carefully read this entire proxy statement and the other documents to which we refer you for a more complete understanding of the matters being considered at the special meeting.

  The Parties to the Merger Agreement (see page 11)

      PanAmSat Holding Corporation

        We are incorporated in the state of Delaware, with our principal place of business in Wilton, Connecticut. We are a leading global provider of video, broadcasting and network distribution and delivery services through our fleet of 26 satellites. We lease transponder capacity on our satellites for the distribution and delivery of entertainment and information to cable television systems, television broadcast affiliates, direct-to-home television services, Internet service providers, telecommunications companies and other corporations and governments. Our in-orbit fleet is one of the world's largest commercial geostationary earth orbit satellite networks, capable of reaching over 98% of the world's population. We have seven technical facilities in the U.S., which provide transmission, monitoring and control services for operating our fleet and transmission and other services for our customers.

      Intelsat (Bermuda), Ltd.

        Intelsat (Bermuda), Ltd., or Parent, is a Bermuda company and a subsidiary of Intelsat. Intelsat is a leading communications provider offering flexible and secure services to customers in over 220 countries and territories. Intelsat has maintained a leadership position for over 40 years by distributing voice, video, and data for television and content providers, government and military entities, major corporations, telecommunications carriers, and Internet service providers. Intelsat's reach, power and expanding solutions portfolio deliver information reliably and quickly to every corner of the globe.

      Proton Acquisition Corporation

        Proton Acquisition Corporation, or Merger Sub, is a Delaware corporation and a wholly-owned subsidiary of Parent that was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not carried on any activities to date other than activities incident to its formation and in connection with the transactions contemplated by the merger agreement.

  Recommendation of Our Board of Directors (see page 13)

        At the meeting of our board of directors on August 27, 2005, our board of directors, by unanimous vote:

  •
  determined that the merger agreement and the merger are fair to, advisable and in the best interests of PanAmSat and our stockholders;

  •
  approved the merger agreement and the merger;

  •
  resolved to submit the merger agreement to our stockholders for approval and adoption; and

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  resolved to recommend that our stockholders vote "FOR" approval and adoption of the merger agreement.

  Fairness Opinion of Morgan Stanley & Co. Incorporated (see page 21)

        On August 27, 2005, the board of directors received the opinion of Morgan Stanley & Co. Incorporated, or Morgan Stanley, to the effect that, as of that date, and based upon and subject to the assumptions, qualifications and limitations set forth in its written opinion, the $25.00 per share portion of the merger consideration to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

  Effects of the Merger (see page 12)

        The consummation of the merger will result in:

  •
  the conversion of each share of our common stock issued and outstanding immediately prior to the effective time of the merger into the right to receive $25.00 in cash plus an amount equal to the pro rata portion of any undeclared regular quarterly dividend attributable to the fiscal quarter in which the merger occurs, without interest (less any applicable withholding tax), other than shares of our common stock:

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  held by stockholders who perfect their appraisal rights under Delaware law;

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  held by Parent; or

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  held by us or any of our subsidiaries;

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  all outstanding options being accelerated and cashed-out for an amount equal to the excess of $25.00 over its exercise price;

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  the termination of the restrictions on any of our restricted stock, the vesting of those shares and the conversion of each of those shares into the right to receive the merger consideration;

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  the conversion of each of our deferred stock units into a lump sum in cash equal to the merger consideration subject to the plans under which such units are outstanding; and

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  Parent, and thus Intelsat, beneficially owning all of the outstanding shares of our common stock.

        Upon completion of the merger, we will remove our common stock from listing on the New York Stock Exchange, and our common stock will no longer be publicly traded.

  Financing of the Merger (see page 45)

        In connection with the merger, Parent will pay approximately $3.2 billion to our stockholders (not including the pro rata dividends).

        Parent has received financing commitments for the full amount of the purchase price from a group of financial institutions led by Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Lehman Brothers Inc. The funding of the commitments is subject to certain conditions, including satisfaction of the conditions to the merger. A substantial portion of the financing for the transaction is expected to be raised by Parent, with additional financing expected to be raised at PanAmSat, PanAmSat Corporation (PanAmSat's subsidiary), and Intelsat Subsidiary Holding Company, Ltd., a subsidiary of Parent.

        Upon completion of the merger, both PanAmSat and Intelsat Subsidiary Holding Company, Ltd. will be direct or indirect wholly-owned subsidiaries of Parent, and PanAmSat and its subsidiaries will continue as separate corporate entities. The merger is expected to result in a change of control, as defined in the indenture governing PanAmSat's outstanding bonds and certain of the indentures governing PanAmSat Corporation's outstanding bonds. The financing commitments also include a commitment for the amounts required, if any, to be paid for offers to purchase such bonds as a result of such change in control and to refinance PanAmSat Corporation's credit facilities.

  Dividend Policy (see pages 11 and 33)

        The merger agreement permits us to declare regular quarterly dividends of up to $0.3875 in respect of each of the third and fourth fiscal quarters of 2005 and $0.42625 in respect of each full fiscal quarter thereafter, although we are not legally required to declare any dividends and stockholders are not entitled to receive dividends unless and until declared. For more information about our dividend policy and the restrictions on dividends set forth in the merger agreement, see "Market Price of Our Stock" and "Terms of the Merger Agreement—Conduct of Our Business Pending the Merger."

  Interests of the Directors and Executive Officers (see page 49)

        In considering the recommendation of our board of directors, you should be aware that some of our directors and certain of our officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder generally and may create conflicts of interests. These include but are not limited to:

  •
  The right of certain of our executives, pursuant to change-in-control severance agreements, to receive severance and other benefits in the event of an involuntary termination of the executive's employment within three years after a change in control;

  •
  The stock options and other equity based awards held by certain of our directors and executive officers, which will vest (to the extent not already vested) and will be cashed out in connection with the merger;

  •
  Our chief executive officer, Joseph R. Wright, Jr., is expected to be Chairman of the Intelsat board of directors after the merger;

  •
  Although customary for transactions of this type, Parent's agreement that it and the surviving corporation will indemnify each of our directors and officers with respect to claims arising from facts or events that occurred prior to the effective time of the acquisition and Parent's agreement to obtain tail insurance policies for the period specified in the merger agreement with respect to our directors' and officers' liability for claims arising from facts or events that occurred prior to such time; and

  •
  The relationship of certain of our directors to the Sponsors, who control approximately 58% of our stock.

        The board of directors was aware of these differing interests and considered them, among other matters, in evaluating the merger agreement and in recommending that the merger agreement be approved and adopted by our stockholders.

  Material U.S. Federal Income Tax Consequences of the Merger (see page 57)

        For U.S. federal income tax purposes, the merger will be treated as a taxable sale by our stockholders of their shares of our common stock in which they will recognize gain or loss equal to the difference between (1) the amount of the cash consideration received in the merger and (2) their adjusted tax basis in the shares of common stock surrendered in the merger.

  Regulatory Approvals (see page 43)

        The completion of the transactions depends on the following regulatory approvals:

  •
  the parties must receive all approvals of the Federal Communications Commission, or FCC, required in connection with the merger;

  •
  the parties must make filings with regulatory bodies under foreign communications laws in certain countries;

  •
  all waiting periods applicable to the consummation of the transactions contemplated by the merger agreement must have expired or terminated under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended;

  •
  the parties must receive competition and/or antitrust approvals or clearances from regulatory bodies in certain countries; and

  •
  the parties must make the requisite filings under the Defensive Production Act of 1950, the International Traffic in Arms Regulations and related laws and regulations.

  Conditions to the Merger (see page 38)

        The completion of the merger depends on the satisfaction or waiver of a number of conditions, including but not limited to the following:

  •
  the approval and adoption of the merger agreement by our stockholders;

  •
  the absence of any governmental order that prohibits the merger or any law that prohibits or makes illegal the transactions contemplated by the merger agreement; and

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  the expiration or termination of all waiting periods applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        Intelsat's obligation to consummate the Merger is further conditioned on the satisfaction or waiver of additional conditions, including but not limited to the following:

  •
  receipt of all required regulatory approvals as final orders and without any burdensome conditions (as defined in the merger agreement);

  •
  the absence of any pending or granted order or injunction that imposes, or would reasonably be expected to impose, a burdensome condition or otherwise have a material adverse effect on us or on Parent and us taken together;

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  the absence of any change, development, event, condition, occurrence or effect that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on us; and

  •
  receipt of debt financing by Parent on the terms and conditions set forth in its debt commitment letter or terms equal to or more favorable to Parent.

        In addition, each of our and Intelsat's obligation to consummate the merger is conditioned on the satisfaction or waiver of conditions relating to:

  •
  the truth and accuracy of representations and warranties of the other party, and the performance of covenants by the other party.

  Termination of the Merger Agreement (see page 40)

        We and Parent may mutually agree to terminate the merger agreement at any time prior to the completion of the merger.

        In addition, the merger agreement may be terminated:

  •
  by us or Parent, if:

  •
  the transactions contemplated by the merger agreement have not been consummated by November 26, 2006, so long as failure of the terminating party to comply with any material obligation of the merger agreement has not been the cause of or resulted in the failure of the consummation of such transactions by such date;

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  the FCC has denied, dismissed or designated for hearing any consent application related to the transactions contemplated by the merger agreement, other than with respect to immaterial assets or businesses;

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  five business days have elapsed following a permanent injunction or order of a court or governmental authority (other than the FCC) located in the United States preventing the consummation of the transactions contemplated by the merger agreement if the injunction is still in effect and the parties have used their reasonable best efforts to lift the injunction; or

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  our stockholders do not approve and adopt the merger agreement upon taking a vote at the special meeting;

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  by us, if:

  •
  there has been a breach by Parent of any representation, warranty or covenant in the merger agreement, which breach, individually or in the aggregate with all other breaches, would give rise to the failure of any of the applicable closing conditions set forth in the merger agreement and the breach has not been cured within 30 days of receipt of notice of the breach (or if earlier, by November 25, 2006);

  •
  prior to the special meeting, our board of directors has resolved to enter into a superior proposal after we have complied in all material respects with certain provisions of the merger agreement relating to the solicitation of competing transactions;

    •
    Parent has failed to obtain the financing contemplated by its debt commitment letter by November 26, 2006 or by the end of an agreed upon marketing period for the financing, if the other conditions to the consummation of the merger are satisfied; however, we cannot terminate the merger agreement if our failure to comply in any material respect with certain obligations caused or materially contributed to the failure to obtain such financing or if Parent or its relevant financing sources have not received all of the information required to be delivered by the merger agreement in connection with the financing and this fact caused or materially contributed to the failure to obtain such financing;

    •
    Parent has failed to obtain the requisite regulatory approvals by November 26, 2006, if the other conditions to the consummation of the merger are satisfied and as long as (1) we did not cause or materially contribute to the failure to obtain such approvals and (2) any lawsuit brought by us or any of our stockholders in their capacity as a stockholder does not cause the failure of any of the regulatory conditions to be satisfied; or

    •
    prior to November 26, 2006, a final and non-appealable order of the FCC has been issued that would cause any of the regulatory-related conditions in the merger agreement to be incapable of being satisfied, unless (1) Parent takes actions that it believes in good faith can be taken by it to satisfy such regulatory-related conditions, (2) the marketing period for its financing begins within 20 business days of the issuance of the order, or (3) the conditions to Parent's obligation to consummate the merger other than those related to financing and regulatory approvals are not satisfied or are incapable of being satisfied;

  •
  by Parent, if:

  •
  there has been a breach by us of any representation, warranty or covenant in the merger agreement, which breach, individually or in the aggregate with all other breaches, would give rise to the failure of any of the applicable closing conditions set forth in the merger agreement and the breach has not been cured within 30 days of receipt of notice of the breach (or if earlier, by November 25, 2006);

  •
  our board of directors withdraws, modifies or fails to make its recommendation in favor of the merger or approves or recommends a superior proposal;

  •
  we breach our obligation to call, give notice of, convene and hold the special meeting; or

  •
  a tender offer or exchange offer for 20% or more of our outstanding shares of common stock is commenced or another competing transaction is otherwise publicly announced, and our board of directors recommends that our stockholders tender their shares in such tender offer or exchange offer, or otherwise fails to recommend rejecting such tender offer or exchange offer or such competing transaction, within the time periods specified in the merger agreement.

  Fees and Expenses (see page 41)

        The merger agreement provides that upon a termination in specified circumstances, we must pay a termination fee to Parent, plus expenses of up to $5 million incurred by Parent and Merger Sub. We will pay a termination fee of $64 million if the merger agreement is terminated in certain circumstances on or before October 26, 2005 or if the merger agreement is terminated thereafter in certain circumstances and our stockholders have approved and adopted the merger agreement on or before October 26, 2005. In all other cases that we are required to pay a termination fee, the amount of the termination fee will be $96 million.

        The merger agreement also provides that upon a termination in specified circumstances regarding Parent's failure to obtain its financing or the requisite regulatory approvals, Parent must pay a termination fee of $250 million to us.

  Appraisal Rights of Stockholders (see page 58)

        Under Delaware law, you are entitled to appraisal rights in connection with the merger.

        You will have the right under Delaware law to have the "fair value" of your shares of our common stock determined by the Court of Chancery of the State of Delaware. This right to appraisal is subject to a number of restrictions and procedural requirements. Generally, in order to exercise your appraisal rights you must:

  •
  send a written demand to us for appraisal in compliance with the Delaware General Corporation Law before the vote on approving and adopting the merger agreement;

  •
  not vote in favor of approving and adopting the merger agreement; and

  •
  continuously hold your shares of our common stock, from the date you make the demand for appraisal through the effective date of the merger.

        A holder who is the record holder of shares of our common stock on the date the written demand for appraisal is made, but who thereafter transfers those shares prior to the effective time of the merger will lose any appraisal rights with respect to those shares.

        Merely voting against the approval and adoption of the merger agreement will not protect your rights to an appraisal. In order to protect your rights to an appraisal you must take all the steps required under Delaware law. Delaware law requirements for exercising appraisal rights are described in further detail in this proxy statement. The relevant section of Delaware law regarding appraisal rights is reproduced and attached as Appendix B to this proxy statement.

        If you vote for the approval and adoption of the merger agreement, you will waive your rights to seek appraisal of your shares of our common stock under Delaware law.

The Merger

  The Parties to the Merger Agreement

  PanAmSat Holding Corporation
  20 Westport Road
  Wilton, Connecticut 06897
  (203) 210-8000

        We are incorporated in the state of Delaware, with our principal place of business in Wilton, Connecticut. We are a leading global provider of video, broadcasting and network distribution and delivery services through our fleet of 26 satellites. We lease transponder capacity on our satellites for the distribution and delivery of entertainment and information to cable television systems, television broadcast affiliates, direct-to-home television services, Internet service providers, telecommunications companies and other corporations and governments. We currently have 26 satellites in orbit, including three in-orbit backups. Our in-orbit fleet is one of the world's largest commercial geostationary earth orbit satellite networks, capable of reaching over 98% of the world's population. We have seven technical facilities in the U.S., which provide transmission, monitoring and control services for operating our fleet and transmission and other services for our customers.

  Intelsat (Bermuda), Ltd.
  Wellesley House North, 2nd Floor
  90 Pitts Bay Road
  Pembroke HM08
  Bermuda
  (441) 294-1650

        Intelsat (Bermuda), Ltd., or Parent, is a Bermuda company and a subsidiary of Intelsat, Ltd., or Intelsat. Intelsat is a leading communications provider offering flexible and secure services to customers in over 220 countries and territories. Intelsat has maintained a leadership position for over 40 years by distributing voice, video, and data for television and content providers, government and military entities, major corporations, telecommunications carriers, and Internet service providers. Intelsat's reach, power and expanding solutions portfolio deliver information reliably and quickly to every corner of the globe.

  Proton Acquisition Corporation
  Wellesley House North, 2nd Floor
  90 Pitts Bay Road
  Pembroke HM08
  Bermuda
  (441) 294-1650

        Proton Acquisition Corporation, or Merger Sub, is a Delaware corporation and a wholly-owned subsidiary of Parent that was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not carried on any activities to date other than activities incident to its formation and in connection with the transactions contemplated by the merger agreement.

  Market Price of Our Stock

        As of August 28, 2005, there were an aggregate of 122,598,093 shares of our common stock outstanding. Our common stock is listed on the New York Stock Exchange under the symbol "PA" and commenced trading upon the launch of our initial public offering on March 17, 2005. The following table sets forth, for the calendar periods indicated, the high and low closing sales price per share for our common stock, as reported by the New York Stock Exchange since our initial public offering:

	High	Low
2005
First Quarter (March 17, 2005 to March 31, 2005)	$17.70	$17.00
Second Quarter (April 1, 2005 to June 30, 2005)	$20.66	$16.98
Third Quarter (July 1, 2005 to September 9, 2005)	$24.42	$19.65

        The following table sets forth the closing per share sales price of our common stock, as reported on New York Stock Exchange on August 26, 2005, the last full trading day before the public announcement of the merger agreement, and on September 9, 2005, the latest practicable trading day before the printing of this proxy statement:

Date	Closing Price
August 26, 2005	$19.80
September 9, 2005	$24.42

        Our board of directors has adopted a dividend policy which reflects an intention to distribute a substantial portion of the cash generated by our business in excess of operating expenses and working capital requirements, interest and principal payments on our indebtedness and capital expenditures, as regular quarterly dividends to our stockholders. On March 21, 2005 our board of directors declared a partial quarterly dividend for the period from March 22, 2005 to March 31, 2005 in the amount of $0.043056 per share, payable on or about April 15, 2005 to stockholders of record as of March 31, 2005. On June 20, 2005, our board of directors declared a quarterly dividend for the period from April 1, 2005 to June 30, 2005 in the amount of $0.3875 per share, payable on or about July 15, 2005 to stockholders of record as of June 30, 2005. Our ability to declare future dividends is limited to the declaration of regular quarterly dividends, with restrictions, as set forth more fully in "Terms of the Merger Agreement—Conduct of Our Business Pending the Merger."

  Effects of the Merger

        The merger agreement contemplates a merger whereby Merger Sub will be merged with and into us, and we will be the surviving corporation in the merger.

        The consummation of the merger will result in the following:

  •
  the conversion of each share of our common stock issued and outstanding immediately prior to the effective time of the merger into the right to receive $25.00 in cash plus an amount equal to the pro rata portion of any undeclared regular quarterly dividend attributable to the fiscal quarter in which the merger occurs (but not with respect to the period after the merger closes), without interest, other than shares of our common stock:

  •
  held by stockholders who perfect their appraisal rights under Delaware law;

  •
  held by Parent; and

  •
  held by us or any of our subsidiaries;

  •
  all outstanding options being accelerated and cashed-out for an amount equal to the excess of $25.00 over its exercise price;

  •
  the termination of the restrictions on any of our restricted stock, the vesting of those shares and the conversion of each of those shares into the right to receive the merger consideration; and

  •
  the conversion of each of our deferred stock units into a lump sum in cash equal to the merger consideration, subject to the plans under which such units are outstanding; and

  •
  Parent, and thus Intelsat, beneficially owning all of the outstanding shares of our common stock.

        As a privately held corporation, there will be no public market for our common stock and our shares of common stock will no longer be quoted on the New York Stock Exchange, and the registration of our common stock under the Securities Exchange Act of 1934, as amended, will be terminated. This termination will make certain provisions of the Exchange Act, the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy or information statement in connection with stockholders' meetings and certain of the corporate governance requirements under the Sarbanes-Oxley Act of 2002 no longer applicable to us. However, we anticipate that debt that may remain outstanding following the merger may require us to file periodic and current reports under the Exchange Act and will subject us to certain of the requirements of the Sarbanes-Oxley Act of 2002.

        Upon consummation of the merger, we will be a wholly-owned direct subsidiary of Parent and thereby an indirect wholly-owned subsidiary of Intelsat. Our current stockholders will cease to have ownership interests in us or rights as our stockholders, will not be stockholders of Intelsat, and will therefore not have the opportunity to share in any of our or Intelsat's future earnings or growth or any increase in our or Intelsat's value after the merger, or bear the risk of any losses generated by our or Intelsat's operations or any decrease in our or Intelsat's value after the merger.

Recommendation of Our Board of Directors

        At a meeting of our board of directors held on August 27, 2005, the board resolved by unanimous vote that the merger agreement and the merger are fair to, advisable and in the best interests of the company and our stockholders, and resolved to:

  •
  approve the merger agreement and the merger; and

  •
  submit the merger agreement to our stockholders for approval and adoption.

        Our board of directors unanimously recommends that our stockholders vote "FOR" the approval and adoption of the merger agreement.

  Reasons for the Merger

        The material factors considered by our board that support the determination and recommendation set forth above include the following:

  •
  the relationship between the $25.00 price per share portion of the merger consideration and the recent and historical market prices of our common stock. The board of directors deliberated over the $25.00 portion of the merger consideration and considered the following information:

  •
  all analysts' target prices were less than the $25.00 per share portion of the merger consideration;

  •
  the $25.00 per share portion of the merger consideration exceeded our closing share price on each trading day since the pricing of our initial public offering on March 16, 2005;

  •
  the $25.00 per share portion of the merger consideration represents an approximately 26% premium above the trading price of our shares on August 26, 2005, the last trading day before the announcement of the merger agreement, and an approximately 40% premium above our initial public offering price;

  •
  the fact that the merger agreement permits us to declare regular quarterly dividends at our current levels and at 10% higher levels after December 31, 2005 and that the merger consideration also includes an amount equal to the pro rata portion of any undeclared dividends for the quarter during which the merger closes (other than the period after the closing of the merger);

  •
  the fact that the merger consideration is all cash, which provides certainty of value to all of our stockholders;

  •
  the support of the Sponsors, who beneficially own approximately 58% of our common stock and who will receive the same per share consideration as all other stockholders, in favor of the merger;

  •
  the opinion of Morgan Stanley that as of August 27, 2005 and based on and subject to the assumptions, qualifications and limitations in its opinion, the $25.00 per share portion of the merger consideration was fair, from a financial point of view, to our stockholders. A summary of Morgan Stanley's presentation and analyses is described under "—Fairness Opinion of Morgan Stanley & Co. Incorporated," and the written opinion of Morgan Stanley dated August 27, 2005 is included as Appendix C to this proxy statement;

  •
  the fact that the per share consideration was set after negotiations with Intelsat;

  •
  the terms of the merger agreement that permit our board of directors, in the exercise of its fiduciary duties to our stockholders, to consider competing proposals and to terminate the merger agreement and accept a superior proposal under certain conditions upon the payment to Parent by us of a termination fee of $64 million in certain cases prior to October 26, 2005 and $96 million in all other cases, which amounts were deemed favorable to us and reasonable for a transaction of this size and type. See "Terms of the Merger Agreement—No Solicitation of Transactions" for additional information regarding the ability of our board of directors to consider and accept competing proposals;

  •
  our right to receive $250 million of termination fees from Parent in the event of the termination of the merger agreement in certain circumstances concerning the failure of Parent to obtain its financing for the merger or to obtain the requisite regulatory approvals. See "Terms of the Merger Agreement—Termination of the Merger Agreement" and "Terms of the Merger Agreement—Fees and Expenses" for information about when we are permitted to terminate the merger agreement and when we are entitled to receive a termination fee from Parent;

  •
  the fact that the Sponsors are not bound by the voting agreement if our board of directors accepts a superior proposal in accordance with the terms of the merger agreement, allowing the Sponsors to vote in favor of an alternative transaction (for a more detailed description of the voting agreement, please see "Voting Agreement");

  •
  the nature of Parent's financing commitments received with respect to the merger, including the identity of the institutions providing such commitments, the conditions to the obligations of such institutions to fund such commitments, including the absence of a "market-out" provision and the duration of such commitments; and

  •
  the fact that stockholders who do not support the merger have the ability to obtain "fair value" for their shares if they properly perfect and exercise their appraisal rights under the Delaware General Corporation Law. See "Appraisal Rights of Stockholders" for information on how to exercise your appraisal rights.

        Our board also considered the following material risks or potentially adverse factors in making its determination and recommendation:

  •
  the fact that we will cease to be a public company and our current stockholders will no longer participate in any of our potential future growth;

  •
  the fact that gains from all-cash transactions are generally taxable to our stockholders for U.S. federal income tax purposes;

  •
  the interests of certain of our directors and officers that may be different from, or in addition to, the interests of our other stockholders. See "Interests of the Directors and Executive Officers" for more information;

  •
  the terms of the merger agreement that place limitations on our ability to consider competing proposals and to terminate the merger agreement and accept a superior proposal; and

  •
  the possibility of disruption to our operations following the announcement of the merger, and the resulting effect on us if the merger does not close.

        The preceding discussion of the factors considered by our board of directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with the evaluation of the merger and the complexity of these matters, our board of directors found it impracticable, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors they considered or determine that any factor was of particular importance in reaching its determination that the merger agreement and the merger, are fair to, advisable and in the best interests of the company and our stockholders. Rather, our board of directors viewed its determination as being based upon the judgment of its members, in light of the totality of the information presented and considered, including the knowledge of such members of our business, financial condition and prospects and the advice of financial and legal advisors. In considering the factors discussed above, individual directors may have given different weights to different factors. After taking into account the above factors, as well as other factors, our board determined that the benefits of the merger outweighed the risks.

  Background of the Merger

        From February 2004 to April 2004, the then majority stockholder of PanAmSat Corporation, The DIRECTV Group, Inc. (formerly known as Hughes Electronics Corporation), received bids from various potential buyers to acquire PanAmSat Corporation. In this process, Intelsat submitted an indication of interest, but was not selected by The DIRECTV Group to proceed to the final round. As a result of this auction, all of PanAmSat Corporation's outstanding capital stock was instead purchased by entities controlled by the Sponsors. Since the consummation of PanAmSat Corporation's acquisition by the Sponsors on August 20, 2004, and the contribution of all of PanAmSat Corporation's common stock to us in exchange for our common stock on October 8, 2004, making PanAmSat Corporation our wholly-owned subsidiary, we have been focused on improving our core businesses and eliminating costs. For more information about these transactions, see "Recent Transactions—August 2004 Recapitalization" and "Recent Transactions—October 2004 Contribution."

        In the spring of 2004, Intelsat's then owners solicited bids for a sale of Intelsat. We desired to participate in this auction process, but we did not ultimately submit a final bid. Instead, Intelsat was acquired by an entity controlled by a consortium of private equity buyers consisting of entities advised by or associated with Apax Partners, Inc., Apax Partners Worldwide LLP, Apollo Management V, L.P., Madison Dearborn Partners, and Permira Advisers LLC in a transaction that was consummated on January 28, 2005.

        Except as noted above, neither company had approached the other about any significant business combination transaction in the past two years.

        On or about April 5, 2005, James Perry, Jr., a director of Intelsat and a principal of Madison Dearborn Partners, contacted Alexander Navab, a director of PanAmSat and a principal of KKR, to explore the possibility of a business combination transaction between Intelsat and us. Mr. Navab subsequently informed members of our board of directors and senior management, including Joseph Wright, our Chief Executive Officer, of Intelsat's expression of interest.

        On April 7, 2005, Mr. Navab, Bruce Rosenblum (a director of PanAmSat and a principal of Carlyle), and Paul Salem (a director of PanAmSat and a principal of Providence) met with Mr. Perry and other representatives of Intelsat to discuss their interest in a possible business combination. On April 8, 2005, our board discussed the possibility of such a business combination and determined that exploring the possibility further was in the best interest of our company and its stockholders. On or about April 12, 2005, Mr. Navab, on behalf of our company, notified Mr. Perry of our interest in beginning formal discussions about a potential business combination, and in the following days the parties began to negotiate a confidentiality agreement.

        We and Intelsat entered into a mutual confidentiality agreement, dated as of April 19, 2005, pursuant to which we both agreed to keep confidential our discussions and the confidential information to be shared between us and them. We and Intelsat also agreed to an exclusivity arrangement for a period of 60 days, during which neither we nor they would solicit, discuss or enter into a material acquisition or alternative business combination transaction.

        In connection with the possible transaction, Intelsat retained Credit Suisse First Boston LLC as its financial advisor, and Wachtell, Lipton, Rosen & Katz as its legal counsel.

        During the months of April, May and June 2005, we and Intelsat provided each other with confidential information about our respective businesses, financial condition and results of operations. In particular, on May 20, 2005, Mr. Wright and James Cuminale, our Executive Vice President, Corporate Development, General Counsel and Secretary, met in Washington, D.C. with David McGlade (Chief Executive Officer of Intelsat), Ramu Potarazu (Chief Operating Officer of Intelsat), Phillip Spector (Executive Vice President and General Counsel of Intelsat), and William Atkins (then Chief Financial Officer of Intelsat) to discuss possible synergies of a business combination and the possible operating expense and capital expense savings that could result from a business combination transaction. In addition, James Frownfelter, our President and Chief Operating Officer, discussed our business with Mr. Potarazu by telephone.

        On June 1, 2005, our management met with Intelsat's management at the offices of Wachtell Lipton, and we both conducted management presentations of our respective companies to each other. Directors of our company and Intelsat were also present at this meeting. We and Intelsat discussed our respective business plans, details about our respective satellite fleets, the potential for cost savings and a number of other matters in order to determine whether a business combination merited further discussion. Over the following days, we and Intelsat analyzed the information received and the potential costs and benefits of a transaction.

        On June 13, 2005, Mr. Perry, acting on behalf of Intelsat, together with other representatives of Intelsat met with Mr. Navab and other representatives of our company to discuss their proposal for a merger between our two companies whereby our stockholders would receive an amount of stock such that our stockholders would own slightly less than half of the combined company and would also receive an amount of cash constituting a relatively small component of the entire merger consideration. Over the following days, we and Intelsat discussed various terms about the merger proposal.

        Over the following days, Mr. Navab and members of our management generally discussed the merger proposal with our directors, and at an executive committee meeting of our board of directors on June 21, 2005, members of our board, management and the Sponsors concurred that they were not interested in pursuing such a transaction at that time because of the following, among other, considerations: the insufficient valuation of PanAmSat implied by the proposed merger consideration, the value of the combined company stock that would constitute part of the proposed merger consideration, the prospects of PanAmSat as a stand-alone business, PanAmSat's interests in future transactions, including a new joint venture with JSAT International Inc., for North America and a potential acquisition of Europe*Star Limited, and the prospects of the combined company, including the proposed management team of the combined company following the merger.

        On or about June 24, 2005, Mr. Navab, on behalf of our company, informed Mr. Perry that Intelsat's proposed merger with the mix of stock and cash consideration suggested was not attractive to us at that time and that we were interested in pursuing other transactions in the near term. Mr. Navab indicated that although we would consider the discussions to be terminated at that time, we would be willing to revisit the possibility of a merger transaction at a later date.

        In July 2005, Credit Suisse First Boston, acting on behalf of Intelsat, contacted Mr. Navab, on an informal and exploratory basis, to gauge our interest in pursuing a business combination transaction with Intelsat. We did not discuss or negotiate any specific terms for a business combination transaction with Credit Suisse First Boston, Intelsat or its other representatives at this time. On July 29, 2005 we filed an application with the FCC for the change in control of our FCC licenses held by us and our subsidiaries in connection with a contemplated secondary offering by the Sponsors and not in anticipation of any transaction with Intelsat.

        On or about August 10, 2005, Credit Suisse First Boston, on behalf of Intelsat, called Mr. Navab to inquire whether we would be interested in restarting discussions for a possible merger transaction in which Intelsat would acquire us at a purchase price of $24 per share in cash. Credit Suisse First Boston indicated that in connection with the transaction, Intelsat would be willing to permit us to pay our regular quarterly dividends (without reducing the purchase price) and also a special pre-closing dividend of up to $5.00 per share to be funded by new PanAmSat debt, which would reduce the $24.00 per share purchase price on a dollar for dollar basis. Mr. Navab notified members of our board of directors and certain senior members of management, including Mr. Wright, of the proposal. Messrs. Navab and Perry, on behalf of their respective companies, continued to discuss the proposal generally, and Mr. Navab requested that Intelsat provide in writing the material terms of the proposed transaction. During these discussions, Mr. Perry emphasized that Intelsat's proposal was conditioned on prompt negotiation of a transaction.

        On August 11, 2005, Credit Suisse First Boston, on behalf of Intelsat, delivered to us a non-binding term sheet outlining the proposed merger and re-emphasized Intelsat's sense of urgency by stating that Intelsat's proposal was conditioned on receiving an immediate response from us. In addition to Intelsat's purchase price proposal, the term sheet provided for Intelsat's proposals on regulatory matters, financing, termination fees and conditions to closing among other terms. Our management discussed the proposal with certain of our directors and other representatives, including Messrs. Navab, Rosenblum and Salem.

        On August 12, 2005, our board of directors convened by telephone to discuss the term sheet, and authorized management to retain a financial advisor to assist us in our evaluation of Intelsat's proposal. In view of our current business and prospects, and informed in part by the fact that we had recently conducted an initial public offering of our shares, the board believed that a transaction such as that being proposed by Intelsat could provide the best means of maximizing shareholder value. Accordingly, and keeping in mind Intelsat's sense of urgency, our board authorized our management and representatives to explore the transaction and to prepare a response to Intelsat's terms. We also informed Simpson Thacher & Bartlett LLP, one of our regular outside counsels, of these developments. On August 12, 2005, we retained Morgan Stanley as our financial advisor. In advance of a formal response, Mr. Navab indicated to Mr. Perry that we were actively analyzing Intelsat's proposal but that in addition to the best price available, we had concerns about deal certainty, in particular certainty of financing and of receiving regulatory approvals.

        Over the weekend of August 13 and 14, 2005, our directors, management and advisors further discussed Intelsat's terms and considered our response to Intelsat. Morgan Stanley conducted discussions with Credit Suisse First Boston over the weekend to understand the financing and capital structure of the proposed transaction.

        On August 15, 2005, Morgan Stanley and Credit Suisse First Boston met to discuss terms on behalf of their principals. After Credit Suisse First Boston informed Mr. Perry and other representatives of Intelsat of the suggestion that we may be seeking a price of $27 per share, Mr. Perry immediately notified Mr. Navab that Intelsat would not entertain any transaction close to that suggested price. After having rejected our suggested price, Intelsat made no revised proposal. Mr. Navab notified our directors and management of this development, and thereafter Mr. Salem on our behalf called Mr. Perry to organize a meeting between Intelsat and us to discuss whether there was any possibility of a transaction.

        On August 16, 2005, Messrs. Navab, Rosenblum and Salem and our other representatives met with Mr. Perry and other representatives of Intelsat to discuss Intelsat's proposal. At this meeting, Mr. Navab stated that the $24 per share consideration was inadequate and that a higher per share amount was required for any proposed merger transaction. Mr. Navab also emphasized that our board would not approve a transaction that had any significant risk of failure because of Intelsat's failure to obtain its financing or to obtain regulatory approval. In that regard, Mr. Navab requested a termination fee of $250 million if Intelsat did not obtain its financing to consummate the merger and other alternative terms to improve, from our point of view, Intelsat's commitment to obtain the requisite regulatory approvals to consummate a transaction.

        Later on August 16, 2005, after continued discussions about valuation and other matters between the representatives of PanAmSat and Intelsat, Intelsat indicated that it would be willing to continue with the transaction on the basis of paying $25 per share in cash, plus a pro rata share of undeclared dividends, permitting our boards to declare, if at all, regular quarterly dividends of up to $0.3875 per share in each of the third and fourth quarters of 2005 and up to $0.42625 per share in each quarter thereafter (without reduction of the purchase price), and paying a $250 million financing termination fee. However, both parties cautioned each other that this understanding was only the basis on which the parties would continue negotiation of the transaction, and that any official agreement was subject to the negotiation and execution of satisfactory definitive documentation. Intelsat also cautioned that its willingness to enter into such a transaction was subject to its satisfactory completion of its business, financial, legal and accounting diligence of PanAmSat.

        Later in the day on August 16, 2005, our directors held a meeting of the board of directors by telephone, at which Mr. Navab and our management updated the directors on the status of negotiations and our management indicated their support of the transaction and at which our legal counsel was present. The board asked questions of management and our advisors and other representatives, and after discussion, authorized Mr. Navab and our management and other representatives to continue discussions with Intelsat. On the evening of August 16, 2005, representatives of PanAmSat and Intelsat, together with our respective financial and legal advisors, met at the offices of Wachtell Lipton to discuss the due diligence process for the proposed transaction.

        On August 17, 2005, Mr. Wright met with Mr. Perry and other representatives of Intelsat to discuss the transaction. Later that day, Simpson Thacher discussed certain legal aspects of the term sheet with Wachtell Lipton in advance of Wachtell Lipton's distribution of a first draft of the merger agreement. We and Intelsat prepared for Intelsat's due diligence investigation of PanAmSat to begin the next day.

        On August 18, 2005, we made available certain documents at the offices of Simpson Thacher for their review by Intelsat and its advisors. Intelsat was assisted in its due diligence by Wachtell Lipton, Paul, Weiss, Rifkind, Wharton & Garrison LLP, Aon Corporation, and Pricewaterhouse Coopers LLP. On August 19, 2005, senior management of PanAmSat and Intelsat discussed by conference call, among other things, our satellite health, terrestrial facilities, and technical and operations organization. Intelsat and its advisors continued to review these and other documents made available for their review and asked numerous questions of us throughout the following days until the execution of the merger agreement on August 28, 2005.

        On August 19, 2005, Wachtell Lipton distributed a first draft of the merger agreement to Simpson Thacher. The parties and their respective legal counsel discussed and negotiated the terms of the merger agreement over the following days until the execution of the merger agreement.

        Over the next few days, the parties continued their negotiations and due diligence process, and in particular, on August 22, 2005, senior management of PanAmSat and Intelsat, together with their respective representatives, met in person at the offices of Simpson Thacher to discuss our financial projections and business plans and to answer Intelsat's further questions about our business.

        Intelsat's diligence of us continued on August 23, 2005, including site visits at certain of our facilities. We and Intelsat amended our confidentiality agreement as of August 23, 2005, to agree that except in certain circumstances neither party would solicit or hire the other party's employees with whom it had contact in connection with the proposed transaction. Afterwards, Intelsat also conducted interviews of other members of our management.

        On the morning of August 24, 2005, our management met again with Intelsat's management at the offices of Wachtell Lipton to answer Intelsat's remaining diligence questions. During the day, Wachtell Lipton distributed a first draft of the voting agreement to Simpson Thacher, which the parties and their respective legal counsel negotiated together with the merger agreement. Wachtell Lipton also provided a draft of Intelsat's commitment letter from its financing sources for our review.

        At noon on August 24, 2005, our directors convened a meeting of our board to discuss the current terms of the proposed merger. At this meeting, Mr. Navab and our management presented their views of the material terms of the merger agreement and generally recommended continuing negotiation of definitive terms. Morgan Stanley discussed its financial analysis to date, and indicated that it generally supported the view that the portion of the merger consideration consisting of $25 per share in cash was fair, from a financial point of view, to PanAmSat's stockholders as of that date. Simpson Thacher advised the board of its fiduciary duties in connection with its evaluation of the transaction. Final approval for the merger was not sought at that time, but our board of directors indicated its support for our management and our representatives and advisors to proceed to resolve all issues necessary to finalize the terms of the transaction. In light of our expired severance plan, the pending transaction, concerns about the potential length of time to consummate the merger, our need to retain key employees, the sensitivities of our employees, and other factors, and based on management's recommendations, our board of directors approved the adoption of a severance plan on terms similar to our recently expired plan and authorized a retention pool of up to $10 million for non-senior management employees.

        On August 25, 2005, Messrs. Navab and Rosenblum met with Mr. Perry and other representatives of Intelsat at the offices of Wachtell Lipton to discuss remaining material issues concerning the merger agreement. In particular, Messrs. Navab and Rosenblum, on behalf of our company, expressed their view that we required a stronger commitment from Intelsat to obtain all regulatory approvals necessary to consummate the merger. Later that night, Mr. Navab, on behalf of our company, proposed that Intelsat pay a termination fee of $300 million if Intelsat failed to obtain the requisite regulatory approvals for the merger as a showing of sufficient commitment by Intelsat.

        On August 26, 2005, Intelsat agreed to the proposal, subject to reducing the amount of such fee to $250 million and receiving certain concessions in the merger agreement, including but not limited to Intelsat retaining control of the regulatory approval process. The parties and their advisors continued the negotiation of the merger agreement and voting agreement, and Intelsat continued its diligence efforts.

        On August 27, 2005, our directors convened a meeting of the board of directors by conference telephone call to consider and, if advisable, give final approval of the proposed merger. At this meeting, our management reaffirmed its recommendation in favor of the transaction, and the Sponsors reconfirmed their desire to accept the transaction, including entering into the voting agreement. Morgan Stanley delivered its opinion to our board of directors that, as of that date and based on and subject to the considerations, assumptions and limitations set forth in its opinion, the portion of the merger consideration consisting of $25 per share was fair, from a financial point of view, to PanAmSat's stockholders. Simpson Thacher also discussed the material terms and conditions of the definitive agreements for the merger transaction. Our board of directors also discussed Intelsat's proposed financing and examined its impact on the solvency of PanAmSat. During these discussions, our board discussed the proposed merger and related agreements and asked questions of our directors, senior management, legal counsel and financial advisor. Following deliberations, our board of directors unanimously approved the merger agreement and voting agreement and resolved to recommend that our stockholders vote in favor of approving and adopting the merger agreement.

        At this meeting, our board of directors also considered the request of Intelsat to revise the terms of the recently adopted severance plan, which had not yet been announced or implemented, to reduce the period during which termination of employment after a change in control would give rise to special severance benefits from 24 months to 18 months and to permit an acquiring company to amend certain provisions of the plan other than specified provisions concerning special severance benefits. In light of Intelsat's request and the fact that our management had intended to consult with Intelsat on this matter prior to its full adoption, the board approved these revisions to the newly adopted severance plan.

        On August 28, 2005, the proper officers of PanAmSat, Parent and Merger Sub executed and delivered the merger agreement and the voting agreement. Concurrently, the proper officers of PanAmSat, our Sponsors, Parent and Merger Sub executed the voting agreement.

        On August 29, 2005, prior to the opening of trading on the New York Stock Exchange, we and Intelsat issued a joint press release announcing that we had executed definitive agreements to implement the merger.

  Our Financial Forecasts

        In connection with our review of strategic alternatives, we provided Morgan Stanley and Intelsat with selected, non-public financial projections that were prepared by our senior management. We do not as a matter of course make public any projections as to future financial performance or earnings, and the projections set forth below are included in this proxy statement only because this information was provided to our board of directors, Morgan Stanley and Intelsat, in connection with their evaluation of a potential transaction.

        The projections described below were not prepared for public disclosure or in compliance with guidelines of the SEC or the American Institute of Certified Public Accountants regarding projections. This information is subjective in many respects and is thus susceptible to various interpretations. Because the earnings estimate information is subject to significant economic, regulatory, financial market and competitive uncertainties and contingencies beyond our control, it is also subject to periodic revision based on actual experience and business developments. Therefore, there can be no assurance that the projected results would be realized or that actual results would not differ materially from those set forth below. Neither our auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the budget or earnings estimate information. In addition, they have not expressed any opinion or any other form of assurance with respect to this information or its achievability, and assume no responsibility for, and disclaim any association with, this information. The inclusion of this information should not be regarded as an indication that PanAmSat or anyone who received this information considered, or now considers, it to be a reliable prediction of future events, and this information should not be relied on as such. Except to the extent required under the federal securities laws, we disclaim any duty to update this information. See cautionary statements regarding forward-looking information under "Forward-Looking Statements" beginning on page 61.

	Projections From Management Plan of August 2005
	2005	2006	2007	2008	2009
	($ in millions)
Revenue	865	952	980	1,008	1,035
EBITDA(1)	640	698	718	736	752
Adjusted EBITDA(2)	667	714	732	750	766
Net Income	46	126	149	216	191
Capital Expenditures	176	152	224	133	242
  (1)
  EBITDA means earnings before interest, taxes, depreciation and amortization, excluding certain non-recurring items.

  (2)
  Adjusted EBITDA is not a presentation made in accordance with GAAP, and does not purport to be an alternative to net income (loss) determined in accordance with GAAP or as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA is defined as net income (loss) plus net interest expense, income tax expense (benefit) and depreciation and amortization, further adjusted to give effect to unusual items, non-cash items and other adjustments specifically required in calculating covenant ratios and compliance under the indenture governing our 10 3/8% senior discount notes, the indenture governing PanAmSat Corporation's 9% senior notes due 2014 and PanAmSat Corporation's senior secured credit facilities. These adjustments include unusual items such as severance, relocation costs and one-time compensation charges, non-cash charges such as non-cash compensation expense and other adjustments. Adjusted EBITDA is a material component of these covenants.

  Fairness Opinion of Morgan Stanley & Co. Incorporated

        We retained Morgan Stanley to provide financial advisory services and a financial fairness opinion to our board of directors in connection with the merger. Our board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise, reputation and its knowledge of our business. At the special meeting of our board of directors on August 27, 2005, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing as of the same date, that based upon and subject to the assumptions, qualifications and limitations set forth therein, the $25 per share portion of the merger consideration to be received by the holders of shares of PanAmSat common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of Morgan Stanley's written opinion, dated August 27, 2005, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the reviews undertaken in rendering its opinion, is attached as Appendix C to this proxy statement. The summary of Morgan Stanley's fairness opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Stockholders should read this opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the board of directors of PanAmSat, addresses only the fairness from a financial point of view of the consideration to be received by holders of PanAmSat common stock pursuant to the merger agreement, and does not address any other aspect of the merger. Morgan Stanley's opinion does not constitute a recommendation to any stockholder of PanAmSat as to how such stockholder should vote with respect to the proposed merger.

        In connection with rendering its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other information of PanAmSat;

  •
  reviewed certain internal financial statements and other financial and operating data concerning PanAmSat prepared by the management of PanAmSat;

  •
  reviewed certain internal financial statements and other financial operating data concerning Intelsat prepared by the management of Intelsat;

  •
  reviewed certain financial projections prepared by the management of PanAmSat;

  •
  reviewed certain financial projections prepared by the management of Intelsat;

  •
  discussed the past and current operations and financial condition and the prospects of PanAmSat with senior executives of PanAmSat;

  •
  discussed certain information relating to strategic, operational and financial benefits anticipated from the merger and the strategic rationale for the merger with senior executives of PanAmSat;

  •
  discussed certain information prepared by the managements of PanAmSat and Intelsat relating to strategic, operational and financial benefits anticipated from the merger;

  •
  reviewed the pro-forma impact of the merger on certain financial ratios and the combined company's potential credit statistics based on financial projections prepared by the management of Intelsat and the management of PanAmSat, and based on the financing structure proposed for the merger;

  •
  reviewed the reported prices and trading activity for PanAmSat common stock;

  •
  compared the financial performance of PanAmSat and the prices and trading activity of PanAmSat common stock with that of certain other comparable publicly-traded companies and their securities;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  participated in discussions and negotiations among representatives of PanAmSat, Intelsat and their financial and legal advisors;

  •
  reviewed the commitment letter, dated August 27, 2005, received by Intelsat from Citigroup, Credit Suisse First Boston, Deutsche Bank and Lehman Brothers in connection with the financing of the merger;

  •
  reviewed the proposed merger agreement, voting agreement and certain related documents; and

  •
  considered such other factors and performed such other analyses as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to it for the purposes of its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the then best currently available estimates and judgments of the future financial performance of PanAmSat and Intelsat. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement, and that the financing of the merger would be consummated in accordance with the terms set forth in the commitment letter described above. Morgan Stanley is not a legal or regulatory expert and relied on the assessments of the legal and regulatory advisors to PanAmSat with respect to such issues. Morgan Stanley assumed that in connection with the receipt of all necessary regulatory approvals for the proposed merger, no restrictions would be imposed that would have a material adverse effect on the consummation of the merger as contemplated in the merger agreement. Morgan Stanley also relied without independent verification on the assessment of the management of PanAmSat regarding the strategic rationale for the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of PanAmSat or Intelsat, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley's opinion did not address the solvency or fair value of PanAmSat or Intelsat under any U.S. state, U.S. federal, or any other applicable laws relating to bankruptcy, insolvency or similar matters. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, August 27, 2005. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any third party with respect to an acquisition, business combination or other extraordinary transaction involving PanAmSat.

        The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion of August 27, 2005 and the preparation of its written opinion of August 27, 2005. Some of these summaries include information in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses.

        Historical Share Price Analysis.    Morgan Stanley reviewed the recent stock price performance of PanAmSat based on an analysis of the historical closing prices for various periods since the pricing of PanAmSat's initial public offering on March 16, 2005, as compared to $25.00 per share. From the date of the launch of the initial public offering to August 26, 2005 (the last trading date prior to the announcement of the merger), the closing price of PanAmSat's common stock ranged from $16.55 to $20.85 per share. The following table lists the implied percentage premium of the $25.00 portion of the merger consideration as compared to closing stock prices over various periods, each ending on August 26, 2005.

	$25.00 Portion of Merger Consideration as Compared to PanAmSat's Historical Common Stock Price:
	8/26/05	7/29/05*	5 Day Avg.	10 Day Avg.	20 Day Avg.	30 Day Avg.	60 Day Avg.	IPO Price	Low Since IPO	High Since IPO
Historical Stock Price	$19.80	$20.25	$19.82	$19.83	$19.81	$19.95	$20.13	$18.00	$16.55	$20.85
Premium at $25.00	26.3%	23.5%	26.1%	26.1%	26.2%	25.3%	24.2%	38.9%	51.1%	19.9%

*
Reflects closing share price on July 29, 2005, prior to a report on PanAmSat's FCC filing for a change of control.

        Morgan Stanley noted that the per share merger consideration (not including the pro rata amount of undeclared dividends if any) was $25.00.

        Wall Street Equity Research Analyst Price Targets.    Morgan Stanley reviewed publicly available published 12-month price target estimates for PanAmSat's common stock from Wall Street equity research analysts. Morgan Stanley observed that the 12-month analyst price targets ranged from $19.00 to $24.00 per share of PanAmSat common stock. Morgan Stanley noted that the median analyst price target was $22.00 per share of PanAmSat common stock. Morgan Stanley noted that the per share merger consideration (not including the pro rata amount of undeclared dividends, if any) was $25.00.

        Comparable Company Analysis.    Morgan Stanley reviewed and analyzed certain financial data of and calculated selected public market trading metrics for PanAmSat and for public companies with operations that Morgan Stanley deemed to be similar to those of PanAmSat. For purposes of its analysis, Morgan Stanley deemed the following publicly traded corporations providing satellite services as sharing certain characteristics with PanAmSat:

  •
  Inmarsat Ltd.

  •
  New Skies Satellites N.V.

  •
  SES Global S.A.

        Morgan Stanley also identified the following rural local exchange carriers (RLEC) that had dividend policies that were similar to those of PanAmSat:

  •
  Alaska Communications Systems Group, Inc.

  •
  Citizens Communications Company

  •
  FairPoint Communications, Inc.

  •
  Iowa Telecommunications Services, Inc.

  •
  Valor Communications Group, Inc.

        Morgan Stanley calculated the aggregate market value (defined as public equity market value plus total book value of debt, total book value of preferred stock and minority interest less cash and other short term investments) divided by estimated 2006 earnings before interest, taxes, depreciation and amortization (hereinafter referred to as EBITDA) for the satellite services comparable companies and for PanAmSat. Morgan Stanley also calculated the current dividend yield (defined as the annual dividend per share of common stock divided by the then existing share price as of August 26, 2005) for both the satellite services and RLEC comparable companies and for PanAmSat.

        Morgan Stanley calculated these metrics for the comparable companies based on publicly available financial data, including the latest publicly available historical financial statements, as of August 27, 2005. The estimates of 2006 EBITDA were based on publicly available Wall Street equity research estimates. The 2006 EBITDA estimate for PanAmSat was based upon the 2006 estimated Adjusted EBITDA from the management plan (hereinafter referred to as the Management Plan), which reflected projections developed by PanAmSat's management team.

        A summary of the reference range of market trading multiples and dividend yields (which reflected Morgan Stanley's qualitative assessments of, among other things, the market trading multiples for the comparable companies and for PanAmSat) that Morgan Stanley derived is set forth below:

	Reference Range	PanAmSat Metrics at 08/27/05
Aggregate Value/2006 estimated EBITDA	8.0-8.3x	8.0x
Current Dividend Yield	7.5-8.0%	7.8%

        Using these derived reference ranges of multiples and dividend yields, Morgan Stanley calculated an implied valuation range for PanAmSat by applying the reference ranges to the applicable PanAmSat metric. Assumptions made with respect to the value of PanAmSat's debt, cash and cash equivalents as well as to the number of PanAmSat primary shares outstanding were based on information provided in PanAmSat's June 30, 2005 Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on August 9, 2005. PanAmSat's debt and cash balances at June 30, 2005 were adjusted to reflect accrued interest, dividends payable and certain obligations related to a recent acquisition and joint venture. Assumptions with respect to the current number of outstanding employee stock options were based on schedules provided by PanAmSat management. Based upon and subject to the foregoing, Morgan Stanley calculated the following implied valuation ranges for PanAmSat common stock:

Implied Valuation Range for PanAmSat Common Stock
Aggregate Value/2006 estimated Adjusted EBITDA	$19.50-$21.20
Dividend Yield	$19.38-$20.67

        Morgan Stanley noted that the per share merger consideration (not including the pro rata amount of undeclared dividends, if any) was $25.00.

        Although the foregoing companies were compared to PanAmSat for purposes of this and the foregoing analysis, Morgan Stanley noted that no company utilized in this analysis is identical to PanAmSat because of differences among the business mix, regulatory environment, operations, capital structure and other characteristics of PanAmSat and the comparable companies. In evaluating the comparable companies and selecting the valuation multiples and dividend yields to apply, Morgan Stanley made qualitative judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of PanAmSat, such as the impact of competition on the business of PanAmSat and the satellite services industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of PanAmSat or the industry or in the markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

        Precedent Transactions Analysis.    Morgan Stanley reviewed the acquisition premiums paid above the price of a target's common stock one day prior to the announcement of the applicable transaction in acquisitions of U.S.-based public companies, focusing on deals with a transaction value between $2.5 billion and $5.0 billion since 1996. Morgan Stanley reviewed transactions where the consideration used to acquire the target was either all cash, all stock or a mix of cash and stock. Morgan Stanley also reviewed premiums paid above the price of a target's common stock one day prior to the announcement in selected precedent transactions involving other satellite services companies. Based on these analyses, Morgan Stanley derived a reference range of such premiums of 20% to 30%, and applying this range to PanAmSat's stock price on August 26, 2005, implied a valuation of PanAmSat's common stock of $23.76 to $25.74 per share. Morgan Stanley noted that the per share merger consideration (not including the pro rata amount of undeclared dividends, if any) was $25.00.

        Morgan Stanley also reviewed and analyzed publicly available information, including the transaction value and certain financial information of the target company, relating to selected precedent transactions involving other companies in the satellite services industry and calculated certain valuation multiples implied by such information. Morgan Stanley chose transactions based on the similarity of the target companies to PanAmSat. The multiples analyzed for these transactions included the transaction aggregate value to the last twelve months EBITDA (hereinafter referred to as LTM EBITDA) and the transaction aggregate value to the next twelve months EBITDA (hereinafter referred to as Forward EBITDA). The following acquisition transactions were reviewed in connection with this analysis:

  •
  Apax, Apollo, Madison Dearbon and Permira/Intelsat Ltd.

  •
  Blackstone/New Skies Satellites N.V.

  •
  KKR, Carlyle and Providence/PanAmSat Corp

  •
  Apax and Permira/Inmarsat Ltd.

  •
  Intelsat Ltd./Loral Space Satellites

  •
  SES Global S.A./GE Americom

  •
  Lockheed Martin/Comsat

  •
  Loral Space & Communications/SatMex

  •
  Loral Space & Communications/Orion Network Systems

  •
  Loral Space & Communications/AT&T Skynet

  •
  Hughes Electronics Corporation/PanAmSat Corp

        Morgan Stanley then derived from these selected transactions a reference range of Forward EBITDA multiples of 7.0x to 8.0x. Applying this range of multiples to PanAmSat's 2006 estimated Adjusted EBITDA (adjusted for the add-back of sales type leases) based on the Management Plan, Morgan Stanley calculated an implied valuation range for PanAmSat common stock of $13.90 to $19.50 per share. Morgan Stanley noted that the per share merger consideration (not including the pro rata amount of undeclared dividends, if any) was $25.00.

        Morgan Stanley further noted that the merger and acquisition transaction environment varies over time because of macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. Morgan Stanley noted that no company or transaction reviewed was identical to PanAmSat or the proposed transaction and that, accordingly, these analyses involve complex considerations and qualitative judgments concerning differences in financial and operating characteristics of PanAmSat and other factors that would affect the acquisition values in the comparable transactions, including the size, regulatory and economic characteristics of the competitive environments in which these companies operate. Mathematical analyses (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data.

        Discounted Cash Flow Analysis.    Morgan Stanley performed a nine-year discounted cash flow analysis of PanAmSat based upon each of the Management Plan and a research case (herein after referred to as the Research Case), which was based on projections from selected Wall Street equity research analysts.

        Utilizing such projections, Morgan Stanley calculated the annual after-tax unlevered free cash flows for fiscal years 2005 through 2013. In the case of the Management Plan, the projections for 2005 through 2009 were developed by PanAmSat management, and the projections for 2010 to 2013 were based on Morgan Stanley extrapolations from the prior projection period. Morgan Stanley also calculated a normalized year (hereinafter referred to as Normalized Year) after-tax unlevered free cash flow, which was based on 2013 projections from each of the Management Plan and Research Case and assumed a normalized level of capital expenditures on new satellites and adjusted for certain tax attributes that were not expected to continue in perpetuity. Morgan Stanley estimated a range of terminal values calculated in 2013 utilizing both perpetual growth rates and EBITDA multiples. Under the perpetual growth rate methodology, Morgan Stanley applied a range of perpetual growth rates of 1-2% to the unlevered free cash flows in the Normalized Year. Morgan Stanley noted that the range of perpetual growth rates was generally consistent with estimates from selected Wall Street equity research analysts. Under the EBITDA multiple methodology, Morgan Stanley applied a range of 7.0x to 8.0x forward EBITDA. Morgan Stanley noted that this range of terminal EBITDA multiples reflected current trading multiples for PanAmSat and selected comparable companies as well as an assessment by Morgan Stanley of the impact that industry growth trends might have on valuation multiples by 2013. Morgan Stanley then discounted the unlevered free cash flow streams and the estimated terminal value to a present value at a discount rate of 7.5%. The discount rate utilized in this analysis was chosen based upon an analysis of the weighted average cost of capital of PanAmSat and other comparable companies. Based on the aforementioned projections and assumptions, the discounted cash flow analysis of PanAmSat yielded an implied valuation range of PanAmSat common stock of $21.36 to $28.53 per share utilizing the Management Plan and $18.56 to $25.89 per share utilizing the Research Case. Morgan Stanley noted that the per share merger consideration (not including the pro rata amount of undeclared dividends, if any) was $25.00.

        Discounted Equity Value Analysis.    Morgan Stanley performed a discounted equity value analysis of the future price per share of PanAmSat common stock and the regular dividends expected to be paid to holders of PanAmSat common stock. Morgan Stanley calculated the future stock price of PanAmSat at December 31, 2007 under the following methodologies:

  •
  assuming a dividend yield at December 31, 2007 of 7% to 9% and no increase in PanAmSat's existing annualized dividend per share of $1.55;

  •
  assuming a dividend yield at December 31, 2007 of 7.8% (PanAmSat's then existing dividend yield) and an annualized dividend at December 31, 2007 that had been increased to reflect a two-year annual growth rate of 5% to 10%; and

  •
  assuming a forward EBITDA multiple of 7.5x to 8.5x applied to PanAmSat's 2008 estimated Adjusted EBITDA (adjusted for sales type leases) based on the Management Plan.

        These methodologies supported a value per share of PanAmSat common stock at December 31, 2007 of $17.22 to $27.04. Morgan Stanley then discounted these future stock prices along with the quarterly dividends that holders of PanAmSat common stock would be expected to receive from the third quarter of 2005 to the fourth quarter of 2007 to present at a cost of equity of 10%, based on the capital asset pricing model, a theoretical financial model that estimates the cost of equity capital. Based on the aforementioned projections and assumptions, the discounted equity value analysis implied a valuation range of PanAmSat common stock of $17.21 to $25.06 per share.

        Morgan Stanley then compared this valuation range with the present value of the per share merger consideration of $25.00 plus the present value of the quarterly dividends that holders of PanAmSat common stock are expected to receive through the closing of the merger. Morgan Stanley assumed that the merger would close in twelve months and that holders of PanAmSat common stock would receive a regular quarterly dividend of $0.3875 per share during the third and fourth fiscal quarters of 2005 and thereafter a regular quarterly dividend of $0.42625 (including the pro rata portion of PanAmSat's undeclared regular quarterly dividend attributable to the fiscal quarter in which the merger occurs). Morgan Stanley discounted the merger consideration of $25.00 and the interim regular quarterly dividends (including the pro rata portion of PanAmSat's undeclared regular quarterly dividend attributable to the fiscal quarter in which the merger occurs) to present at a cost of equity of 10%. Based on these assumptions, Morgan Stanley calculated a present value of the per share merger consideration to holders of PanAmSat common stock of $24.52.

        Analysis of Returns to IPO Investors.    Morgan Stanley calculated the internal rate of return to public shareholders who invested in PanAmSat's common stock at the pricing of the initial public offering on March 16, 2005 at a price per share of PanAmSat common stock of $18.00. To calculate the internal rate of return to such shareholders, Morgan Stanley assumed that the merger would close in twelve months and an IPO investor would receive, in addition to all regular dividends previously received through the second fiscal quarter of 2005, a regular quarterly dividend of $0.3875 per share during the third and fourth fiscal quarters of 2005 and thereafter a regular quarterly dividend of $0.42625 (including the pro rata portion of PanAmSat's undeclared regular quarterly dividend attributable to the fiscal quarter in which the merger occurs). Based on a per share price of $25.00, Morgan Stanley calculated the internal rate of return to investors in the initial public offering of PanAmSat common stock to be 34.9%, assuming that the merger were consummated in one year.

        Morgan Stanley performed a variety of financial and comparable analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered. Furthermore, Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of the analyses, without considering all of them as a whole, would create an incomplete view of the process underlying Morgan Stanley's analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Morgan Stanley with respect to the actual value of PanAmSat common stock.

        In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, and economic conditions and other matters, many of which are beyond the control of Morgan Stanley or PanAmSat. Any estimates contained in the analyses of Morgan Stanley are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of the analyses of Morgan Stanley of the fairness of the consideration to be received by holders of shares of PanAmSat common stock, pursuant to the merger agreement from a financial point of view, and were prepared in connection with the delivery by Morgan Stanley of its oral opinion on August 27, 2005, confirmed in writing on the same date, to PanAmSat's board of directors.

        The merger consideration was determined through arm's-length negotiations between PanAmSat and Intelsat and was approved by PanAmSat's board of directors. Morgan Stanley did not recommend any specific merger consideration to PanAmSat or that any specific merger consideration constituted the only appropriate merger consideration for the merger. Except as noted above, Morgan Stanley principally based its analyses on a per share price of $25.00. Morgan Stanley took into account potential value attributable to the part of the merger consideration consisting of the pro rata amount of the undeclared dividends, if any, that would be payable to PanAmSat's stockholders upon the closing of the merger; however, with the permission of PanAmSat it did not explicitly incorporate a value to such undeclared dividends in its analyses because the board of directors may instead declare and pay full dividends for the fiscal quarter in which the merger closes if such declaration and payment are consistent with usual and customary declaration, record and payment dates and no additional amount would in that case be payable in respect of undeclared dividends. It should be noted that any additional amount paid in respect of such undeclared dividends in excess of the $25.00 per share portion of the merger consideration would increase the aggregate merger consideration that would be paid to PanAmSat's stockholders.

        The opinion of Morgan Stanley was one of the many factors taken into consideration by PanAmSat's board of directors in making its determination to approve the proposed transaction. Consequently, the analyses as described above should not be viewed as determinative of the opinion of PanAmSat's board of directors with respect to the merger consideration or of whether PanAmSat's board of directors would have been willing to agree to a different merger consideration. The foregoing summary does not purport to be a complete description of all of the analyses performed by Morgan Stanley.

        The board of directors of PanAmSat selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise, reputation and its knowledge of the business of PanAmSat. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of its trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may actively trade the debt and equity securities of PanAmSat and the debt securities of Intelsat and its affiliates for its own accounts or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with PanAmSat in connection with this transaction, may have committed and may commit in the future to invest in private equity funds involved in this transaction.

        Pursuant to an engagement letter, PanAmSat has agreed to pay Morgan Stanley customary fees in connection with the merger that are contingent upon the consummation of the merger. PanAmSat has also agreed to reimburse Morgan Stanley for its fees and expenses incurred performing its services. In addition, PanAmSat has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for the PanAmSat and Intelsat and certain of their affiliates and have received fees for the rendering of these services. With respect to Intelsat, during the past two years, Morgan Stanley advised Intelsat on, among other things, its sale to Intelsat Holdings, Ltd., which sale closed in January 2005, its acquisition of the business of COMSAT General Corporation and certain of its affiliates, which acquisition closed in October 2004, and its acquisition of satellite assets and related customer contracts from Loral, which acquisition closed in March 2004. Morgan Stanley may also seek to provide such parties services in the future and may receive fees in connection with such services.

Terms of the Merger Agreement

  The Merger Agreement

        The following summarizes material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

        The merger agreement provides that after receipt of all required regulatory approvals, the requisite approval of our common stockholders and satisfaction of the other conditions to closing, Merger Sub will merge with and into us and each outstanding share of our common stock (with customary exceptions) will be converted in the merger into the right to receive merger consideration of an amount of cash per share described below under "—Treatment of Common Stock and Other Equity Based Rights." Upon consummation of the merger, we will be a wholly-owned direct subsidiary of Parent and thereby a wholly-owned indirect subsidiary of Intelsat, Ltd.

  Effective Time of the Merger

        The merger will be consummated and become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or such later time as is agreed by us and Parent and specified in the certificate of merger.

  Treatment of Common Stock and Other Equity Based Rights

        Our Common Stock.    At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be canceled and will cease to exist and will be converted into the right to receive $25.00 plus a "Pro Rata Dividend" (as defined below), without interest, other than shares of our common stock:

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  held by us or our subsidiaries;

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  held by Parent; and

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  held by stockholders validly perfecting appraisal rights in accordance with the Delaware General Corporation Law.

        "Pro Rata Dividend" means with respect to any fiscal quarter in which we have not declared a dividend, the portion of the quarterly dividend attributable to the period from the beginning of the quarter through the effective date of the merger.

        Company Stock Options.    Immediately following the closing of the merger, each option, whether vested or unvested, will be accelerated and cashed out, and the holder will be entitled to receive for each share of our common stock subject to the option a cash payment equal to the excess, if any, of $25.00 over the per share exercise price of the option, reduced by applicable withholding taxes.

        Restricted Stock.    Each share of restricted stock that is outstanding immediately prior to the effective time of the merger will vest and become free of such restrictions as of the effective time of the merger, and the holders will be entitled to receive a payment equal to the merger consideration for each share, reduced by applicable withholding taxes.

  Deferred Stock Units

        At the effective time of the merger, each vested deferred stock unit will be cancelled and the holder will be entitled to receive a cash payment equal to the merger consideration, reduced by applicable withholding taxes.

        No Further Ownership Rights.    After the effective time of the merger, each of our outstanding stock certificates will represent only the right to receive the merger consideration, without interest (and less any applicable withholding taxes). The merger consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate.

  Exchange and Payment Procedures

        Not later than the effective time of the merger, we will deposit the proceeds of the financing for the merger raised by us and PanAmSat Corporation, together with certain cash on hand, with an exchange agent and Parent will deposit or cause to be deposited the remaining amount of cash sufficient to pay the merger consideration to each holder of shares of common stock entitled to receive the merger consideration in the merger. Promptly after the effective time of the merger, the exchange agent will mail a letter of transmittal and instructions to our stockholders. The letter of transmittal and instructions will tell you how to surrender your common stock certificates in exchange for the merger consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

        You will not be entitled to receive the merger consideration until you surrender your common stock certificate or certificates to the exchange agent, together with a duly completed and executed letter of transmittal with such provisions that we or Parent may reasonably require. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person requesting payment must either pay any applicable stock transfer taxes or establish to the satisfaction of the surviving corporation that those stock transfer taxes have been paid or are not applicable.

        No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Each of the exchange agent and the surviving corporation will be entitled to deduct and withhold any applicable taxes from the merger consideration.

        At the effective time of the merger, our share transfer books will be closed and there will be no further registration of transfers of outstanding shares of our common stock. If, after the effective time of the merger, certificates are presented to the surviving corporation or the exchange agent for any reason, they will be canceled and exchanged for the merger consideration.

        Neither the exchange agent nor any party to the merger agreement will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration deposited with the exchange agent that remains undistributed to the holders of certificates evidencing shares of our common stock for six months after the effective time of the merger will be delivered, upon request, to Parent (or an affiliate of Parent). Holders of certificates who have not surrendered their certificates within six months after the effective time of the merger may only look to Parent for the payment of the merger consideration. Any portion of the merger consideration that remains unclaimed as of a date that is immediately prior to the time any such amounts would otherwise escheat to or become property of any governmental authority will become the property of Parent free and clear of any claims or interest of any person previously entitled to the merger consideration. If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit that your certificate was lost, stolen or destroyed and, if Parent or the surviving corporation requires, you will have to post a bond in a reasonable amount determined by them indemnifying Parent, us, the surviving corporation and the exchange agent against any claims made against them with respect to that certificate.

  Certificate of Incorporation and Bylaws

        At the effective time of the merger, our certificate of incorporation will be amended to read in the same fashion as the certificate of incorporation of Merger Sub in effect immediately before the effective time of the merger, other than the incorporator of Merger Sub, the exculpation and indemnification provisions (which shall remain unchanged), and the corporate name, which will remain "PanAmSat Holding Corporation." In addition, the bylaws of Merger Sub, as in effect immediately prior to the effective time, will be the bylaws of the surviving corporation, other than references to our corporate name, which will remain "PanAmSat Holding Corporation."

  Directors and Officers

        Until successors are elected or appointed, the directors of Merger Sub at the effective time of the merger will be the directors of the surviving corporation, and our officers at the effective time of the merger will be the officers of the surviving company.

  Representations and Warranties

        Each of the parties to the merger agreement made certain customary representations and warranties related to their due organization, valid existence, good standing, and authorization to enter into the merger agreement, the merger and the other transactions contemplated by the merger agreement, consents of governmental entities required as a result of the transactions contemplated by the merger agreement and the absence of any violation of or conflict with such party's organizational documents, applicable law or material contracts of such party as a result of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, among others. In addition, each party made certain representations and warranties particular to such party.

        The statements embodied in the representations and warranties made by the parties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

  Representations and Warranties of PanAmSat

        In addition to the customary representations and warranties referenced above, we also made representations and warranties that relate to, among other things:

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  our and our subsidiaries' capitalization and indebtedness;

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  the approval and recommendation by our board of directors of the merger agreement and the transactions contemplated by it and the required stockholder vote for their approval and adoption of the merger agreement;

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  our filings with the SEC since January 1, 2002;

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  our financial statements contained in our SEC filings since January 1, 2002 and the absence of liabilities, other than those disclosed in our filings with the SEC and ordinary course liabilities incurred since December 31, 2004;

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  our internal controls and procedures;

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  the accuracy of information about us contained in this proxy statement and the debt offer documents to be used for Parent's financing;

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  the absence of any changes and events since December 31, 2004 that would reasonably be expected to have a material adverse effect on us or our ability to consummate the transactions contemplated by the merger agreement;

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  the conduct of our business in the ordinary course of business consistent with past practice and without certain other specified changes or events since June 30, 2005;

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  our insurance policies;

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  the absence of litigation or outstanding court orders against us;

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  employment and labor matters affecting us, including matters relating to our employee benefit plans;

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  our compliance with laws and possession of all licenses and permits necessary to operate our satellites and carry on our business;

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  our satellites and the number and type of transponders on our satellites, as well as the health status and frequency registrations of such satellites;

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  taxes, intellectual property, real property, environmental matters, material contracts and transactions with our affiliates;

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  receipt by us of a fairness opinion from Morgan Stanley; and

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  our election not to be governed by certain restrictions on business combinations under Delaware law.

  Representations and Warranties of Parent and Merger Sub

        In addition to the customary representations noted above, Parent and Merger Sub also made representations and warranties that relate to, among other things:

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  the sufficiency of the debt financing commitments obtained by them;

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  the absence of litigation against them that would interfere with or delay the consummation of the transactions contemplated by the merger agreement;

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  the accuracy of their information provided to us for inclusion in this proxy statement and the debt offer documents to be used for Parent's financing;

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  Parent's independent investigation of us; and

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  Parent's qualification to hold communications licenses.

  Conduct of Our Business Pending the Merger

        We have agreed that prior to the effective time of the merger, unless otherwise contemplated by the merger agreement or required by applicable law, or unless Parent gives its prior written consent (which consent cannot be unreasonably withheld or delayed), we and our subsidiaries will:

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  conduct our business only in the ordinary course of business consistent with past practice;

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  use commercially reasonable efforts to preserve intact our business organization, keep available the services of our current officers and employees and preserve our current relationships with customers, suppliers, licensors and others with whom we have business dealings, in each case in the ordinary course of business consistent with past practice; and

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  maintain in full force and effect specified satellite launch and in-orbit insurance policies until the end of their term and consult with Parent regarding the replacement of that insurance and any terms of replacement insurance and with respect to other types of insurance, maintain in full force and effect substantially the same levels of coverage as in effect on the date the merger agreement was signed.

        We have also agreed that during the same time period, subject to specified exceptions or unless Parent gives its prior written consent (which consent cannot be unreasonably withheld or delayed), we and our subsidiaries will in general not:

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  adjust, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of our or our subsidiaries' securities;

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  declare or pay dividends, other than regular quarterly dividends (in any case not in excess of $0.3875 in respect of each of the third and fourth fiscal quarters of 2005 and $0.42625 in respect of each full fiscal quarter thereafter);

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  grant any equity or equity-based awards (except for grants of stock options relating to not more than 100,000 shares of stock to new hires consistent with past practice pursuant to the exercise or vesting of existing options, restricted stock or restricted stock units);

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  issue, sell or encumber any of our or our subsidiaries' securities (except pursuant to the exercise or vesting of existing options, restricted stock or restricted stock units);

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  enter into any agreement with respect to the sale or voting of our or our subsidiaries' capital stock;

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  make any adjustment to the amount of stock underlying, or the exercise price of any options to purchase our common stock;

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  amend or cause, adopt or propose any amendment to our or our subsidiaries' organizational documents or securities;

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  adopt any plan or agreement for complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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  merge or consolidate, or acquire assets or capital stock of another person, other than in the ordinary course of business and consistent with our planned capital expenditure budget (except for certain acquisitions related to our government services business and permitted joint ventures);

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  sell, transfer, license, assign, lease, pledge, mortgage, encumber, subject to a material lien or otherwise dispose of any of our or our subsidiaries' property, assets or rights, other than in the ordinary course of business consistent with past practice or with respect to obsolete assets;

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  change the orbital location or de-orbit any satellite, other than in the ordinary course of business consistent with past practice;

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  incur or assume any indebtedness (except pursuant to our revolving credit facility), amend the terms of any existing material indebtedness or repay any indebtedness (other than indebtedness under our revolving credit facility) secured by our or our subsidiaries' assets;

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  acquire or agree to acquire any satellite or other spacecraft that we have not previously agreed in writing to acquire, or make other investments or capital expenditures other than (1) pursuant to specified capital programs plus allowances for change orders of up to 10% over the budgeted amounts for each satellite specified therein, (2) replacements for core satellites that are not successfully launched, that are lost or destroyed, or whose operational capacity is reduced to less than 50% of stated capacity, in each case in a commercially reasonable manner and consistent with our customary procurement practices and (3) purchases of terrestrial equipment as necessary to supply customers in the ordinary course in connection with leases of transponder capacity by such customers or other services provided to such customers;

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  enter into, establish, adopt, terminate or modify any compensation, retention, severance or benefit plan arrangements;

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  grant any bonuses, salary increases, severance or termination pay to, or otherwise increase the compensation of, any officer, director, consultant or employee (except increases in salary or wages in the ordinary course of business consistent with past practice, as required by law, or as required by the terms of such arrangements or an existing contract);

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  except as required by the terms of the plan, accelerate the vesting or payment of compensation payable or the benefits provided to any of our directors, officers, employees or consultants, by the terms of any compensation, retention, severance or benefit plan arrangement;

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  establish, adopt, enter into or amend any collective bargaining agreement;

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  fund any trust underlying any compensation, retention, severance or benefit plan arrangement (except as required by the terms of such arrangement or trust);

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  change any method, policy, practice, procedure or principle of accounting;

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  enter into, terminate, or amend any material contracts, or waive or allow to lapse any material rights under material contracts, other than as specified in the merger agreement;

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  make any loans, advances or capital contributions to any person other than to a subsidiary;

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  settle or compromise any material litigation or any material claim under any of our or our subsidiaries' insurance policies;

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  cancel any debts or waive any claims or rights of substantial value, except for cancellations or waivers granted in the ordinary course of business consistent with past practice which are not material to us;

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  make, change or rescind any material tax election not consistent with past practice, change any accounting period or method, or settle or compromise any material tax liability;

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  cancel or terminate, or amend in any material and adverse way, any of our satellite launch or in-orbit insurance policies, or fail to use reasonable best efforts to prevent such policies from being cancelled or terminated prior to the scheduled end of their terms;

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  terminate, shut down, discontinue or cease operations of any of our business segments or service offerings;

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  enter into, renew, materially amend or terminate any lease of material real property;

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  enter into any partnerships, joint ventures or other similar agreements;

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  take any action that would reasonably be expected to result in any of the representations and warranties made by us becoming false or inaccurate to the extent that the related condition to the closing of the merger would fail to be satisfied or would adversely affect the likelihood that any regulatory condition to the merger would be satisfied on a timely basis; or

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  agree or commit to take any of the foregoing actions.

        In addition, in the event of a total or partial failure of any of our satellites, we have agreed to notify Parent within twenty-four hours of the time that we have knowledge of such failure, to provide Parent with a list of technical requirements of any service which we intend for third parties to restore, and to consider in good faith any offer Parent makes to provide such restoration services.

        Moreover, we have agreed to notify Parent prior to entering into any inbound capacity lease, request that Parent make a proposal to us to provide such in-bound capacity lease and, if Parent provides such a proposal, refrain from obtaining such in-bound capacity lease from a third party, unless such third party provides an in-bound capacity lease on terms more favorable than those proposed by Parent.

  Additional Agreements

        Parent has agreed to use its commercially reasonable efforts to arrange the financing contemplated by Parent's debt commitment letters on the terms set forth in its debt commitment letter. If prior to the closing of the merger, a commitment from a financing source expires, terminates, or is modified or amended for any reason or a financing source notifies Parent that it will be unable to provide financing substantially on the agreed upon terms, Parent has agreed to notify us within twenty-four hours. In connection with the arrangement of the debt financing we have agreed to, and to cause our subsidiaries to, provide all cooperation reasonably requested by Parent in connection with the financing.

        We and Parent have agreed (1) to make the required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (2) to make other required filings in connection with any other applicable antitrust or competition laws, (3) to make the required filings under the International Traffic in Arms Regulations (ITAR), and (4) to make all necessary applications with respect to our governmental permits, including all necessary applications to the FCC. We and Parent have also agreed to use our respective reasonable best efforts (1) to obtain prompt termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any other applicable law, (2) to cause the regulatory-related conditions to the consummation of the merger to be satisfied, (3) to diligently prosecute all applications with the FCC and all similar foreign governmental authorities, and (4) to seek to lift, reverse or remove any temporary restraining order, injunction or other order or decree that would otherwise give rise to a failure of any of the regulatory-related conditions. In addition, we and Parent have agreed to (1) cooperate and consult with each other in connection with making all filings, notifications and other material actions concerning regulatory matters, (2) furnish to each other such information and assistance as may be reasonably requested in connection with submissions to, or agency proceedings by, any governmental authority (including the preparation or prosecution of any FCC applications), (3) inform promptly the other of communications with, and inquiries or requests for information from, any governmental authority (including from the FCC and any similar foreign governmental authority), and (4) consult the other in advance of any meeting or conference with any governmental authority or, in connection with a proceeding, any other person.

        In furtherance of these agreements the parties have agreed to cooperate and use their reasonable best efforts to:

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  address any objections that may be asserted under the Communications Act of 1934, the Telecommunications Act of 1996, any rule, regulation or policy of the FCC or any other communications governmental authority, or any applicable antitrust and/or competition laws;

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  assist in the defense by any other party in any proceeding before any governmental authority reviewing the transactions contemplated by the merger agreement; and

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  to resolve any objections or challenges that any governmental authority or private party may have under applicable law to the transactions contemplated by the merger agreement. In connection with any such resolutions, we and Parent have agreed to enter into one or more settlements, including settlements that require us or Parent to restructure operations or dispose of assets. We must first obtain Parent's consent for any settlement, and Parent must obtain our consent for any settlement that would bind us even if the closing of the merger does not occur.

        Notwithstanding anything to the contrary, Parent is not obligated to take, and we may not take, any action that would be, or result in, individually or in the aggregate, a "burdensome condition," which has been defined to mean (1) any condition, obligation or requirement, individually or in the aggregate, to agree to sell or divest the operations of (A) any of our assets or (B) any assets of Parent other than up to any three revenue producing station-kept satellites designated "IA-    " (three such specified satellites being referred to as the "limit"), or (2) in the event Parent offers to sell or divest its assets to the limit, the imposition by any governmental authority of any condition, restriction, obligation or requirement with respect to Parent, us, or Parent's or our respective subsidiaries or assets, other than customary transition service arrangements in connection with the sale or divestiture of any satellites within the limit.

        In addition, subject to the terms and conditions of the merger agreement, each party has agreed to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement.

        Parent and Merger Sub have also agreed that Parent and its controlled affiliates will not enter into any agreements or arrangements for the acquisition of certain fixed satellite services businesses in North America or South America which is, individually or in the aggregate, reasonably likely to adversely affect the ability of Parent to obtain U.S. antitrust regulatory approval without a burdensome condition by November 26, 2006.

  Access to Information; Confidentiality

        We have agreed to, and to cause our subsidiaries to cooperate with Parent and its advisors in their investigation of our business, and to grant them reasonable access to our offices, records and employees. We have also agreed to furnish them with financial and operating data and other information as they may reasonably request, as well as monthly health status reports on our satellites as and when delivered to our customers in the ordinary course of business. Parent and its advisors have agreed to hold this information in confidence.

  No Solicitation of Transactions

        We have agreed that none of us or any of our respective subsidiaries will directly or indirectly:

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  solicit, initiate or otherwise take any action to facilitate or encourage the making by any person of any proposal, offer or inquiry that constitutes, or could be reasonably be expected to lead to, a competing transaction;

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  participate in any discussions or negotiations regarding, or furnish or disclose to any person any information with respect to or in furtherance of, or take any action to facilitate any inquiries with respect to, any competing transaction; or

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  execute or enter into, or approve or recommend, any competing transaction or any agreement, understanding or arrangement relating to any competing transaction.

        For purposes of the merger agreement, "competing transaction" means any proposal for any merger, reorganization, share exchange, tender offer, exchange offer, consolidation, recapitalization, liquidation, dissolution, joint venture or other business combination involving us or any of our subsidiaries, or any purchase of 10% or more of our capital stock or a material portion of our assets and our subsidiaries' assets on a consolidated basis.

        At any time before our stockholders have approved and adopted the merger agreement, we are permitted to participate in any discussions or negotiations regarding, or furnish or disclose to any person any information with respect to or in furtherance of, or take any action to facilitate any inquiries with respect to, any competing transaction; provided:

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  we have received an unsolicited bona fide written proposal for a competing transaction that, in the good faith judgment of our board of directors, after consultation with its financial advisors, is or is reasonably likely to be or become a superior proposal and our board of directors determines in good faith following receipt of the advice of counsel that it is necessary to do so in order to comply with its fiduciary duties under applicable law; and

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  we receive an executed confidentiality agreement containing terms that are substantially similar to and no less favorable to us than those contained in the confidentiality agreement signed with Parent related to the merger.

        In addition, at any time before our stockholders have approved and adopted the merger agreement, we are permitted to enter into, or approve or recommend, any competing transaction or any agreement, understanding or arrangement relating to any competing transaction and our board of directors may approve or recommend to our stockholders a competing proposal or modify its recommendation in favor of the merger agreement in response to an unsolicited bona fide written proposal for a competing transaction; provided:

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  we have complied with our obligations under the merger agreement not to solicit or facilitate competing transaction proposals;

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  we have given Parent four business days to respond to the competing transaction;

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  our board of directors has concluded in its good faith judgment, that in the absence of any further action by Parent, after consultation with its financial advisors, the competing transaction is a superior proposal;

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  our board of directors has determined in good faith, following receipt of the advice of counsel, it is necessary to take such action in order to comply with its fiduciary duties under applicable law;

    and in each case our board of directors has given due consideration to any amendments or modifications to the merger agreement proposed by Parent during the four business day period; and

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  if we intend to enter into an agreement or arrangement regarding any such competing transaction, we have previously terminated the merger agreement and paid the specified termination fee as described below under "—Fees and Expenses."

        For purposes of the merger agreement, "superior proposal" means any bona fide written proposal for a competing transaction that:

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  is not solicited in violation of our obligations not to solicit or facilitate competing transactions under the merger agreement;

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  would result in a third party acquiring more than 50% of our outstanding common stock or all or substantially all of our and our subsidiaries' assets, taken as a whole; and

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  our board of directors determines in good faith, after consultation with our counsel and financial advisors, would, if consummated, result in a transaction that would be more favorable to us and our stockholders (taking into account factors that our board of directors deems relevant including the identity of the offeror and all legal, financial, regulatory and other aspects of the proposal, including the terms of any financing and likelihood that the transaction will be consummated), than transactions contemplated by the merger agreement.

        We have agreed to notify Parent within 24 hours of our receipt of any inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding any competing transaction. We have agreed to specify in our notice to Parent the material terms and conditions of the competing transaction and the identity of the third party making the proposal. We have also agreed to keep Parent reasonably informed of the status of any discussions or negotiations with third parties and of any modifications to the possible terms of the competing transaction that is the subject of such inquiries, proposals or offers or status, in each case, within 24 hours of such modification. Under the merger agreement, we may not terminate, waive, amend or modify any standstill or confidentiality agreement relating to our sale to which we are a party. We have also agreed to terminate or cause to be terminated any discussions or negotiations with any parties that may have been ongoing with respect to any competing transaction prior to the date of the merger agreement.

        Even in the absence of an unsolicited bona fide written competing transaction, our board of directors may determine, in good faith and following receipt of the advice of counsel, that it is necessary to withdraw, revoke or modify its recommendation in favor of the merger agreement in a manner adverse to Parent in order to comply with its fiduciary duties under applicable law. In this situation, we would not be permitted to terminate the merger agreement and would remain obligated to conduct the special meeting. Parent, however, would have the right to terminate the merger agreement if our board of directors made that determination, as described below under "—Termination of the Merger Agreement."

  Conditions to the Merger

        The obligations of the parties to complete the merger are subject to the following mutual conditions:

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  the absence of any governmental order that prohibits the merger or any law that prohibits or makes illegal the transactions contemplated by the merger agreement; provided the party seeking to rely on this condition must have first used reasonable best efforts to lift such order; and provided further that Parent may waive this condition on our behalf so long as it would not result in any criminal or civil liability to any of our officers, directors, employees, shareholders, control person or affiliate;

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  the expiration or termination of all waiting periods applicable to the consummation of the transactions contemplated by the merger agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and

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  approval and adoption by our stockholders of the merger agreement.

        Our obligation to complete the merger is subject to the following additional conditions:

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  the representations and warranties of Parent and Merger Sub must be true and correct in all respects as of the date of the merger agreement and at and as of the effective time of the merger (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not reasonably be expected to result in a material adverse impact on their ability to consummate the transactions contemplated by the merger agreement;

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  Parent and Merger Sub must have performed in all material respects all of their obligations required to be performed by them under the merger agreement at or prior to the effective time of the merger; and

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  receipt of a certificate signed by Parent's chief executive officer or chief financial officer certifying that the conditions related to its representations and warranties and performance of its obligations have been satisfied.

        The consummation of the merger is also subject to the following additional conditions that are for the benefit of Parent and Merger Sub:

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  our representations and warranties must be true and correct in all respects as of the date of the merger agreement and at and as of the effective time of the merger (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification, except with regard to certain of our representations and warranties concerning the absence of certain changes) have not had and would not reasonably be expected to result in a material adverse effect on us or a material adverse impact on our ability to consummate the transactions contemplated by the major agreement, except that our representations and warranties regarding our capitalization, ownership of PanAmSat Corporation, indebtedness, authorization, board approval and recommendation, finder's fees, opinion of financial advisors, and non-applicability of takeover statutes must be true and correct in all material respects;

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  we must have performed in all material respects all of our obligations required to be performed by us under the merger agreement at or prior to the effective time of the merger;

  •
  we must have delivered a certificate from our chief executive officer or chief financial officer certifying that the conditions related to our representations and warranties and performance of our obligations have been satisfied;

  •
  all government approvals required in connection with the consummation of the transactions contemplated by the merger agreement must have been obtained as final orders without the imposition of a burdensome condition, which is defined as (1) any condition, obligation or requirement, individually or in the aggregate, to agree to sell or divest the operations of (A) any of our assets or (B) any assets of Parent other than up to any three revenue producing station-kept satellites designated "IA-    " (three such specified satellites being referred to as the "limit"), or (2) in the event Parent offers to sell or divest its assets to the limit, the imposition by any governmental authority of any condition, restriction, obligation or requirement with respect to Parent, us, or Parent's or our respective subsidiaries or assets, other than customary transition service arrangements in connection with the sale or divestiture of any satellites within the limit;

  •
  no government authority shall have obtained or instituted an action or proceeding seeking an order or injunction that does, or would reasonably be expected to, impose a burdensome condition or have a material adverse effect on us or on the business or operations of the Parent and us taken as a whole;

  •
  Parent must have received the funds committed for the debt financing on the terms and conditions set forth in the debt commitment letter or upon terms and conditions which are equal or more favorable to Parent, and to the extent that any such term or condition is not set forth in the debt commitment letters, upon terms and conditions which are reasonable and customary; and

  •
  there shall not have occurred any change, development, event, or condition that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on us.

  Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the closing of merger, whether before or after stockholder approval has been obtained, as follows:

  •
  by the mutual written consent of us and Parent;

  •
  by us or Parent, if:

  •
  the transactions contemplated by the merger agreement have not been consummated by November 26, 2006, so long as failure of the terminating party to comply with the merger agreement has not been the cause of or resulted in the failure of the consummation of such transactions by such date;

  •
  the FCC has denied, dismissed or designated for hearing any consent application related to the transactions contemplated by the merger agreement, other than with respect to immaterial assets or businesses;

  •
  five business days have elapsed following a permanent injunction or order of a court or governmental authority (other than the FCC) located in the United States preventing the consummation of the transactions contemplated by the merger agreement; or

  •
  our stockholders do not approve and adopt the merger agreement upon taking a vote at the special meeting;

  •
  by us, if:

  •
  there has been a breach by Parent of any representation, warranty or covenant in the merger agreement, which breach, individually or in the aggregate with all other breaches, would give rise to the failure of any of the applicable closing conditions set forth in the merger agreement and the breach has not been cured within 30 days of receipt of notice of the breach (or if earlier, by November 25, 2006);

  •
  prior to the special meeting, our board of directors has resolved to enter into a superior proposal if we have not materially breached certain provisions of the merger agreement relating to the solicitation of competing transactions;

  •
  Parent has failed to obtain the financing contemplated by its debt commitment letter by November 26, 2006 or by the end of an agreed upon marketing period for the financing, if the other conditions to the consummation of merger are satisfied; however, we cannot terminate the merger agreement if our failure to comply in any material respect with certain obligations caused or materially contributed to the failure to obtain such financing or if Parent or its relevant financing sources have not received all of the information required to be delivered by the merger agreement in connection with the financing and this fact caused or materially contributed to the failure to obtain such financing;

    •
    Parent has failed to obtain the requisite regulatory approvals by November 26, 2006, if the other conditions to the consummation of merger are satisfied and as long as (1) we did not cause or materially contribute to the failure to obtain such approvals and (2) any lawsuit brought by us or any of our stockholders in their capacity as a stockholder does not cause the failure of any of the regulatory-related conditions to be satisfied; or

    •
    prior to November 26, 2006, a final and non-appealable order of the FCC has been issued that would cause any of the regulatory-related conditions in the merger agreement to be incapable of being satisfied, unless (1) Parent takes actions that it believes in good faith can be taken by it to satisfy such regulatory-related conditions, (2) the marketing period for its financing begins within 20 business days of the issuance of the order, or (3) the conditions to Parent's obligation to consummate the merger other than those related to financing and regulatory approvals are not satisfied or are incapable of being satisfied;

  •
  by Parent, if:

  •
  there has been a breach by us of any representation, warranty or covenant in the merger agreement, which breach, individually or in the aggregate with all other breaches, would give rise to the failure of any of the applicable closing conditions set forth in the merger agreement and the breach has not been cured within 30 days of receipt of notice of the breach (or if earlier, by November 25, 2006);

  •
  our board of directors withdraws, modifies or fails to make its recommendation in favor of the merger or approves or recommends a superior proposal;

  •
  we breach our obligation to call, give notice of, convene and hold the special meeting; or

  •
  a tender offer or exchange offer for 20% or more of our outstanding shares of common stock is commenced or another competing transaction is otherwise publicly announced, and our board of directors recommends that our stockholders tender their shares in such tender offer or exchange offer, or otherwise fails to recommend rejecting such tender offer or exchange offer or such competing transaction, within the time periods specified in the merger agreement.

  Fees and Expenses

        We have agreed to pay Parent a termination fee in the amount described below, plus expenses of up to $5 million incurred by Parent and Merger Sub, in circumstances where:

  •
  Parent terminates the merger agreement because of a breach by us of the merger agreement as discussed above and

  •
  at or prior to the termination date, a competing transaction has been commenced, publicly disclosed or communicated to our board of directors and not abandoned; and

  •
  within 6 months of the termination, we or any of our affiliates enters into a definitive agreement for a competing transaction or consummate a transaction that would constitute a competing transaction;

  •
  either we or Parent terminate the merger agreement because of the failure to receive our stockholders' approval and adoption of the merger agreement at the special meeting;

  •
  we terminate the merger agreement because we intend to enter into an agreement or arrangement for a superior proposal prior to the special meeting; or

  •
  Parent terminates the merger agreement because our board of directors withdraws, modifies or fails to make its recommendation in favor of the merger, approves or recommends a superior proposal, fails to call, give notice of and convene the special meeting, or recommends tendering shares in a competing tender offer or exchange offer or otherwise fails to reject such tender offer or exchange offer or other competing transaction.

The amount of the above termination fee will be $64 million if the merger agreement is terminated in the circumstances described above on or before October 26, 2005 or if the merger agreement is terminated thereafter in the circumstances described above and our stockholders have adopted and approved the merger agreement on or before October 26, 2005. In all other cases, the termination fee will be $96 million.

        Parent has agreed to pay a termination fee of $250 million to us if:

  •
  we terminate the merger agreement in certain circumstances due to Parent's failure to obtain the financing by November 26, 2006 or the last day of a 30-business day marketing period for the financing;

  •
  we terminate the merger agreement in certain circumstances due to the failure of Parent to obtain the requisite regulatory approvals, as long as (1) we did not cause or materially contribute to (A) the failure to obtain the requisite regulatory approvals or (B) the issuance of an order that would cause any of the regulatory-related conditions to be unsatisfied and (2) any lawsuit brought by us or any of our stockholders in their capacity as a stockholder does not cause any of the regulatory-related conditions to be unsatisfied; or

  •
  Parent terminates the merger agreement in certain circumstances due to failure to obtain the requisite FCC approval or due to the imposition of an injunction or order preventing the transactions contemplated by the merger agreement, as long as (1) we did not cause or materially contribute to (A) the failure to obtain the requisite regulatory approvals or (B) the issuance of an order that would cause any of the regulatory-related conditions to be unsatisfied and (2) any lawsuit brought by us or any of our stockholders in their capacity as a stockholder does not cause any of the regulatory-related conditions to be unsatisfied.

        Pursuant to the merger agreement, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses, except as otherwise provided in connection with certain terminations of the merger agreement.

  Effect of Termination

        If the merger agreement is terminated, it will become void and have no effect, other than the provisions relating to confidentiality and termination fees and expenses. Termination, however, will not relieve any party from liability or damages resulting from any breach by that party of the merger agreement, except that any damages will be reduced by the amount of any termination fees actually received pursuant to the merger agreement.

  Amendment and Waiver

        Any provision of the merger agreement may be amended or waived prior to the closing of the merger if the amendment or waiver is in writing and signed, in the case of an amendment by us, Parent and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective. After our stockholders have approved and adopted the merger agreement, no amendment may be made that would require further approval by our stockholders without obtaining that approval.

Voting Agreement

        Concurrently with the execution of the merger agreement, Parent and Merger Sub entered into a voting agreement with Constellation, LLC, Carlyle PanAmSat I, LLC, Carlyle PanAmSat II, LLC, PEP PAS, L.L.C., and PEOP PAS, L.L.C., which are affiliates of the Sponsors that collectively hold 71,315,359 shares of our common stock. Together these shares represent approximately 58% of our outstanding common stock as of the record date. We are also a party to the voting agreement.

        Pursuant to the voting agreement, and subject to the terms and conditions contained in the voting agreement, these affiliates of the Sponsors have agreed, among other things, to vote their shares of our common stock in favor of approving and adopting the merger agreement. Further, they have agreed to vote against:

  •
  the approval of any competing transaction or other business combination between us and any other person other than the merger;

  •
  any proposal in opposition to, or in competition or inconsistent with, the merger or the merger agreement;

  •
  any action or agreement known by such affiliates of the Sponsors to result in a breach of any of our representations, warranties, covenants or agreements under the merger agreement;

  •
  any liquidation or winding up of our company;

  •
  any extraordinary dividend by us or change in our capital structure;

  •
  any action or agreement known by such affiliates of the Sponsors to reasonably be likely to result in any condition to the consummation of the merger set forth in the merger agreement not being fulfilled or known by such affiliates of the Sponsors to materially adversely affect our ability to consummate the transactions contemplated by the merger agreement by the outside date set forth in the merger agreement.

        Under the terms of the voting agreement each of these affiliates of the Sponsors has granted an irrevocable proxy and power of attorney to Parent, Merger Sub and their designees to vote at the special meeting with respect to the shares it holds unless the voting agreement is terminated as described below.

        These affiliates of the Sponsors have also agreed (1) not to transfer their shares of our common stock until the voting agreement is terminated, (2) except in limited circumstances, not to solicit any competing transactions or participate in any solicitation of proxies for any competing transaction, and (3) to indemnify and reimburse us if we are required to pay a termination fee to Parent in respect of the failure to obtain our stockholders' approval and adoption of the merger agreement due to the breach by them of their obligation to vote as set forth above.

        The voting agreement provides that it will terminate and the proxy described above will expire upon the earliest of:

  •
  the effective date of the merger; or

  •
  the termination of the merger agreement in accordance with its terms.

Regulatory Approvals

        We have summarized below the material regulatory requirements affecting the transactions contemplated by the merger agreement. Although we cannot guarantee these approvals will be obtained on a timely basis, or at all, we believe that the necessary approvals can be obtained in sufficient time to allow the merger to be completed by November 26, 2006.

FCC Approval

        Pursuant to the Communications Act of 1934, the transfer of control, directly or indirectly, of a company holding FCC licenses requires prior FCC approval. Certain of our subsidiaries hold FCC licenses. As a result of the transactions contemplated by the merger agreement the Sponsors will transfer their interests in us, including their indirect controlling interests in these license subsidiaries, to Parent and/or Intelsat. Therefore, the licensee subsidiaries and/or Intelsat are required to file an application for FCC consent to the transfer of control of the licensee subsidiaries in connection with the merger.

        After the submission of the application, the FCC will place the application on public notice and invite petitions, oppositions and other comments by third parties with respect to the application. This public notice period typically lasts for 30 days. Third parties will be able to request, among other things, that the FCC impose conditions on its grant of approval, designate the application for a formal hearing before deciding the merits and/or deny the application. There can be no assurance that petitions, oppositions or other comments by third parties will not be received during the public notice period.

        The FCC has developed an informal timetable for acting upon transfer of control applications. The agency will seek to take action on any such application (i.e., grant, deny, or designate the application for hearing) within 180 days from the initial public notice accepting the application for filing. Routine applications are typically decided within the 180-day period; however, more complex applications may take longer. The FCC reserves the right to stop that 180-day "clock" at its discretion. We cannot assure you that the FCC will grant its consent in a timely manner or that the FCC will not agree with the views of third parties that may oppose the application and deny its approval or impose onerous conditions in connection with granting its approval.

U.S. Antitrust Requirements

        The transactions contemplated by the merger agreement are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, which provide that certain acquisition transactions may not be completed until specified information has been furnished to the Antitrust Division of the Department of Justice, and the Federal Trade Commission, or FTC, and until certain waiting periods have been terminated or have expired. We and Parent and/or Intelsat are required by the merger agreement to file the required information and materials to notify the Antitrust Division and the FTC of the merger within 30 business days of having entered into the merger agreement.

Foreign and Certain Other Regulatory Matters

        Approvals or clearances from regulatory bodies in certain other countries are conditions to the completion of the transactions contemplated by the merger agreement. In addition, we and our subsidiaries provide communications services to other foreign countries in all regions of the world. In many of these countries, we and our subsidiaries have received government licenses or other authorizations to provide such services. In some of the countries, completion of the transactions contemplated by the merger agreement may require either government approval or notification of the change in control over the relevant licenses or authorizations. We do not currently anticipate that our pursuit of any other foreign notifications, clearances or approvals will hinder, delay or restrict completion of the transactions contemplated by the merger agreement.

        The transactions contemplated by the merger agreement may also be subject to regulatory requirements of other state, federal, and foreign governmental agencies and authorities, including those relating to any foreign control or national security issues and those relating to the solicitation of a stockholder vote. Intelsat and the Sponsors are currently working with us to evaluate and comply in all material respects with these requirements, as appropriate, and do not currently anticipate that they will hinder, delay, or restrict completion of the transactions contemplated by the merger agreement.

Committee on Foreign Investment in the United States

        The Exon-Florio Amendment to the Defense Production Act of 1950, commonly known as "Exon-Florio," provides the President of the United States with the authority to investigate and, where necessary, block or unwind mergers and acquisitions by foreign persons that could threaten U.S. national security. By executive order, the President has delegated his investigatory powers under Exon-Florio to the Committee on Foreign Investment in the United States ("CFIUS"), an interagency committee chaired by the U.S. Treasury Department. We intend, jointly with Intelsat or Parent, to make a filing with CFIUS seeking confirmation that the merger does not threaten the national security.

Other U.S. Regulatory Filings

        We engage in several business areas that are regulated by the U.S. Government on national security grounds. In particular, we are registered with the U.S. State Department as a manufacturer or exporter of satellite-related items that are controlled under the International Traffic in Arms Regulations, or ITAR. In addition, we have a subsidiary that engages in certain U.S. Government contracting activities that are regulated by the U.S. Department of Defense under the National Industrial Security Program Operating Manual, or NISPOM. In connection with the transfer of control of PanAmSat to Intelsat, appropriate notice and other filings will be made with the Departments of State and Defense.

Financing of the Merger

        In connection with the merger, Parent will pay or cause to be paid approximately $3.2 billion to our stockholders.

        Parent has received financing commitments for the full amount of the purchase price from a group of financial institutions, or the lenders, led by Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Lehman Brothers Inc. A substantial portion of the financing for the transaction is expected to be raised by Parent, with additional financing expected to be raised at PanAmSat, PanAmSat Corporation, and Intelsat Subsidiary Holding Company, Ltd.

        The lenders have committed, on the terms and conditions set forth in their debt commitment letter with Parent, to:

  •
  provide up to $572,900,000 in aggregate principal amount of senior interim loans to PanAmSat Corporation in the event that senior notes of PanAmSat Corporation are not issued in like amounts on or prior to the closing date;

  •
  provide up to $721,200,000 in aggregate principal amount of senior interim loans to PanAmSat in the event that senior notes of PanAmSat are not issued in like amounts on or prior to the closing date;

  •
  provide up to $557,000,000 in aggregate principal amount of senior interim loans to Intelsat Subsidiary Holding Company, Ltd. (of which up to $357,000,000 may be issued by Parent and be guaranteed on a senior basis by Intelsat Subsidiary Holding Company, Ltd. and certain of its direct and indirect subsidiaries) in the event that senior notes of Intelsat Subsidiary Holding Company, Ltd. and Parent in like amounts are not issued on or prior to the closing date;

  •
  provide up to $1,415,500,000 in aggregate principal amount of senior interim loans to Parent in the event that senior notes of Parent in like amounts are not issued on or prior to the closing date;

  •
  provide up to $663,570,000 in aggregate principal amount of senior interim loans to PanAmSat Corporation to the extent offers to purchase made as a result of the change of control are accepted by the holders of the 9% notes issued by PanAmSat Corporation;

  •
  provide up to $301,990,000 in aggregate principal amount of senior interim loans to PanAmSat to the extent offers to purchase made as a result of the change of control are accepted by the holders of the 10 3/8% Notes issued by PanAmSat;

  •
  refinance the full amount of the PanAmSat Corporation bank facility in the event that such bank facility is not amended on terms reasonably satisfactory to Parent prior to the closing date; and

  •
  refinance the full amount of the Intelsat Subsidiary Holding Company, Ltd. bank facility in the event that such bank facility is not amended on terms reasonably satisfactory to Parent prior to the closing date.

        Parent has the right under the debt commitment letter, under certain circumstances, to re-allocate the commitments among the facilities listed above.

        The obligations of the banks to make available the facilities are subject to the satisfaction or waiver of a number of conditions including, without limitation:

  •
  the merger shall be consummated pursuant to the merger agreement and no material provision or condition thereof shall have been waived, amended, supplemented or otherwise modified in a manner that is material and adverse to the lead arrangers or the banks without the prior written consent of the lead arrangers, which shall not be unreasonably withheld or delayed.

  •
  completion of the final documentation for the facilities;

  •
  the preparation of offering memoranda related to the issuance of certain notes and the investment banks engaged to publicly offer or privately place the notes having been afforded the opportunity to market such notes pursuant to such offering memoranda and provided certain assistance in respect of such marketing; and

  •
  certain other customary closing conditions, including delivery of customary legal opinions, the correctness in all material respects of certain representations and warranties, and satisfaction with the results of certain lien and litigation searches.

Such obligations of the banks, however, are not subject to the satisfaction of any condition specifying the absence of a material adverse change in the financial markets, a pro forma leverage test for the combined companies, or the absence of a material adverse change in the business of Intelsat.

        Pursuant to the debt commitment letter, the interim loans will be unsecured obligations of their respective borrowers, and the replacement bank facilities, if utilized, will each be secured on a similar basis as the respective bank facility being replaced.

        The interim loans will also include other covenants and restrictions customary for interim facilities, and the replacement bank facilities will, if utilized, each contain other covenants and restrictions similar to those in the respective bank facility being replaced.

        The debt commitment letter and each of the facilities are subject to termination on the earliest of (1) the date the merger agreement is terminated, (2) the consummation of the acquisition without the finding of the facilities and (3) the date that is 455 days after the date of the commitment letter.

        Prior to this financing and the closing of the merger, Parent is expected to transfer substantially all of its assets and liabilities (including its 9 1/4% Senior Discount Notes due 2015) to a newly formed wholly owned subsidiary. Upon completion of the transaction, both PanAmSat and Intelsat Subsidiary Holding Company, Ltd. will be direct or indirect wholly owned subsidiaries of Parent, and PanAmSat and its subsidiaries will continue as separate corporate entities. The transaction is expected to result in a change of control, as defined in the indenture governing PanAmSat's outstanding bonds and certain of the indentures governing PanAmSat Corporation's outstanding bonds.

Ownership by Certain Beneficial Owners

        The information below is based on a review of all statements on Schedules 13D and 13G filed with the SEC, except as otherwise known by us. As of August 28, 2005, 122,598,093 shares of our common stock were outstanding and, as of such date, these stockholders have reported the following ownership of our common stock, which represents the following percent of outstanding shares of our common stock as of that date:

	Beneficial Ownership of Common Stock
	Number	Percentage
Name and Address of Beneficial Owner
KKR Millennium GP LLC(1)	31,932,251	26.05%
TCG Holdings, L.L.C.(2)	19,721,386	16.09%
Providence Equity Partners IV, L.L.C.(3)	19,691,554	16.06%

(1)
Shares of our common stock shown as beneficially owned by KKR Millennium GP LLC reflect shares of our common stock owned of record by Constellation, LLC. KKR Millennium GP LLC is the general partner of KKR Associates Millennium L.P., which is the general partner of the KKR Millennium Fund L.P., which is a member of Constellation, LLC. Messrs. Henry R. Kravis, George R. Roberts, James H. Greene, Jr., Paul E. Raether, Michael W. Michelson, Perry Golkin, Scott Stuart, Edward A. Gilhuly, Johannes P. Huth, Todd A. Fisher, Alexander Navab, Marc Lipschultz, Jacques Garaialde, Reinhard Gorenflos, Michael M. Calbert and Scott C. Nuttall, as members of KKR Millennium GP LLC, may be deemed to share beneficial ownership of any shares beneficially owned by KKR Millennium GP LLC, but disclaim such beneficial ownership. Messrs. Joseph Y. Bae, George M.C. Fisher, R.C. Johnstone, Jr. and Alexander Navab are directors of PanAmSat Corporation and us and executives of KKR. They disclaim beneficial ownership of any shares of our common stock beneficially owned by KKR. The address of KKR Millennium GP LLC and Messrs. Kravis, Raether, Golkin, Stuart, Navab, Lipschultz and Nuttall is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019. The address of Messrs. Roberts, Michelson, Greene, Gilhuly and Calbert is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025. The address of Messrs. Fisher, Huth, Gorenflos and Garaialde is c/o Kohlberg Kravis Roberts & Co. L.P., Stirling Square, 7 Carlton Garden, London SW1Y 5AD, England.

(2)
Carlyle Partners III Telecommunications, L.P. and CPIII Coinvestment, L.P., which we collectively refer to as the Carlyle Funds, collectively indirectly hold 19,691,554 shares of our common stock, representing 18,637,640 shares of our common stock owned of record by Carlyle PanAmSat I, LLC and 1,053,914 shares of our common stock held of record by Carlyle PanAmSat II, LLC. TC Group, L.L.C. exercises investment discretion and control over the shares indirectly held by each of the Carlyle Funds through its indirect subsidiary TC Group III, L.P., which is the sole general partner of each of the Carlyle Funds. TCG Holdings, L.L.C. is the managing member of TC Group, L.L.C. TC Group, L.L.C. is the sole managing member of TC Group III, L.L.C. TC Group III, L.L.C is the sole general partner of TC Group III, L.P. Messrs. Michael J. Connelly and Bruce E. Rosenblum are directors of PanAmSat Corporation and us and executives of The Carlyle Group. They disclaim beneficial ownership of any shares of our common stock beneficially owned by the Carlyle Group. TC Group, L.L.C. holds 3,494 shares of our common stock and options to purchase an aggregate of 131,696 shares of our common stock, of which options to purchase an aggregate of 26,338 shares of our common stock will be exercisable within 60 days of the date of this proxy statement. Messrs. Connelly and Rosenblum received these shares and options as compensation for their services as directors and assigned them to TC Group, L.L.C. TCG Holdings L.L.C. disclaims beneficial ownership of any shares of our common stock beneficially owned by TC Group, L.L.C. TCG Holdings, L.L.C. is managed by a three-person managing board, and all board action relating to the voting or disposition of these shares requires approval of a majority of the board. William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein, as the managing members of TCG Holdings L.L.C., may be deemed to share beneficial ownership of the shares shown as beneficially owned by TCG Holdings L.L.C. Such persons disclaim such beneficial ownership. The Carlyle Group's address is 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004.

(3)
Represents 19,628,246 shares of our common stock owned of record by PEP PAS, L.L.C. and 63,308 shares of common stock owned of record by PEOP PAS, L.L.C. The foregoing numbers represent shares for which PEP PAS, L.L.C. and PEOP PAS, L.L.C. each has sole dispositive and voting power. Such shares may be deemed to be beneficially owned, respectively, by Providence Equity Partners IV L.P. ("PEP4"), the sole member of PEP PAS, L.L.C. and Providence Equity Operating Partners IV, L.P. ("PEOP4"), the sole member of PEOP PAS, L.L.C., Providence Equity GP IV L.P. ("PEGP4"), the sole general partner of both PEP4 and PEOP4, Providence Equity Partners IV L.L.C. (the "LLC"), the sole general partner of PEGP4, and Jonathan M. Nelson, owner of 50% of the voting rights of LLC. Each of PEP4, PEOP4, PEGP4, LLC and Mr. Nelson have specifically disclaimed beneficial ownership in the common stock beneficially owned by PEP PAS, L.L.C. and PEOP PAS, L.L.C., except to the extent of its pecuniary interest therein. Michael J. Dominguez and Paul J. Salem are directors of PanAmSat Corporation and us and executives of Providence Equity Partners. They disclaim beneficial ownership of any shares of our common stock beneficially owned by Providence Equity Partners. Providence Equity Partners IV Inc., an affiliate of Providence Equity Partners, holds 3,494 shares of our common stock and options to purchase an aggregate of 131,696 shares of our common stock, of which options to purchase an aggregate of 26,338 shares of our common stock will be exercisable within 60 days of the date of this proxy statement. Messrs. Dominguez and Salem received these shares and options as compensation for their services as directors and assigned them to Providence Equity Partners IV Inc. Mr. Nelson, a 50% holder of Providence Equity Partners IV Inc., disclaims beneficial ownership of any shares of our common stock beneficially owned by Providence Equity Partners IV Inc.

Interests of the Directors and Executive Officers

        In considering the recommendations of our board of directors, you should be aware that some of our directors and officers may have interests in the merger that may be different from, or in addition to, your interests as a stockholder generally and may create potential conflicts of interests. Our board of directors was aware of these interests in making its recommendations.

Affiliations with Sponsors and Stock Ownership

        Eight of our eleven directors are affiliated with the Sponsors as described below, and the Sponsors may have interests in the merger that are different than the other unaffiliated stockholders. Although these directors have not entered into the voting agreement to which other affiliates of the Sponsors have entered, the Sponsors have expressed their approval of the merger. See "Voting Agreement".

        In addition, these directors and our other directors and management, as stockholders, may have preferences with respect to their stock ownership that differ from our unaffiliated stockholders. As of August 28, 2005, our directors and executive officers beneficially owned the number of shares of our common stock listed below, representing approximately the percentage of the outstanding shares of our common stock set forth opposite such number (based on 122,598,093 shares of our common stock outstanding as of August 28, 2005).

	Beneficial Ownership of Common Stock(1)
	Number	Percentage
Name and Address of Beneficial Owner
Joseph R. Wright, Jr.(2)	929,673	*
James B. Frownfelter(3)	297,871	*
James W. Cuminale(4)	394,562	*
Thomas E. Eaton, Jr.	5,000	*
Michael J. Inglese(5)	301,507	*
Joseph Y. Bae(6)	31,947,167	26.06%
Michael J. Connelly(7)	19,721,386	16.09%
Michael J. Dominguez(8)	19,721,386	16.09%
George M.C. Fisher(6)	32,026,185	26.12%
R.C. Johnstone, Jr.(6)	31,947,167	26.06%
Alexander Navab(6)	31,947,167	26.06%
Bruce E. Rosenblum(7)	19,721,386	16.09%
Paul J. Salem(8)	19,721,386	16.09%
James M. Hoak	1,747	*
Karl von der Heyden	1,747	*

*
Less than one percent

(1)
The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)
Includes options to purchase 417,678 shares and 511,995 shares held by the Joseph R. Wright, Jr. 2005 Retained Annuity Trust over which Mr. Wright exercises investment and voting control.

(3)
Includes options to purchase 198,179 shares.

(4)
Includes options to purchase 216,799 shares.

(5)
Includes options to purchase 197,059 shares.

(6)
Shares of our common stock shown as beneficially owned by KKR Millennium GP LLC reflect shares of our common stock owned of record by Constellation, LLC. KKR Millennium GP LLC is the general partner of KKR Associates Millennium L.P., which is the general partner of the KKR Millennium Fund L.P., which is a member of Constellation, LLC. Messrs. Henry R. Kravis, George R. Roberts, James H. Greene, Jr., Paul E. Raether, Michael W. Michelson, Perry Golkin, Scott Stuart, Edward A. Gilhuly, Johannes P. Huth, Todd A. Fisher, Alexander Navab, Marc Lipschultz, Jacques Garaialde, Reinhard Gorenflos, Michael M. Calbert and Scott C. Nuttall, as members of KKR Millennium GP LLC, may be deemed to share beneficial ownership of any shares beneficially owned by KKR Millennium GP LLC, but disclaim such beneficial ownership. Messrs. Joseph Y. Bae, George M.C. Fisher, R.C. Johnstone, Jr. and Alexander Navab are directors of PanAmSat Corporation and us and executives of KKR. They disclaim beneficial ownership of any shares of our common stock beneficially owned by KKR. The address of KKR Millennium GP LLC and Messrs. Kravis, Raether, Golkin, Stuart, Navab, Lipschultz and Nuttall is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019. The address of Messrs. Roberts, Michelson, Greene, Gilhuly and Calbert is c/o Kohlberg Kravis

  Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025. The address of Messrs. Fisher, Huth, Gorenflos and Garaialde is c/o Kohlberg Kravis Roberts & Co. L.P., Stirling Square, 7 Carlton Garden, London SW1Y 5AD, England.

(7)
Carlyle Partners III Telecommunications, L.P. and CPIII Coinvestment, L.P., which we collectively refer to as the Carlyle Funds, collectively indirectly hold 19,691,554 shares of our common stock, representing 18,637,640 shares of our common stock owned of record by Carlyle PanAmSat I, LLC and 1,053,914 shares of our common stock held of record by Carlyle PanAmSat II, LLC. TC Group, L.L.C. exercises investment discretion and control over the shares indirectly held by each of the Carlyle Funds through its indirect subsidiary TC Group III, L.P., which is the sole general partner of each of the Carlyle Funds. TCG Holdings, L.L.C. is the managing member of TC Group, L.L.C. TC Group, L.L.C. is the sole managing member of TC Group III, L.L.C. TC Group III, L.L.C is the sole general partner of TC Group III, L.P. Messrs. Michael J. Connelly and Bruce E. Rosenblum are directors of PanAmSat Corporation and us and executives of The Carlyle Group. They disclaim beneficial ownership of any shares of our common stock beneficially owned by the Carlyle Group. TC Group, L.L.C. holds 3,494 shares of our common stock and options to purchase an aggregate of 131,696 shares of our common stock, of which options to purchase an aggregate of 26,338 shares of our common stock will be exercisable within 60 days of the date of this proxy statement. Messrs. Connelly and Rosenblum received these shares and options as compensation for their services as directors and assigned them to TC Group, L.L.C. TCG Holdings L.L.C. disclaims beneficial ownership of any shares of our common stock beneficially owned by TC Group, L.L.C. TCG Holdings, L.L.C. is managed by a three-person managing board, and all board action relating to the voting or disposition of these shares requires approval of a majority of the board. William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein, as the managing members of TCG Holdings L.L.C., may be deemed to share beneficial ownership of the shares shown as beneficially owned by TCG Holdings L.L.C. Such persons disclaim such beneficial ownership. The Carlyle Group's address is 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004.

(8)
Represents 19,628,246 shares of our common stock owned of record by PEP PAS, L.L.C. and 63,308 shares of common stock owned of record by PEOP PAS, L.L.C. The foregoing numbers represent shares for which PEP PAS, L.L.C. and PEOP PAS, L.L.C. each has sole dispositive and voting power. Such shares may be deemed to be beneficially owned, respectively, by Providence Equity Partners IV L.P. ("PEP4"), the sole member of PEP PAS, L.L.C. and Providence Equity Operating Partners IV, L.P. ("PEOP4"), the sole member of PEOP PAS, L.L.C., Providence Equity GP IV L.P. ("PEGP4"), the sole general partner of both PEP4 and PEOP4, Providence Equity Partners IV L.L.C. (the "LLC"), the sole general partner of PEGP4, and Jonathan M. Nelson, owner of 50% of the voting rights of LLC. Each of PEP4, PEOP4, PEGP4, LLC and Mr. Nelson have specifically disclaimed beneficial ownership in the common stock beneficially owned by PEP PAS, L.L.C. and PEOP PAS, L.L.C., except to the extent of its pecuniary interest therein. Michael J. Dominguez and Paul J. Salem are directors of PanAmSat Corporation and us and executives of Providence Equity Partners. They disclaim beneficial ownership of any shares of our common stock beneficially owned by Providence Equity Partners. Providence Equity Partners IV Inc., an affiliate of Providence Equity Partners, holds 3,494 shares of our common stock and options to purchase an aggregate of 131,696 shares of our common stock, of which options to purchase an aggregate of 26,338 shares of our common stock will be exercisable within 60 days of the date of this proxy statement. Messrs. Dominguez and Salem received these shares and options as compensation for their services as directors and assigned them to Providence Equity Partners IV Inc. Mr. Nelson, a 50% holder of Providence Equity Partners IV Inc., disclaims beneficial ownership of any shares of our common stock beneficially owned by Providence Equity Partners IV Inc.

Treatment of Stock Options

        As of August 28, 2005, there were approximately 5,070,136 shares of our common stock subject to stock options granted under our equity incentive plans to our current executive officers and directors. Each outstanding stock option that remains unexercised as of the completion of the merger, whether or not the option is vested or exercisable, will be cashed-out and the holder of such stock option that has an exercise price of less than $25.00 will be entitled to receive a cash payment, without interest and less applicable withholding taxes, equal to the product of:

  •
  the number of shares of our common stock subject to the option as of the effective time of the merger, multiplied by

  •
  the excess, if any, of $25.00 over the exercise price per share of common stock subject to such option.

        The following table summarizes the vested and unvested options with exercise prices of less than $25.00 per share held by our executive officers and directors as of August 28, 2005:

	Number of Shares Underlying Vested and Unvested Options	Weighted Average Exercise Price of Vested and Unvested Options
Joseph R. Wright, Jr.	1,912,568	$4.09
James B. Frownfelter	988,459	$4.13
James W. Cuminale	724,943	$4.02
Thomas E. Eaton, Jr.	26,339	$18.04
Michael J. Inglese	478,182	$3.93
Joseph Y. Bae	65,848	$4.21
Michael J. Connelly	—	—
Michael J. Dominguez	—	—
George M.C. Fisher	131,696	$4.21
R.C. Johnstone, Jr.	65,848	$4.21
Alexander Navab	65,848	$4.21
Bruce E. Rosenblum	—	—
Paul J. Salem	—	—
James M. Hoak	—	—
Karl von der Heyden	—	—

Treatment of Restricted Stock and Deferred Stock Units

        As of August 28, 2005, there were approximately 975,228 shares of restricted stock held by our executive officers and directors. As of August 28, 2005, there were approximately 202,213 deferred stock units held by our executive officers and directors, which represent the right to receive, on a one-for-one basis, the merger consideration equivalent to approximately 202,213 shares of our common stock. Under the terms of the merger agreement, all such restricted stock shall become immediately vested effective as of the completion of the merger, and all deferred stock units are currently vested. At the effective time of the merger, any restricted stock will be converted into the right to receive a cash payment of $25.00 per share plus an amount equal to the pro rata portion of our undeclared regular quarterly dividend attributable to the fiscal quarter in which the merger occurs, subject to any required withholding taxes. Each deferred stock unit will be converted into a lump sum in cash equal to $25.00 per share plus an amount equal to the pro rata portion of our undeclared regular quarterly dividend attributable to the fiscal quarter in which the merger occurs, subject to any required withholding taxes and to the plans under which such units are outstanding.

        The following table summarizes the restricted stock awards and deferred stock units held by our executive officers and directors as of August 28, 2005:

	Number of Shares of Restricted Stock	Deferred Stock Units
Joseph R. Wright, Jr.	511,995	—
James B. Frownfelter	99,692	176,823
James W. Cuminale	177,763	25,390
Thomas E. Eaton, Jr.	5,000	—
Michael J. Inglese	104,448	—
Joseph Y. Bae	1,747	—
Michael J. Connelly	—	—
Michael J. Dominguez	—	—
George M.C. Fisher	67,595	—
R.C. Johnstone, Jr.	1,747	—
Alexander Navab	1,747	—
Bruce E. Rosenblum	—	—
Paul J. Salem	—	—
James M. Hoak	1,747	—
Karl von der Heyden	1,747	—

Chairmanship

        Joseph Wright, our Chief Executive Officer and a director, is expected to become Intelsat's Chairman upon the closing of the merger. As of the date of this proxy statement, Mr. Wright has not agreed upon the terms of any such chairmanship, and there can be no assurance that they will or will not agree upon such terms after the date of this proxy statement.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

  Employment agreement with Joseph R. Wright

        On August 20, 2004, PanAmSat entered into an employment agreement with Joseph R. Wright, Jr. pursuant to which Mr. Wright agreed to continue to serve as Chief Executive Officer of PanAmSat. The agreement provides for a one-year term of employment that automatically renews annually unless either party gives notice, with an annual base salary of $685,000 (subject to increase at the discretion of the Board) and an annual target bonus amount equal to 100% of the annual base salary, based on the achievement of performance targets and/or other bonus criteria established by our board of directors. Mr. Wright is entitled to participate in our employee benefit and retirement plans.

        If Mr. Wright is terminated without "cause" or resigns for "good reason" (each as defined in his agreement), or if we do not renew his agreement at the end of any one-year term, he is entitled to receive a severance amount equal to two and one-half times the sum of his base salary plus the greater of the most recent bonus paid to him or the bonus target in effect at the time of termination. In addition, we will pay the costs of Mr. Wright's (and his eligible dependents') participation in our health and insurance benefits until the earlier of 30 months following his termination and the date on which Mr. Wright secures alternate employment. In the event that any amount or distribution to Mr. Wright would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code, then we will pay Mr. Wright the amount necessary to fully reimburse him for such taxes.

        As a condition precedent to the receipt of any severance payment or benefits, Mr. Wright must execute a written waiver and release of claims against us. In addition, Mr. Wright has agreed that during the term of the agreement and for a period of 18 months after the termination of his employment, he will not compete with us or solicit any key employees to accept employment with any of our competitors.

  Employment agreement with James B. Frownfelter

        On August 20, 2004, PanAmSat entered into an employment agreement with James B. Frownfelter, pursuant to which Mr. Frownfelter agreed to continue to serve as President and Chief Operating Officer. The employment agreement provides for a one-year term of employment that automatically renews annually unless either party gives notice, with an annual base salary of $448,000 (subject to increase at the discretion of the Board) and an annual target bonus amount equal to 100% of the annual base salary, based on the achievement of performance targets and/or other bonus criteria established by the board of directors. Mr. Frownfelter is entitled to participate in our employee benefit and retirement plans.

        If Mr. Frownfelter is terminated without "cause" or resigns for "good reason" (each as defined in his agreement), or if we do not renew his agreement at the end of any one-year term, he is entitled to receive a severance amount equal to two times the sum of his base salary plus the greater of the most recent bonus paid to him or the bonus target in effect at the time of termination. In addition, we will pay the costs of Mr. Frownfelter's (and his eligible dependents') participation in our health and insurance benefits until the earlier of 24 months following his termination or the date on which Mr. Frownfelter secures alternate employment. In the event that any amount or distribution to Mr. Frownfelter would be subject to the excise tax imposed under Section 4999 of the Code, then we will pay Mr. Frownfelter the amount necessary to fully reimburse him for such taxes.

        As a condition precedent to the receipt of any severance payment or benefits, Mr. Frownfelter must execute a written waiver and release of claims against us. In addition, Mr. Frownfelter has agreed that during the term of the agreement and for a period of 18 months after the termination of his employment, he will not compete with us or solicit any key employees to accept employment with any of our competitors.

        Mr. Frownfelter's employment agreement superseded the executive change-in-control severance agreement between us and Mr. Frownfelter entered into in March 2002.

Severance Pay Plan

        Our 2005 Severance Pay Plan (the "Severance Pay Plan") provides severance pay to eligible employees upon certain separations of employment. Each of our regular full-time employees is a participant in the Severance Pay Plan. An employee terminated by us for any reason other than for cause (as defined in the Severance Pay Plan) shall be eligible to receive severance benefits pursuant to the Severance Pay Plan. Severance benefits are calculated based upon the employee's level of compensation and the number of years with us, with a minimum of 12 weeks' salary and a maximum of 52 weeks' salary for executive employees, a minimum of 6 weeks' salary and a maximum of 40 weeks' salary for exempt employees, and a minimum of four weeks' salary and a maximum of 29 weeks' salary for non-exempt employees. The terminated employee is also entitled to participate in our group health, dental and life insurance plans for the number of weeks calculated above. In the event that due to, and within 18 months after, a change in control (as defined in the Severance Pay Plan), an employee either resigns for good reason (as defined in the Severance Pay Plan) or is terminated by us pursuant to a layoff or other termination (as determined by our Chief Executive Officer in his sole discretion) other than for cause, then severance benefits shall instead be calculated based upon the employee's level of compensation, with a minimum for all eligible employees of 26 weeks salary and a maximum of 52 weeks salary, and the employee is entitled to participate in our group health, dental and life insurance plans for no more than three months after such termination. The severance benefit is paid as soon as practicable after execution and effectiveness of a signed waiver and release of all claims which the employee may have by reason of employment with us of termination thereof, at our option, either (i) in a lump sum, or (ii) in accordance with our payroll practices, in each case, less applicable deductions and withholdings. The consummation of the merger will constitute such a change in control.

        Under the terms of the Severance Pay Plan, the Chief Executive Officer or his designee has the power to determine all ambiguities arising under the Severance Pay Plan, and any decision regarding any matter within the discretion of the Chief Executive Officer and made by him in good faith is binding on all persons. We have reserved the right through our board of directors to amend the Severance Pay Plan or to terminate the Severance Pay Plan at any time without prior notice, provided that the Severance Pay Plan shall not be terminated with respect to any Terminated Employee (as defined in the Severance Pay Plan) or amended in a way that is adverse to the interests of any Terminated Employee.

        Our executives are entitled to receive the benefits of our Severance Pay Plan unless such benefits are superseded or otherwise provided in his or her executive change-in-control severance agreements (described below) or employment agreement.

Executive Change-in-Control Severance Agreements

        In March 2002, effective as of October 15, 2001, PanAmSat entered into executive change-in-control severance agreements (the "Severance Agreements") with each of James W. Cuminale, Thomas E. Eaton, Jr. and Michael J. Inglese (the "Retained Officers"). The Severance Agreements provide for payments by us to the Retained Officers in the event we terminate such officer's employment without cause or the Retained Officer terminates his employment for good reason (an "Involuntary Termination"), in each case within three years after a change-in-control (as defined in the Severance Agreements). As a change-in-control of both The DIRECTV Group and PanAmSat have occurred, these agreements will apply if an involuntary termination of the executive occurs during the period specified by the agreement.

        In the event of an Involuntary Termination of a Retained Officer, we will pay to such Retained Officer all accrued compensation in an amount equal to the sum of (i) the unpaid annual base salary earned as of the date of termination, (ii) an amount equal to the higher of (x) the Retained Officer's unpaid targeted annual bonus established for the fiscal period in which the Involuntary Termination occurs or (y) the actual bonus paid or payable to the Retained Officer in respect of our most recent full fiscal year, in each case multiplied by a fraction, the numerator of which is the number of days elapsed in the current fiscal period to the date of termination, and the denominator of which is 365 and (iii) an amount equal to the Retained Officer's accrued balance under our "paid time off" program (or successor or replacement program), calculated based on the Retained Officer's annual base salary.

        The Severance Agreements also require that we pay to such Retained Officer severance compensation upon Involuntary Termination in an amount equal to two times the sum of (i) the Retained Officer's annual base salary for the year in which the Involuntary Termination occurs plus (ii) the higher of (x) the Retained Officer's targeted annual bonus established for the fiscal period in which the Involuntary Termination occurs or (y) the actual bonus paid or payable to the Retained Officer in respect of our most recent full fiscal year. Payment of the severance compensation is conditioned upon receipt of a written release from the Retained Officer of any claims against us or our subsidiaries. Payment of such severance compensation is due within 10 days following the effective date of such release. Under the Severance Agreements, all payments thereunder are subject to the Retained Officer's compliance with covenants not to compete with GM, The DIRECTV Group and us for two years following termination, not to solicit our employees for two years following termination, and not to disclose any of our confidential information.

        The Severance Agreements also provide that (i) any unvested stock options, restricted stock units and other awards ("Stock Awards") granted prior to the change-in-control under our Long-Term Stock Incentive Plan (or successor or replacement plan) held by a Retained Officer shall immediately become vested and exercisable, and any restrictions thereon shall lapse upon the change-in-control and, to the extent such Stock Awards are assumed, substituted or continued, following any Involuntary Termination such Stock Awards shall be exercisable under the terms and conditions of our Long-Term Stock

Incentive Plan and any award agreements thereunder for a period equal to the lesser of (x) five years from the date of the Retained Officer's Involuntary Termination or (y) the term of such Stock Award, (ii) the Retained Officer and the Retained Officer's dependents shall be entitled to participate on the same basis as active employees and their dependents, respectively, in our group health, dental and life insurance plans (including premium payments and credit dollars paid by us), or we shall make available comparable benefits (but not any other welfare benefit plans or any retirement plans, except as described below) for a period of two years following an Involuntary Termination of employment, (iii) the Retained Officer shall be entitled to reimbursement for actual payments made for professional outplacement services, not to exceed $25,000 and (iv) the Retained Officer shall be entitled to reimbursement for all outstanding unreimbursed business expenses incurred prior to the Involuntary Termination.

        If any amounts or other benefits payable to a Retained Officer under the Severance Agreements or otherwise become subject to an excise tax imposed under Section 4999 of the Code or any other similar tax or assessment, we will pay the Retained Officer the amount necessary to fully reimburse such Retained Officer for these taxes, unless the Retained Officer would not receive a net after-tax benefit of at least $50,000, in which case his severance would be reduced so as to avoid the imposition of any excise taxes. The Severance Agreements also provide that we reimburse a Retained Officer for attorneys' fees and other costs necessary to enforce or defend his rights under the relevant Severance Agreement.

        We continue to provide Messrs. Inglese and Cuminale with the severance payments and benefits available under their respective Severance Agreements until the expiration of such agreements. Messrs. Wright, Inglese and Cuminale have agreed to 18-month post-termination non-competition and non-solicitation covenants.

        On August 20, 2004, PanAmSat amended the terms of the Severance Agreements with Messrs. Cuminale and Inglese to indefinitely extend the period in which a qualifying severance of such Retained Officer will trigger severance benefits. The severance payment for this extended period (beyond the period contemplated by the Severance Agreement) is an amount equal to the sum of (i) the Retained Officer's annual base salary for the year in which the Involuntary Termination occurs plus (ii) the higher of (x) the Retained Officer's targeted annual bonus established for the fiscal period in which the Involuntary Termination occurs or (y) the actual bonus paid or payable to the Retained Officer in respect of our most recent full fiscal year.

Indemnification and Insurance

        In the merger agreement, Parent agreed that it and the surviving corporation would indemnify, after the effective time of the merger, each of our directors and officers with respect to claims arising from facts or events that occurred prior to the effective time of the acquisition. These rights to indemnification will continue for at least six years after the closing of the merger.

        In addition, Parent has agreed to obtain "tail" insurance policies at the effective time of the merger that provide, for at least six years after such time, insurance coverage with respect to directors' and officers' liability for claims arising from facts or events that occurred prior to such time. The amount and scope of the coverage will be at least as favorable as the terms of our policies in effect as of the date of the acquisition agreement, provided that if the premiums paid for such tail insurance policies exceed 200% of the per annum rate of premium paid by us as of the date of the merger agreement for such insurance, then Parent shall provide a policy with the best coverage as shall then be available at 200% of such rate.

Recent Transactions

August 2004 Recapitalization

        Prior to its recapitalization discussed below, PanAmSat Corporation was a publicly-held company whose common stock traded on NASDAQ; as a result of this recapitalization, PanAmSat Corporation became a privately-held company. In August 2004, the Sponsors and certain members of management recapitalized PanAmSat Corporation through a series of transactions described below that we collectively refer to as the "Recapitalization". The aggregate transaction value of the Recapitalization, including the assumption of indebtedness, premiums and fees and expenses, was approximately $4.4 billion. The series of transactions that led up to and comprised the Recapitalization include the following:

  •
  The 2004 Merger. Prior to the Recapitalization, The DIRECTV Group beneficially owned 80.4% of PanAmSat Corporation's common stock. In order to acquire the remaining shares of PanAmSat Corporation held by PanAmSat Corporation's public stockholders, The DIRECTV Group consummated a merger whereby a wholly-owned subsidiary of The DIRECTV Group merged into PanAmSat Corporation. In that merger, each share of PanAmSat Corporation common stock was converted into a right to receive $23.50 in cash (on an unadjusted basis) (other than shares owned by The DIRECTV Group and certain shares held by members of management who agreed not to have their equity interests cashed out in the merger). As a result of that merger, The DIRECTV Group became the beneficial owner of all of the outstanding shares of PanAmSat Corporation's common stock (other than certain shares held by members of management who agreed not to have their equity interests cashed out in the merger).

  •
  The DIRECTV Stock Sale. Two business days after the consummation of that merger, The DIRECTV Group sold its shares of PanAmSat Corporation common stock in two steps:

  •
  Step one: PanAmSat Corporation repurchased from The DIRECTV Group approximately 95,742,728 shares of PanAmSat Corporation common stock owned by The DIRECTV Group for approximately $21.84 per share (on an unadjusted basis), or an aggregate consideration of approximately $2.09 billion, with funds borrowed under the new borrowings described below; and

  •
  Step two: The Sponsors, certain members of management and one of PanAmSat Corporation's new directors purchased the remaining 25,069,447 shares of PanAmSat Corporation common stock owned by The DIRECTV Group for approximately $21.84 per share (on an unadjusted basis), or an aggregate consideration of approximately $548 million.

  •
  The Borrowings. In connection with the Recapitalization, PanAmSat Corporation entered into $2.71 billion of senior secured credit facilities and issued $1.01 billion aggregate principal amount of 9% senior notes due 2014. The proceeds of these borrowings were used to fund the repurchase described in step one above, repay PanAmSat Corporation's then-existing indebtedness described below and pay transaction fees and expenses of approximately $73 million.

  •
  The Repayment of Then-Existing Indebtedness. Approximately $934 million and $256 million of the proceeds of the borrowings described above were used to purchase PanAmSat Corporation's 8 1/2% Senior Notes due 2012 and 6 1/8% Senior Notes due 2005, respectively, in tender offers.

        After the Recapitalization, the Sponsors owned an aggregate of approximately 98% of PanAmSat Corporation's common stock.

October 2004 Contribution

        On October 8, 2004, the Sponsors and certain members of PanAmSat Corporation's management and board of directors contributed all of PanAmSat Corporation's common stock held by them to us in exchange for a pro rata share of our common stock. In addition, options and all other equity rights for

PanAmSat Corporation's common stock were converted to similar rights for our common stock. As a result, PanAmSat Corporation became a wholly-owned subsidiary of ours.

The Initial Public Offering

        On March 22, 2005, we completed an initial public offering of our common stock in order to repay a significant portion of our outstanding indebtedness and to pay a dividend to our then existing stockholders. After the consummation of the initial public offering, the Sponsors owned an aggregate of approximately 58% of our common stock.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of the material U.S. federal income tax consequences of the merger to our stockholders with respect to their exchange of common stock for cash pursuant to the merger, such exchanging stockholders referred to herein as "stockholders." This summary does not purport to be a description of all tax consequences that may be relevant to our stockholders. This summary is based on current provisions of the Code, existing regulations promulgated under the Code, and current administrative rulings and court decisions, all of which are subject to change, possibly retroactively. It is assumed that the shares of common stock are held as capital assets. This summary does not address the consequences of the merger under state, local or foreign law, nor does it address all aspects of federal income taxation that may be important to some or all of our stockholders in light of their individual circumstances. It also does not address tax issues that may be significant to stockholders subject to special rules, such as financial institutions; broker-dealers or traders in securities; persons who are not citizens or residents of the United States or that are foreign corporations, partnerships, estates or trusts; mutual funds; insurance companies; tax-exempt entities; holders who acquired their shares through stock option or stock purchase programs or otherwise as compensation; holders who are subject to alternative minimum tax; or holders who hold their shares as part of a hedge, straddle or other risk-reduction transaction.

        Stockholders are encouraged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any federal, state, local and foreign income and other tax laws) of the merger.

        The merger will be treated for federal income tax purposes as a taxable sale by our stockholders of their shares of common stock. A stockholder will recognize gain or loss equal to the difference between (1) the amount of the cash consideration received in the merger and (2) the stockholder's adjusted tax basis in the shares of our common stock surrendered in the merger. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if, as of the date of the merger, the stockholder held such shares of common stock for more than one year. For individual stockholders, long-term capital gain generally is subject to preferential rates. There are limitations on the deductibility of capital losses.

        Under U.S. federal income tax law, the payment of the cash consideration to a stockholder (other than certain exempt stockholders, including among others, corporations) pursuant to the merger may be subject to backup withholding at a rate of 28%. Backup withholding will generally not apply with respect to payments made pursuant to the merger to a stockholder who (a) provides his, her or its correct taxpayer identification number and certifies that such stockholder is not subject to backup withholding on the Substitute Form W-9 included in the letter of transmittal or (b) provides a certification of foreign status on Internal Revenue Service Form W-8BEN or an appropriate substitute form. Any amount withheld from the payment of the merger consideration under the backup withholding rules will be allowed as a refund or credit against the stockholder's federal income tax liability if the stockholder furnishes the required information to the Internal Revenue Service in a timely manner. Stockholders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Appraisal Rights of Stockholders

        The following discussion is not a complete statement of appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the Delaware General Corporation Law, which is attached as Appendix B. All references in Section 262 of the Delaware General Corporation Law and in this summary to a "stockholder" are to the record holder of the shares of our common stock as to which appraisal rights are asserted. Stockholders intending to exercise appraisal rights should carefully review Appendix B. Failure to comply strictly with all of the procedures specified in Appendix B will result in the loss of appraisal rights.

        Under Section 262 of the Delaware General Corporation Law, if you do not wish to accept the merger consideration for your shares of our common stock you may elect to have the "fair value" of your shares judicially determined and paid to you in cash in lieu of the merger consideration that you would otherwise be entitled to receive if the merger is consummated.

        The following is a brief summary of Section 262 of the Delaware General Corporation Law, which explains the procedures and requirements for exercising statutory appraisal rights. Failure to precisely follow the procedures described in Section 262 of the Delaware General Corporation Law could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of our common stock concerning the availability of appraisal rights under Section 262 of the Delaware General Corporation Law. A stockholder of record wishing to exercise appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective date of the merger.

        Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262 of the Delaware General Corporation Law, including:

  •
  as more fully described below, the stockholder must deliver to us a demand for appraisal of his, her or its shares before the vote on the merger agreement at the annual meeting;

  •
  the stockholder must not vote its shares of our common stock in favor of the approval and adoption of the merger agreement. A submitted signed proxy not marked "AGAINST" or "ABSTAIN" will be voted for the proposal to approve and adopt the merger agreement and the transactions contemplated thereby. The submission of a proxy not marked "AGAINST" or "ABSTAIN" will result in the waiver of appraisal rights. A stockholder that has not submitted a proxy will not waive his, her or its appraisal rights solely by abstaining if the stockholder satisfies all other provisions of Section 262 of the Delaware General Corporation Law; and

  •
  the stockholder must continuously hold its shares from the date of making the demand through the effective date of the merger. A stockholder who is the record holder of shares of our common stock on the date the written demand for appraisal is made but who thereafter transfers those shares prior to the effective date of the merger will lose any right to appraisal in respect of those shares.

        A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

        A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to us at our principal executive offices at 20 Westport Road, Wilton, Connecticut 06897, Attention: General Counsel and Secretary. The written demand for appraisal should state the stockholder's name and mailing address, the number of shares of our common stock owned by the stockholder and must reasonably inform us that the stockholder intends thereby to demand appraisal of his, her or its shares of our common stock. Within 10 days after the effective date of the merger, we will provide notice of the effective date of the merger to all of our stockholders who have complied with Section 262 of the Delaware General Corporation Law and have not voted for the merger.

        A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of our common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of our common stock outstanding in the name of such record owner.

        Within 120 days after the effective date of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 of the Delaware General Corporation Law may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. We, as the surviving corporation in the merger, must mail such written statement to the stockholder within ten days after the stockholders' request is received by us or within ten days after the latest date for delivery of a demand for appraisal under Section 262 of the Delaware General Corporation Law, whichever is later.

        Within 120 days after the effective date of the merger (but not thereafter), either us or any stockholder who has complied with the required conditions of Section 262 of the Delaware General Corporation Law and who is otherwise entitled to appraisal rights may file a petition in the Court of Chancery of the State of Delaware demanding a determination of the fair value of the shares of our common stock of stockholders entitled to appraisal rights. We have no present intention to file such a petition if a demand for appraisal is made and stockholders seeking to exercise appraisal rights should not assume that we will file such a petition or that we will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights within the time periods and in the manner prescribed in Section 262. Since we have no obligation to file a petition, your failure to do so within the period specified could nullify your previous written demand for appraisal.

        Upon the filing of a petition in the Court of Chancery of the State of Delaware by a stockholder demanding a determination of the fair value of our common stock, service of a copy of the petition must be made upon us. We must then, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached with us. If we file a petition, the petition must be accompanied by the duly verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice also will be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The court must approve the forms of the notices by mail and by publication, and we must bear the costs of the notices.

        At the hearing on the petition, the Court of Chancery of the State of Delaware will determine which stockholders have become entitled to appraisal rights. The court may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Court of Chancery of the State of Delaware may dismiss the proceedings as to any stockholder that fails to comply with such direction.

        After determining which stockholders are entitled to appraisal rights, the court will appraise the shares owned by these stockholders, determining the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining "fair value," the Court of Chancery of the State of Delaware is required to take into account all relevant factors. In Weinberger v. UOP, Inc. the Supreme Court of the State of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Supreme Court of the State of Delaware has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the Delaware General Corporation Law provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the Merger." In Weinberger, the Supreme Court of the State of Delaware construed Section 262 of the Delaware General Corporation Law to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Our stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 of the Delaware General Corporation Law could be more than, the same as or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

        The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a stockholder who has perfected appraisal rights, the court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal.

        No stockholder who has duly demanded appraisal in compliance with Section 262 of the Delaware General Corporation Law, and has not properly withdrawn such demand, will, after the effective date of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective date of the merger.

        At any time within 60 days after the effective date of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective date of the merger, the stockholder's rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

        Any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights. Failure to comply strictly with all of the procedures set forth in Section 262 of the Delaware General Corporation Law may result in the loss of a stockholder's statutory appraisal rights.

Submission of Stockholder Proposals and Nominations

        If the merger occurs within 150 days after the close of our 2005 fiscal year, there will be no annual meeting of stockholders next year. If the merger is not completed by then, set forth below is information relevant to the 2006 annual meeting.

        Our Bylaws contain procedures for stockholder nomination of directors and for other stockholder proposals to be presented before annual stockholder meetings. For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of our company at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year's meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder's notice. Notwithstanding anything in this paragraph to the contrary, if the number of directors to be elected to our board of directors at an annual meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased board of directors at least 100 calendar days prior to the anniversary of the mailing of proxy materials for the prior year's annual meeting of stockholders, then a stockholder's notice required by our Bylaws shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of our company not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by us.

        If stockholders wish to have a proposal included in our proxy statement for next year's annual meeting, they must comply with our Bylaws and the applicable requirements of the Exchange Act, and the rules and regulations thereunder including Rule l4a-8 under such Act. In order to be so eligible, stockholder proposals must be received by us between November 14, 2005 and December 14, 2005 or such other dates as we may publicly announce.

        A copy of the Bylaw provisions described above is available upon written request to James W. Cuminale, Esq., Executive Vice President Corporate Development, General Counsel and Secretary, PanAmSat Holding Corporation, 20 Westport Road, Wilton, Connecticut 06897. The person presiding at the meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination is properly made.

Where You Can Find More Information

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Our public filings with the SEC are also available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

        A copy of our reports and other documents filed with the SEC, including any financial statements and financial statement schedules thereto, will be made available to stockholders without charge upon written request to James W. Cuminale, Esq., Executive Vice President Corporate Development, General Counsel and Secretary, PanAmSat Holding Corporation, 20 Westport Road, Wilton, Connecticut 06897. The company will furnish any exhibits to these filings to each stockholder requesting them upon payment of a fee of $0.10 per page to cover costs. If you would like to request documents, please do so at least ten business days before the date of the special meeting in order to receive them before the special meeting.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. The date of this proxy statement is set forth on the cover page. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Forward-Looking Statements

        This proxy statement contains certain forward-looking information. When used in this proxy statement, the words "estimate," "project," "plan," "anticipate," "expect," "intend," "outlook," "believe" and other similar expressions are intended to identify forward-looking statements and information. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. These statements are based upon our current expectations, any or all of which may be re-evaluated by Intelsat following the merger, which may cause actual events (whether the merger occurs or not) to differ materially from our current expectations. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. All forward-looking statements are subject to risks and uncertainties that could cause actual events to differ materially from those projected.

Other Matters

        Our board knows of no matters other than those listed in the attached Notice of Special Meeting which are likely to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors
James W. Cuminale Secretary

            , 2005

Annex A

EXECUTION COPY

MERGER AGREEMENT

Among

INTELSAT (BERMUDA), LTD.,

PROTON ACQUISITION CORPORATION, and

PANAMSAT HOLDING CORPORATION,

Dated as of August 28, 2005

TABLE OF CONTENTS

ARTICLE I
The Merger		A-1
1.1.	The Merger	A-1
1.2.	Closing Date	A-1
1.3.	Effective Time	A-1
1.4.	Certificate of Incorporation	A-2
1.5.	Bylaws	A-2
1.6.	Directors and Officers	A-2
1.7.	Conversion of Securities	A-2
1.8.	Surrender of Certificates	A-3
1.9.	No Further Ownership Rights in Company Common Stock	A-4
1.10.	Lost, Stolen or Destroyed Certificates	A-4
1.11.	Dissenting Shares	A-4
1.12.	Withdrawal	A-4
1.13.	Notice of Dissenters	A-4
1.14.	Withholding Taxes	A-5
1.15.	Transfer of Ownership	A-5
1.16.	Further Action	A-5
1.17.	Company Equity Awards	A-5
ARTICLE II
Representations and Warranties of the Company		A-6
2.1.	Organization; Subsidiaries; Charter Documents	A-6
2.2.	Capitalization of the Company	A-7
2.3.	Corporate Authorization; Board Approval	A-8
2.4.	Governmental Approvals	A-8
2.5.	Non-Contravention	A-9
2.6.	Company SEC Documents	A-10
2.7.	Financial Statements; No Undisclosed Liabilities; Internal and Disclosure Controls	A-10
2.8.	Information in Offer Documents	A-11
2.9.	Absence of Certain Changes	A-11
2.10.	Insurance	A-11
2.11.	Real Property; Title to Assets	A-12
2.12.	Company Intellectual Property	A-12
2.13.	Litigation	A-13
2.14.	Taxes	A-13
2.15.	Employee Benefit Plans; ERISA	A-14
2.16.	Compliance with Laws; Permits	A-15

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2.17.	Company Satellites	A-16
2.18.	Environmental Matters	A-16
2.19.	Company Material Contracts	A-17
2.20.	Finders' Fees	A-17
2.21.	Opinion of Financial Advisor	A-17
2.22.	Takeover Statutes	A-17
2.23.	Transactions with Affiliates	A-17
2.24.	Labor Matters	A-18
2.25.	Limitation on Warranties	A-18
ARTICLE III
Representations and Warranties of Parent and Merger Sub		A-18
3.1.	Organization and Power; Subsidiaries	A-18
3.2.	Corporate Authorization	A-18
3.3.	Governmental Authorization	A-18
3.4.	Non-Contravention	A-19
3.5.	Information Supplied	A-19
3.6.	Litigation	A-19
3.7.	Financing	A-19
3.8.	Condition of the Business; Independent Investigation	A-20
3.9.	Qualifications to Hold Communications Licenses	A-20
ARTICLE IV
Covenants		A-21
4.1.	Conduct of the Company	A-21
4.2.	Conduct of Parent	A-24
4.3.	Debt Offer Documents, Proxy Statement; SEC Documents; Company Financial Statements	A-25
4.4.	Company Stockholders' Meeting	A-26
4.5.	Confidentiality; Access to Information	A-27
4.6.	No Solicitation	A-27
4.7.	Commercially Reasonable Efforts	A-29
4.8.	Regulatory Matters	A-30
4.9.	Approach to Proceedings	A-32
4.10.	Public Announcements	A-32
4.11.	Director and Officer Liability	A-32
4.12.	Employee Benefits	A-33
4.13.	Cooperation with Financing and Debt Registrations	A-35

ii

4.14.	Merger Sub	A-36
ARTICLE V
Conditions to the Merger		A-36
5.1.	Conditions to the Obligations of the Parties	A-36
5.2.	Conditions to the Obligations of the Company	A-36
5.3.	Conditions to the Obligations of Parent and Merger Sub	A-37
ARTICLE VI
Termination		A-38
6.1.	Termination	A-38
6.2.	Notice of Termination; Effect of Termination	A-40
6.3.	Expenses; Termination Fees	A-41
ARTICLE VII
Miscellaneous		A-42
7.1.	Certain Definitions	A-42
7.2.	Notices	A-49
7.3.	Entire Agreement; Third Party Beneficiaries	A-50
7.4.	Non-Survival of Representations and Warranties	A-50
7.5.	Amendments; No Waivers	A-50
7.6.	Successors and Assigns	A-50
7.7.	Governing Law	A-51
7.8.	Exclusive Jurisdiction	A-51
7.9.	Counterparts; Effectiveness	A-51
7.10.	Interpretation	A-51
7.11.	Disclosure Schedules	A-51
7.12.	Severability	A-51
7.13.	Specific Performance	A-52

iii

MERGER AGREEMENT

        MERGER AGREEMENT (this "Agreement"), dated as of August 28, 2005, among PanAmSat Holding Corporation, a Delaware corporation (the "Company"), Intelsat (Bermuda), Ltd., a Bermuda company ("Parent"), and Proton Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub").

Recitals

        WHEREAS, Constellation, LLC, Carlyle Panamsat I, LLC, Carlyle Panamsat II, LLC, PEP PAS, L.L.C., PEOP PAS, L.L.C. (collectively, the "Stockholders") beneficially own an aggregate of 71,315,359 shares of Company Common Stock, which constitute approximately 58% of the outstanding capital stock of the Company as of the date hereof;

        WHEREAS, the respective Board of Directors of Parent, Merger Sub and the Company have approved, and deem it advisable to consummate, the merger of Merger Sub with and into the Company, with the Company surviving as the Surviving Corporation, on the terms and conditions set forth herein;

        WHEREAS, as a condition and an inducement to the willingness of Parent and Merger Sub to enter into this Agreement, the Stockholders have concurrently herewith entered into that certain Voting Agreement with Parent in substantially the form attached hereto as Exhibit A; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger (as hereinafter defined).

        NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, and, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

The Merger

        1.1.    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged (the "Merger") with and into the Company in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL"), whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation").

        1.2.    Closing Date.    Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date (the "Closing Date"), which shall be the date after satisfaction or waiver of the conditions set forth in Article V other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the fulfillment or waiver of those conditions, that is the earlier of (a) a date during the Marketing Period to be specified by Parent on no less than three Business Days' notice to the Company and (b) the final day of the Marketing Period, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, or at such other time, date or place as agreed to in writing by the parties hereto.

        1.3.    Effective Time.    Upon the Closing, the Company and Merger Sub will file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware as executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed by Parent and the Company and specified in the Certificate of Merger (the "Effective Time"). The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4.    Certificate of Incorporation.    The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended to read in its entirety in the same fashion as the certificate of incorporation of Merger Sub, other than the incorporator of Merger Sub, the exculpation and indemnification provisions (which shall remain unchanged), and corporate name (which shall remain PanAmSat Holding Corporation), and, as so amended, shall be the certificate of incorporation of the Surviving Corporation.

        1.5.    Bylaws.    The bylaws of the Company in effect at the Effective Time shall be amended to read in their entirety in the same fashion as the bylaws of Merger Sub, other than references to the corporate name of the Company (which shall remain PanAmSat Holding Corporation), and, as so amended shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

        1.6.    Directors and Officers.    From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation, (a) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

        1.7.    Conversion of Securities.    Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of Merger Sub or the Company:

          (a)    Merger Consideration.    Each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled in accordance with Section 1.7(c), the Dissenting Shares, and the shares of Company Common Stock beneficially owned by Parent or any direct or indirect wholly owned Subsidiary of the Company, which shall remain outstanding except that the number of such shares owned by Parent or such Subsidiaries shall be adjusted in the Merger to maintain relative ownership percentages) shall automatically be converted into the right to receive $25.00 per share plus the amount, if any, of the Pro Rata Dividend, in cash without interest (the "Merger Consideration"), payable to the holder of such shares of Company Common Stock, upon surrender, in the manner provided in Section 1.8, of the certificate that formerly evidenced such share of Company Common Stock. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 1.8.

          (b)    Merger Sub.    Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted into one validly issued and fully paid share, par value $0.01 per share, of the Surviving Corporation.

          (c)    Cancellation.    Each share of Company Common Stock owned by the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or other consideration shall be made with respect thereto.

        1.8.    Surrender of Certificates.

        (a)    Exchange Agent.    Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as the exchange agent (the "Exchange Agent") for the holders of shares of Company Common Stock in connection with the Merger and shall enter into an agreement with the Exchange Agent which is reasonably acceptable to the Company. Promptly and in any event no later than simultaneously with the Closing, the Company shall deposit, or cause to be deposited, the proceeds of the PanAmSat Debt Financing (including the cash on hand contemplated thereby, less the amount of any fees or expenses paid by the Company) with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock and Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, cash in an aggregate amount equal to the excess of (A) the product of (i) the number of shares of Company Common Stock issued and outstanding at the Effective Time (other than shares of Company Common Stock to be cancelled in accordance with Section 1.7(c), the Dissenting Shares and the shares of Company Common Stock beneficially owned by Parent, or the Company or any of their respective wholly-owned direct or indirect Subsidiaries) and (ii) the Merger Consideration over (B) the proceeds of the PanAmSat Debt Financing (including such cash on hand, less the amount of any fees or expenses paid by the Company). Any funds deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

        (b)    Exchange Procedures.    Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and whose shares were converted pursuant to Section 1.7(a) into the right to receive the Merger Consideration: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent and Surviving Corporation shall reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration to which the holder of such Certificate is entitled pursuant to Section 1.7(a) (without limiting the effect of Section 1.11). Upon surrender of a Certificate for cancellation to the Exchange Agent and such other documents as may be reasonably requested by the Exchange Agent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive promptly in exchange therefor the aggregate Merger Consideration which such holder has the right to receive pursuant to Section 1.7(a) (after taking into account all Certificates surrendered by such holder), and each Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate will represent, from and after the Effective Time, only the right to receive the Merger Consideration in cash as contemplated by this Article I. No interest shall accrue or be paid on the amounts payable pursuant to this Article I upon surrender of a Certificate.

        (c)    No Liability.    Notwithstanding anything to the contrary in this Section 1.8, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to any Person in respect of any Merger Consideration for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (d)    Termination of Exchange Agent.    Any portion of the Exchange Fund which remains undistributed to the holders of Certificates six (6) months after the Effective Time shall, at the request of Parent, be delivered to Parent (or an affiliate of Parent) or otherwise on the instruction of Parent, and any holders of the Certificates who have not surrendered such Certificates in compliance with this Section 1.8 shall after such delivery look only to Parent (subject to abandoned property, escheat and similar laws) for payment, as general creditors thereof, of their claim for the Merger Consideration, without interest, to which such holders may be entitled pursuant to Section 1.7(a). Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

        1.9.    No Further Ownership Rights in Company Common Stock.    From and after the Effective Time, the holders of Company Common Stock outstanding immediately prior to the Effective Time whose shares of Company Common Stock were converted into the right to receive Merger Consideration in the Merger shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by applicable law. The Merger Consideration paid in exchange for shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock previously represented by such Certificates. As of the Effective Time, the stock transfer books of the Company shall be closed with respect to those stockholders whose shares of Company Common Stock were converted into the right to receive the Merger Consideration in the Merger and there shall be no further registration of transfers on the records of the Surviving Corporation of such shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates with respect to those stockholders whose shares of Company Common Stock were converted into the right to receive Merger Consideration in the Merger are presented to the Surviving Corporation or the Exchange Agent for any reason, such Certificates shall be cancelled and exchanged as provided for in this Article I.

        1.10.    Lost, Stolen or Destroyed Certificates.    In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration to which the holder thereof is entitled pursuant to this Article I; provided, however, Parent or the Surviving Corporation may, as a condition precedent to such delivery, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as they may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation, the Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.11.    Dissenting Shares.    Notwithstanding any provision of this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a Person who has the right to and has demanded appraisal of such shares in accordance with Section 262 of the DGCL ("Dissenting Holder"), and as of the Effective Time has not failed to perfect, effectively withdrawn or lost his right to such appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 1.7(a), but such Dissenting Holder thereof shall only be entitled to such rights in respect thereof as are granted by Section 262 of the DGCL.

        1.12.    Withdrawal.    Notwithstanding the provision of Section 1.11, if any Dissenting Holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever occurs later, such shares shall automatically be converted into and represent only the right to receive the Merger Consideration, as provided in Section 1.7(a), without interest thereon, upon surrender of the certificate or certificates representing such shares in accordance with Section 1.7(a).

        1.13.    Notice of Dissenters.    The Company shall provide Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any shares of Company Common Stock, the withdrawals of such demands and any other related instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of

Parent and, until the Effective Time, the Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not settle or offer to settle any such demands.

        1.14.    Withholding Taxes.    Each of the Exchange Agent, the Company, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration pursuant to the Merger such amounts as the Exchange Agent, the Company, the Surviving Corporation and Parent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any applicable provision of state, local or foreign Law. To the extent that amounts are so withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock, in respect of which such deduction and withholding was made by the Exchange Agent, the Company, the Surviving Corporation or Parent.

        1.15.    Transfer of Ownership.    If the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate formerly evidencing shares of Company Common Stock is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons requesting such payment will have paid to the Surviving Corporation or any agent designated by it any transfer or other Taxes required by reason of the payment of the amount specified in Section 1.7(a) to a Person other than the registered holder of the Certificates surrendered, or established to the satisfaction of the Surviving Corporation or any agent designated by it that such Tax has been paid or is not payable.

        1.16.    Further Action.    At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        1.17.    Company Equity Awards.

        (a)    Company Options.    As soon as practicable following the date of this Agreement, the Board of Directors of the Company (the "Board of Directors") (or, if appropriate, any committee administering the Company's Second Amended and Restated 2004 Stock Option Plan for Key Employees (the "2004 Option Plan"), and Fourth Amended and Restated Long-Term Stock Incentive Plan (together with the 2004 Option Plan, the "Company Equity Plans")) shall adopt such resolutions or take such other actions as are required to adjust the terms of each outstanding option to purchase shares of Company Common Stock (each a "Company Option") under any Company Equity Plan or otherwise, to provide that, at the Effective Time, each Company Option, including each Performance Option (as defined in the Amended and Restated Stock Option Agreements issued under the 2004 Option Plan), shall (i) if unvested, vest in full, and (ii) automatically be cancelled at the Effective Time and converted into the right to receive as soon as reasonably practicable following the Effective Time (but in no event later than three Business Days after the Effective Time) a lump sum cash payment (less applicable Taxes required to be withheld with respect to such payment) equal to the product of (i) the number of shares subject to such Company Option and (ii) the excess, if any, of (A) $25.00 less (B) the exercise price per share of such Company Option.

        (b)    Restricted Shares.    Each share of Company Common Stock granted to any director of the Company that is subject to vesting or other lapse restrictions pursuant to any Company Equity Plan (collectively, "Restricted Shares") and that is outstanding immediately prior to the Effective Time shall vest and become free of such restrictions as of the Effective Time, and, at the Effective Time, the holder thereof shall, subject to this Article I, be entitled to receive the Merger Consideration with respect to each such Restricted Share.

        (c)    No Other Company Equity Awards.    The Company shall take all actions reasonably necessary to ensure that from and after the Effective Time the Surviving Corporation will not be bound by any options, rights, units, awards or arrangements which would entitle any Person, other than Parent or its Subsidiaries, to beneficially own shares of the Surviving Corporation or receive any payments (other than as set forth in this Section 1.17) in respect of such options, rights, units, awards or arrangements.

        (d)   Prior to the Effective Time, the Company shall deliver appropriate notices (which notices shall have been approved by Parent) to each holder of Company Options setting forth each holder's rights pursuant to the respective Company Equity Plans, stating that such Company Options shall be treated in the manner set forth in this Section 1.17.

        (e)    Deferred Stock Units.    As soon as practicable following the date of this Agreement, the Board of Directors (or, if appropriate, any committee administering the Deferred Compensation Plan (the "Deferral Plan"), and Supplemental Savings Plan, (the "SERP")) shall adopt such resolutions or take such other actions as are required to adjust the terms of each outstanding deferred stock unit (each a "DSU") under the Deferral Plan and SERP, to provide that, at the Effective Time, each vested DSU shall automatically be cancelled at the Effective Time and converted into a lump sum in cash equal to the Merger Consideration, subject to the terms and conditions set forth in the Deferral Plan or the SERP, as applicable, including the terms and conditions with respect to distributions thereunder.

ARTICLE II

Representations and Warranties of the Company.

        The Company hereby represents and warrants to Parent and Merger Sub as follows, except as specifically described on the schedule (subject to Section 7.11) delivered by the Company to Parent in connection with the execution and delivery of this Agreement (the "Company Disclosure Schedule"):

        2.1.    Organization; Subsidiaries; Charter Documents.

        (a)    Organization.    Each of the Company and its Significant Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company that is not a Significant Subsidiary is a corporation, partnership or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so duly organized, validly existing and in good standing or to have such requisite corporate or other power and authority has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (b)    Subsidiaries.    Section 2.1(b) of the Company Disclosure Schedule sets forth a complete list of the Company's Subsidiaries and all other entities in which the Company owns, directly or indirectly, any shares of capital stock or equity interests and such list sets forth the jurisdiction of organization of each such Subsidiary and other entity as of the date hereof and separately identifies each Significant Subsidiary.

        (c)    Charter Documents.    The Company has delivered or made available to Parent: (i) a true and correct copy of the restated certificate of incorporation and bylaws of the Company, each as amended to date (collectively, the "Company Charter Documents") and (ii) true and correct copies of the certificate of incorporation and bylaws, or like organizational documents, each as amended to date (collectively, "Subsidiary Charter Documents") of each of its Significant Subsidiaries, and each such instrument is in full force and effect and no other organizational documents are applicable to or binding upon the Company or any Significant Subsidiary. The Company is not in violation of any of the provisions of the Company Charter Documents. No Subsidiary of the Company is in violation of its respective Subsidiary Charter Documents in any material respect.

        2.2.    Capitalization of the Company.

        (a)    Company Capitalization.    The authorized capital stock of the Company consists of 400 million shares of the Company Common Stock and 50 million shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of the close of business on August 25, 2005, (i) 122,598,093 shares of the Company Common Stock were issued and outstanding and 5,070,136 shares of the Company Common Stock were reserved for issuance upon the exercise of outstanding Company Options, (ii) no shares of Preferred Stock were issued and outstanding and (iii) no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters of which stockholders of the Company may vote were issued or outstanding. All outstanding shares of Company Common Stock are, and all shares which may be issued pursuant to the Company Equity Plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and not issued in violation of preemptive rights or similar rights. Except (x) as set forth in Section 2.2 of the Company Disclosure Schedule and (y) for changes since August 25, 2005 resulting from the exercise of employee and director stock options outstanding on such date, there are no outstanding (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) options, warrants, restricted stock, restricted stock units, or other rights to acquire from the Company, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock or voting securities of the Company obligating the Company to issue, register, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, restricted stock units, subscription or other right, convertible security, agreement, arrangement or commitment or (D) equity equivalents, interests in the ownership or earnings of the Company or other similar rights (the items in clauses (A), (B), (C) and (D) being referred to collectively as the "Company Securities"). Except as set forth in Section 2.2(a) of the Company Disclosure Schedule, none of the Company or its Subsidiaries has any obligation, commitments or arrangements to redeem, repurchase or otherwise acquire any of the Company Securities or any of the Company Subsidiary Securities, including as a result of the transactions contemplated by this Agreement, or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or other Person. Except as set forth in Section 2.2(a) of the Company Disclosure Schedule, there are no voting trusts or registration rights or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or disposition of the capital stock of the Company or any of its Subsidiaries. No Company Subsidiary owns any capital stock of the Company.

        (b)    Subsidiary Capitalization.    All outstanding shares of capital stock or other interests of each Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of preemptive rights or similar rights. Except as set forth in Section 2.2(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of the Company, are owned by the Company, directly or indirectly, free and clear of any Liens other than the pledge of such stock or ownership interests to secure Indebtedness reflected on the latest Company Financials. There are no outstanding (i) options, warrants, restricted stock, restricted stock units or other securities of the Company or any of its Subsidiaries which are convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, or (ii) rights to acquire from the Company or any of its Subsidiaries any capital stock, equity equivalents, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, equity equivalents, voting securities or ownership interests in, any Subsidiary of the Company or of any Subsidiary or other similar rights (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities") nor does the Company or any of its Subsidiaries have any obligation to issue any Subsidiary Securities.

        (c)    Indebtedness.    Section 2.2(c) of the Company Disclosure Schedule sets forth a complete and correct list, as of the date of this Agreement, of each Contract pursuant to which any Indebtedness of the Company or its Subsidiaries is outstanding in an amount in excess of $1,000,000, together with the amount outstanding thereunder as of the date of this Agreement. No Contract pursuant to which any Indebtedness of the Company or its Subsidiaries is outstanding or may be incurred provides for the right to vote (or is convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which the shareholders of the Company or its Subsidiaries may vote. No event has occurred which entitles (with or without notice or lapse of time or both) the holder of any Indebtedness set forth in Section 2.2(c) of the Company Disclosure Schedule to accelerate, or which does accelerate, the maturity of any such Indebtedness.

        2.3.    Corporate Authorization; Board Approval.

        (a)    Corporate Authorization.    The Company has all necessary power and authority to enter into this Agreement and each Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, except, with respect to the Merger, for the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on this Agreement (the "Company Requisite Vote"). The Company Requisite Vote is the only vote of holders of any class or series of securities necessary to approve this Agreement and the transactions contemplated hereby. This Agreement and each Transaction Document to which the Company is a party has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors rights generally and, by general principles of equity, including good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

        (b)    Board Approval.    The Board of Directors of the Company has by unanimous vote of all of the directors, at a meeting duly called and held on or prior to the date hereof, (i) determined and declared that this Agreement and the Merger are advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby, (iii) resolved to make the Company Recommendation and (iv) directed that this Agreement be submitted to the Company's stockholders for adoption.

        2.4.    Governmental Approvals.    The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, require no action, permit, license, authorization, certification, consent, approval, concession or franchise by or in respect of, or filing with, any federal, state, or local U.S. or foreign government, court, administrative agency, commission, arbitrator or other governmental or regulatory agency or authority (a "Governmental Authority") other than: (i) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any other applicable Antitrust Laws; (iii) such filings with and consents of the Federal Communications Commission ("FCC") as may be required (including any notifications or other filings that do not require consent) (the "FCC Consents"); (iv) a joint filing by the Company and Parent of a notice to the Committee on Foreign Investment in the United States ("CFIUS") pursuant to Section 721 of the Defense Production Act of 1950 ("Exon-Florio Notice"); (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings, notices and permits set forth in Section 2.4 of the Company Disclosure Schedule; (vi) the filing with the Securities and Exchange Commission ("SEC") of (A) a Proxy Statement relating to the Company Stockholders' Meeting and (B) such reports under Section 13(a), 13(d), 13(e), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (vii) such filings with or notices to The New York Stock Exchange; (viii) those that may be required solely by reason of Parent's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement; and (ix) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or prevent or materially impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby (the filings and consents (and any approvals, authorizations or expirations of waiting periods thereunder) described in clauses (iii), (iv) and (v) above, other than notice filings referred to in clause (v), are referred to as the "Company Required Consents").

        2.5.    Non-Contravention.    Except as set forth in Section 2.5 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and each Transaction Document to which it is a party do not, and the consummation of the transactions contemplated hereby or thereby will not: (i) contravene, conflict with or violate the Company Charter Documents or Subsidiary Charter Documents; (ii) subject to obtaining the adoption of this Agreement by the Company's stockholders as contemplated in Section 4.4 and obtaining all the consents, approvals and authorizations specified in clauses (i) through (ix) of Section 2.4, contravene or conflict with or constitute a violation of any provision of any law, statute, ordinance, rule, code, or regulation of any Governmental Authority ("Law"), or any outstanding order, writ, judgment, injunction, ruling, determination, award or decree by or with any Governmental Authority ("Order") binding upon or applicable to the Company or its Subsidiaries or by which any of their respective properties are bound or affected; (iii) subject to obtaining all the consents, approvals and authorizations and compliance with the matters referred to in clauses (i) through (ix) of Section 2.4, constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation of the Company or any of its Subsidiaries, or cause increased liability or fees or to the loss of a material benefit or imposition of a penalty under (A) any Contract or (B) any Company Permit; or (iv) result in the creation or imposition of any mortgage, lien, right of first refusal, pledge, claim, license, charge, limitation in voting rights, encumbrance or other security interest (collectively, the "Liens") on any asset of the Company or any of its Subsidiaries, other than, in the case of clauses (ii), (iii) or (iv), any such contraventions, conflicts, violations, defaults, rights of termination, cancellation, modification, acceleration or other occurrences or Liens that have not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent or materially impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

        2.6.    Company SEC Documents.    The Company and PanAmSat Corporation have filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since January 1, 2002 (collectively, the "Company SEC Documents"). The Company SEC Documents (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), or the Exchange Act, as the case may be, applicable to the Company SEC Documents each as in effect on the date so filed, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document filed and publicly available prior to the date of this Agreement (including any financial statements or other documentation incorporated by reference therein). No Subsidiary of the Company (other than PanAmSat Corporation) is required to file any form, report or other document with the SEC.

        2.7.    Financial Statements; No Undisclosed Liabilities; Internal and Disclosure Controls.

        (a)    Company Financials.    Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents as of their respective dates (the "Company Financials"): (i) complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Forms 10-Q, 8-K or any successor forms under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated. All of the Subsidiaries of the Company are consolidated for accounting purposes as required by GAAP. The consolidated balance sheet of the Company contained in the Company SEC Documents as of December 31, 2004 is hereinafter referred to herein as the "Company Balance Sheet," and December 31, 2004 is hereinafter referred to herein as the "Company Balance Sheet Date."

        (b)    No Undisclosed Liabilities.    Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) liabilities or obligations disclosed or provided for in the Company Financials or the notes thereto or in the Company SEC Documents filed prior to the date hereof and publicly available after the filing of the Company SEC Document containing the Company Financials or (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date, none of which have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (c)    Amendments or Modifications.    The Company has made available to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to Company Material Contracts which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

        (d)    Internal and Disclosure Controls.    The management of the Company has (i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

        2.8.    Information in Offer Documents.    None of the Proxy Statement to be filed with the SEC in connection with the Merger, the Debt Offer Documents, nor any amendment or supplement to the Proxy Statement or the Debt Offer Documents, will contain, in the case of the Proxy Statement or any amendment or supplement thereto, at the date the Proxy Statement or any such amendment or supplement is first mailed to stockholders of the Company and at the time of the Company Stockholders' Meeting, and in the case of the Debt Offer Documents or any amendments or supplements thereto, at the time the Debt Offer Documents are first made available to potential purchasers of the PanAmSat Debt Financing and at the time of the consummation of the PanAmSat Debt Financing, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement or the Debt Offer Documents. The Proxy Statement will, when filed with the SEC, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        2.9.    Absence of Certain Changes.    (a) Except as set forth in Section 2.9(a) of the Company Disclosure Schedule or in the Company SEC Documents filed and publicly available prior to the date hereof, since the Company Balance Sheet Date through the date hereof, there has not been any change, development, event, condition, occurrence or effect that individually or in the aggregate has had or would reasonably be expected to have (i) a Company Material Adverse Effect or (ii) a material adverse impact on the ability of the Company to consummate the transactions contemplated hereby.

        (b)   Since June 30, 2005 through the date hereof, except as (i) specifically contemplated by this Agreement, (ii) disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement or (iii) set forth in Section 2.9(b) of the Company Disclosure Schedule the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice and there has not occurred any action, event or failure to act that, if it had occurred after the date of this Agreement, would have required the consent of Parent under Section 4.1.

        2.10.    Insurance.    A list of all launch and in-orbit satellite insurance policies as of the date hereof is set forth in Section 2.10 of the Company Disclosure Schedule. Copies of all such insurance policies have been made available to Parent. Except as set forth in Section 2.10 of the Company Disclosure Schedule: (i) all such policies are in full force and effect; (ii) neither the Company nor any Subsidiary is in breach or default in any material respect (including any such breach or default in any material respect with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification in any material respect, under any policy; (iii) all premiums due thereon have been paid and the Company has not received any written notice of cancellation, termination or non-renewal of any such policy (other than in connection with settlement of any claims thereunder); (iv) all appropriate insurers under such insurance policies have been notified of all potentially insurable losses known to the Company and no such insurer has informed the Company or any of its Subsidiaries of any denial of coverage or reservation of rights thereto; and (v) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation. Section 2.10 of the Company Disclosure Schedule also sets forth all other material insurance policies in effect as of the date hereof and owned, held by or applicable to the Company and its Subsidiaries.

        2.11.    Real Property; Title to Assets.

        (a)    Owned Real Property.    Section 2.11(a) of the Company Disclosure Schedule contains a true and complete list of all the real property owned in fee by the Company and its Subsidiaries (the "Owned Real Property"). To the knowledge of the Company, each of the Company and its Subsidiaries has good, valid, fee simple and marketable title to each parcel of Owned Real Property, including, without limitation, all buildings, structures, fixtures and improvements located thereon, in each case, free and clear of all Liens, except (i) Liens set forth in Section 2.11(a) of the Company Disclosure Schedule, and (ii) Permitted Liens. Except as set forth in Section 2.11(a) of the Company Disclosure Schedule, there are no outstanding contracts for the sale of any of the Owned Real Property or for the purchase of any real property. Except as set forth in Section 2.11(a) of the Company Disclosure Schedule, there are no leases, subleases, licenses, concessions or any other contracts, options or rights of first refusal or agreements granting to any person or entity other than the Company and its Subsidiaries any right to the possession, use, occupancy or enjoyment of any of the Owned Real Property or any portion thereof.

        (b)    Real Property Leases.    Section 2.11(b) of the Company Disclosure Schedule contains a true and complete list of all leases, subleases, sub-subleases, licenses and other agreements, including any amendments or modifications thereto, under which the Company or any of its Subsidiaries, leases, subleases, licenses uses or occupies (whether as landlord, tenant, subtenant or pursuant to any other occupancy arrangement) or has the right to use or occupy, now or in the future, any real property (collectively, the "Real Property Leases," and the property subject to the Real Property Leases together with the Owned Real Property, the "Real Property"). The Company has previously furnished or otherwise made available to Parent true, correct and complete copies of all Real Property Leases. Each Real Property Lease constitutes the valid and legally binding obligation of the Company or its Subsidiaries, enforceable against the Company or its Subsidiaries, as applicable, in accordance with its terms. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Real Property Lease (i) there is no default or event which, with notice or lapse of time or both, would constitute a default on the part of Company or its Subsidiaries, or, to the knowledge of the Company, any other party thereto and (ii) except as set forth in Section 2.11(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries, as applicable, has assigned, sublet or transferred its leasehold interest. Each of the Company and its Subsidiaries has a good and valid leasehold interest in each Real Property Lease free and clear of all Liens, except (i) as set forth in Section 2.11(b) of the Company Disclosure Schedule, and (ii) Permitted Liens.

        2.12.    Company Intellectual Property.    Section 2.12 of the Company Disclosure Schedule lists all registrations or applications for registration of any Company Intellectual Property. All rights in material Company Intellectual Property are valid, subsisting and enforceable in all material respects and the Company or its Subsidiaries owns or has the right to use all material Company Intellectual Property, free and clear of all Liens, except as set forth on Section 2.12 of the Company Disclosure Schedule and except for Permitted Liens. Except as set forth in Section 2.12 of the Company Disclosure Schedule, (i) no material Action is pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties, which challenges the validity or use of, or the ownership by, the Company and/or its Subsidiaries of the Company Intellectual Property; (ii) the Company has no knowledge of any material infringement or infringing use of any of the Company Intellectual Property or licenses by any Person; (iii) the Company or the Subsidiaries take reasonable actions to maintain and protect the material Company Intellectual Property, including confidential material Company Intellectual Property, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (iv) to the Company's

knowledge, no infringement, misappropriation or violation of any material intellectual property right or other proprietary right of any third party has occurred or will result from the conduct of the business of the Company and its Subsidiaries or from the signing and execution of this Agreement or the consummation of the transactions contemplated hereby, and no written claim has been made to the Company or any Subsidiary by any third party based upon an allegation of any such infringement.

        2.13.    Litigation.    There is no action, suit, investigation, claim, charge or proceeding ("Actions") pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries or any of their respective assets, properties or rights which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or prevent or materially impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby. As of the date of this Agreement, no officer or director of the Company is a defendant in any Action commenced by shareholders of the Company with respect to the performance of his or her duties as an officer and/or director of the Company. Except as set forth in Section 2.13 of the Company Disclosure Schedule, there exist no Contracts with any of the directors and officers of the Company or its Subsidiaries that provide for indemnification by the Company or its Subsidiaries. Except as specifically disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement, neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is or are subject to any Order that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or prevent or materially impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

        2.14.    Taxes.    Except as set forth in Section 2.14 of the Company Disclosure Schedule:

          (a)   The Company and each of its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any of its Subsidiaries is a member, has timely filed (or has had timely filed on its behalf, taking into account all applicable extensions) all material Tax Returns required by applicable Law to be filed by it. All such Tax Returns, as they relate to the Company and its Subsidiaries are correct and complete in all material respects. The Company and each of its Subsidiaries has paid (or has had paid on its behalf) all material Taxes due and owing (whether or not shown on any Tax Return) and has established an adequate reserve for the payment of all Taxes not yet due and owing.

          (b)   The Company and each of its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c)   As of the date of this Agreement, (i) none of the material Tax Returns of the Company or its Subsidiaries have been examined by any Taxing Authority and (ii) no material audit, action, proceeding or assessment is pending or threatened by any such Taxing Authority against the Company or its Subsidiaries.

          (d)   As of the Closing, neither the Company nor its Subsidiaries will be a party to any tax allocation, tax sharing, tax indemnity or similar agreement with respect to Taxes, except the Tax Separation Agreement.

          (e)   There are no Liens for Taxes (other than Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings) upon any of the assets of the Company or any of its Subsidiaries.

          (f)    Neither the Company nor any of its Subsidiaries has ever been a member of an "affiliated group" (as defined in Section 1504(a) of the Code), except for any group of which the Company, General Motors Corporation or Hughes Electronics Corporation (now known as The DIRECTV Group, Inc.) was the common parent corporation.

          (g)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending or prior to the Closing Date; (ii)"closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to Closing Date; or (iii) installment sale or open transaction disposition made on or prior to the Closing Date.

          (h)   Neither the Company nor any Company Subsidiary has distributed stock of another entity, or had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

        2.15.    Employee Benefit Plans; ERISA.    Except as set forth in Section 2.15(a) of the Company Disclosure Schedule:

          (a)   All employee benefit plans within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and all stock purchase, stock option, severance, retention, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan, multiemployer and all other employee benefit plans, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future), whether formal or informal, oral or written, legally binding or not (collectively, "Plans"), under which (i) any current or former employee, director or consultant of the Company or its Subsidiaries (the "Company Employees") has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or (ii) the Company or any of its Subsidiaries has had or has any present or future liability (collectively, the "Company Plans") are in compliance with, and have been established, administered and operated in accordance with, the terms of such Company Plans and applicable Law, except for any failure to so comply, administer or operate the Company Plans that would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Plans that are maintained by the Company or any of its Subsidiaries at any time since January 1, 2002 (collectively, the "Company Maintained Plans") are set forth in Section 2.15(a) of the Company Disclosure Schedule. With respect to each Company Plan (other than any Company Non-U.S. Plan, each of which shall be made available to Parent by the Company within 30 days after the receipt by the Company of a written request from Parent for such plan), the Company has made available to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Company Plan, including without limitation all plan documents, employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any.

          (b)   The Internal Revenue Service has issued a determination or opinion letter to the effect that each such Company Maintained Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified. Except as could not, individually or in the aggregate, result in a Company Material Adverse Effect, (i) no event has occurred, and no condition exists, that would subject the Company or its Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any tax, fine, lien, penalty or other liability imposed by applicable Law; (ii) neither the Company nor any of its Subsidiaries has engaged in any nonexempt prohibited transactions in connection with any Company Maintained Plan (or its related trust) with respect to which the

  Company or its Subsidiaries or any officer, director, employee of the Company or any of its Subsidiaries would be subject to either a penalty pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code; and (iii) neither the Company nor its Subsidiaries has incurred any liability under the fiduciary provisions of ERISA. No Company Maintained Plan that is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funded deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of the Company or its Subsidiaries has participated in or contributed to any multiemployer plan as defined in Section 3(37) of ERISA at any time during the prior six (6) years. Neither the Company nor any of its Subsidiaries has incurred or could reasonably be expected to incur any liability with respect to any Company Maintained Plan that is subject to Title IV of ERISA, except for any liability that would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   With respect to any Company Plan, except as would not, individually or in the aggregate, result in a Company Material Adverse Effect, no (i) actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened and (ii) facts or circumstances exist that could give rise to any such actions, suits or claims.

          (d)   Except as set forth in Section 2.15(d) of the Company Disclosure Schedule, no Company Maintained Plan exists that, as a result of the execution of this Agreement or the transactions contemplated by this Agreement or any prior acquisitions or reorganizations of the Company (or any of its affiliates) (whether alone or in connection with any subsequent event(s)), could result in the (i) payment to any Company Employee of any money or other property; (ii) provision of any benefits or other rights of any Company Employee; or (iii) increase, acceleration or provision of any payments, benefits or other rights (whether or not a "parachute payment" within the meaning of Section 280G of the Code) to any Company Employee.

          (e)   Except as set forth in Section 2.15(e)-1 of the Company Disclosure Schedule, all Company Maintained Plans maintained outside the United States (collectively, the "Company Non-U.S. Plans") are in compliance with, and have been established, administered and operated in accordance with, the terms of such Company Non-U.S. Plans and applicable Law, except for any failure to so comply, establish, administer or operate the Company Non-U.S. Plans as would not reasonably be expected to have a Company Material Adverse Effect. All such Company Non-U.S. Plans are set forth in Section 2.15(e) of the Company Disclosure Schedule. All contributions or other payments which are due with respect to each Company Non-U.S. Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (f)    The Company and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its Subsidiaries.

          (g)   The Company has caused its 2005 Severance Pay Plan to be amended as set forth on Section 2.15(g) of the Company Disclosure Schedule.

        2.16.    Compliance with Laws; Permits.

        (a)    Compliance with Laws.    Except as disclosed in the Company SEC Documents filed and publicly available prior to the date hereof and except for such violations and failures to comply, and notices, Actions and assertions concerning such violations and failures to comply, that have not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or have a material adverse impact on the ability of the Company or any of its

Subsidiaries to consummate the transactions contemplated by this Agreement: (i) the Company and each of its Subsidiaries has conducted its business and is, in compliance with all Orders and Laws and corporate policies applicable thereto and (ii) no notice, Action or assertion has been received by the Company or any of its Subsidiaries or, to the knowledge of the Company, has been filed, commenced or threatened against the Company or any of its Subsidiaries alleging any violation of any Law applicable to them or by which their respective properties are bound or affected.

        (b)    Company Permits.    Except as set forth in Section 2.16(b) of the Company Disclosure Schedule, the Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities (i) necessary to own and operate each Company Satellite and all related earth stations and (ii) necessary for the lawful conduct of their respective businesses except, in the case of clause (ii), where the failure to hold the same has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (collectively, the "Company Permits"). Section 2.16(b) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all Company Permits. The Company and its Subsidiaries are in compliance with the terms of all Company Permits, except for such non-compliance as has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (c)    Pending Applications.    Section 2.16(c) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of the Company's pending applications for authorization for satellites or earth stations with Governmental Authorities.

        2.17.    Company Satellites.

        (a)    Company Satellites.    Set forth in Section 2.17(a) of the Company Disclosure Schedule is a complete and accurate list, by orbital location, of each satellite listing the number and type of transponders thereon, owned in whole or in part by the Company or any of its Subsidiaries as of the date of this Agreement (each a "Company Satellite"). Subject to applicable Law, the Company has made available to Parent true and correct copies of the most recent monthly "Health Status Report" in existence as of the date of this Agreement summarizing all spacecraft related incidents and anomalies experienced by Company Satellites known to the Company at such date. Except as set forth in Section 2.17(a) of the Company Disclosure Schedule, as of the date hereof, the Company has no knowledge of any spacecraft-related incidents or anomalies experienced by Company Satellites or any latent design defects that are not disclosed in the "Health Status Reports" referred to in the immediately preceding sentence.

        (b)    ITU Frequency Registration.    Section 2.17(b) of the Company Disclosure Schedule contains a summary, by orbital location, of the status of frequency registration at the International Telecommunications Union, of each Company Satellite and each advanced published satellite filed on behalf of the Company, including the identity of the sponsoring administration and the frequency bands covered. Except as set forth in Section 2.17(b) of the Company Disclosure Schedule, as of the date hereof, the Company has no knowledge of any material and significant conflicting claim(s) with respect to its rights to use the frequency assignment(s) described in its ITU filings at any such orbital location(s) that reasonably would be expected to restrict or otherwise affect, in either case in a materially adverse manner, the Company's ability to operate the Company Satellite(s) on such frequency assignment(s) at such location(s).

        2.18.    Environmental Matters.    Except as set forth in Section 2.18 of the Company Disclosure Schedule and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries is, and at all times prior, was in compliance with all applicable Environmental Laws, (ii) no notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been filed against or received, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or threatened by any Person against, the Company or any of its Subsidiaries with respect to any matters relating to or arising out of any Environmental Law which; (iii) no Hazardous Substance has been discharged, disposed of, arranged to be disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released by the Company at, on, under or from any property or facility owned, leased or operated by the Company or its Subsidiaries or, to the knowledge of the Company, by any prior owner, lessee or operator; and (iv) there are no Environmental Liabilities. For purposes of this Section, the terms "Company" and its "Subsidiaries" shall include any entity which is, in whole or in part, a predecessor of the Company or any of its Subsidiaries.

        2.19.    Company Material Contracts.    All Company Material Contracts are legal, valid and binding and in full force and effect and are enforceable by the Company and its Subsidiaries in accordance with their respective terms in all material respects. The Company and its Subsidiaries have performed in all material respects all respective obligations required to be performed by them to date under the Company Material Contracts and are not, and to the knowledge of the Company are not alleged to be (with or without the lapse of time or the giving of notice, or both), in breach or default thereunder in any material respect. Section 2.19 of the Company Disclosure Schedule sets forth a complete and correct list of all Company Material Contracts as of the date hereof except that such schedule does not list (1) any Construction/Launch Contract where the remaining payments to be made by the Company do not exceed $10 million, (2) contracts to operate satellites of third parties entered into by the Company or its Subsidiaries in the ordinary course of business, to the extent true and correct copies of which have been made available to Parent prior to the date hereof, and (3) the individual Customer Contracts with the Company Material Customers but instead lists such Company Material Customers. True and correct copies of the Company Material Contracts have been made available to Parent or its advisors.

        2.20.    Finders' Fees.    Except for Morgan Stanley, a copy of whose engagement agreement has been provided to Parent, no investment banker, broker, finder, other intermediary or other Person is entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.

        2.21.    Opinion of Financial Advisor.    The Company has received the opinion of Morgan Stanley to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of shares of the Company Common Stock in connection with the Merger is fair to such holders from a financial point of view. An executed copy of such opinion has been made available to Parent.

        2.22.    Takeover Statutes.    The Company has elected in its restated certificate of incorporation not to be governed by Section 203 of the DGCL such that neither Section 203 of the DGCL nor the restrictions on "business combinations" set forth therein apply to, or restrict the Company's authority to effect or complete the Merger, this Agreement and the transactions contemplated by this Agreement.

        2.23.    Transactions with Affiliates.    Except (i) as set forth in Section 2.23 of the Company Disclosure Schedule, (ii) as disclosed in the Company's registration statement on Form S-1 filed on December 20, 2004, as amended prior to the date hereof, (iii) as would not be required to be disclosed pursuant to Item 404 of Regulation S-K, or (iv) those of a type available to employees of the Company generally, there are no Contracts or transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) officer or director of the Company or any of its Subsidiaries, (ii) any of the Stockholders or any record or beneficial owner of five percent or more of the voting securities of the Company or (iii) Affiliate of any such officer, director, Stockholder or record or beneficial owner, on the other hand. For purposes of this Section, the term "Affiliate" shall have the meaning provided in Rule 501(b) promulgated under the Securities Act.

        2.24.    Labor Matters.    Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees.

        2.25.    Limitation on Warranties.    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE COMPANY MAKES NO REPRESENTATION OR WARRANTY TO PARENT, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. ALL REPRESENTATIONS OR WARRANTIES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT ARE HEREBY DISCLAIMED, AND PARENT ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF THE COMPANY NOT EXPRESSLY SET FORTH IN THIS AGREEMENT.

ARTICLE III

Representations and Warranties of Parent and Merger Sub

        Parent and Merger Sub represent and warrant to the Company as set forth below:

        3.1.    Organization and Power; Subsidiaries.

        (a)    Organization.    Each of Parent and Merger Sub is a limited liability company, corporation or other entity, respectively, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        (b)    Charter Documents.    Parent and Merger Sub have each delivered or made available to the Company a true and correct copy of the Articles of Incorporation and Bye-laws, as amended to date (collectively, the "Formation Documents"), and such instruments are in full force and effect and no other organizational documents are applicable to or binding upon Parent or Merger Sub. Parent and Merger Sub are not in violation of any of the provisions of the applicable Formation Documents.

        3.2.    Corporate Authorization.    Parent and Merger Sub each has all necessary power and authority to enter into this Agreement and each Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and each Transaction Document to which it is a party and the consummation by Parent of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action. No vote of any class or series of Parent's (or of Intelsat, Ltd.'s or Intelsat Holdings, Ltd.'s) capital stock is necessary in connection with the execution of this Agreement or any Transaction Document and the consummation of the transactions contemplated hereby and thereby. This Agreement and each Transaction Document to which it is a party has been duly executed and delivered by Parent, Merger Sub and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at Law).

        3.3.    Governmental Authorization.    The execution, delivery and performance by Parent and Merger Sub of this Agreement and each Transaction Document to which it is a party, and the consummation by Parent of the transactions contemplated hereby and thereby, require no action, permit, license, authorization, certification, consent, approval, concession or franchise by or in respect of, or filing with, any Governmental Authority other than: (i) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws; (ii) the FCC Consents; (iii) the joint filing by the Company and Parent of the Exon-Florio Notice, (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings, notices and permits set forth in Section 2.4 of the Company Disclosure Schedule or Section 3.3 of the Parent Disclosure Schedule; (v) those that may be required solely by reason of Company's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to impair the ability of Parent to perform their obligations hereunder, or prevent or materially impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby (the filings and consents (and any approvals, authorizations or expirations of waiting periods thereunder) described in clauses (ii), (iii) and (iv) above, other than notice filings referred to in clause (iv), are referred to as the "Parent Required Consents", and, together with the Company Required Consents, the "Required Consents").

        3.4.    Non-Contravention.    The execution, delivery and performance by Parent and Merger Sub of this Agreement and each Transaction Document to which it is a party do not, and the consummation by Parent of the transactions contemplated hereby and thereby will not: (i) contravene or conflict with the Parent Formation Documents; (ii) subject to obtaining all the consents, approvals and authorizations specified in clauses (i)-(iv) of Section 3.3, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to Parent or Merger Sub; (iii) subject to obtaining all the consents, approvals and authorizations specified in clauses (i)-(vi) of Section 3.3, constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or Merger Sub under (A) any provision of any material Contract binding upon Parent or (B) any material license, franchise, or permit held by Parent or Merger Sub; or (iv) result in the creation or imposition of any Lien on any asset of Parent or Merger Sub, other than, in the case of clauses (ii), (iii) or (iv), any such contraventions, conflicts, violations, defaults, rights of termination, cancellation or acceleration or Liens that would not, individually or in the aggregate, reasonably be expected to impair the ability of Parent or Merger Sub to perform their obligations hereunder, or prevent or materially impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

        3.5.    Information Supplied.    None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto or the Debt Offer Documents or any amendment or supplement thereto will contain, in the case of the Proxy Statement, at the date the Proxy Statement or any such amendment or supplement is first mailed to stockholders of the Company and at the time of the Company Stockholders' Meeting, and in the case of the Debt Offer Documents or any amendments or supplements thereto, at the time the Debt Offer Documents are first made available to potential purchasers of the PanAmSat Debt Financing and at the time of the consummation of the PanAmSat Debt Financing, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.6.    Litigation.    There is no action, suit, investigation or proceeding pending against, or to the knowledge of Parent, threatened against or affecting, Parent or Merger Sub or any of their respective properties which, individually or in the aggregate, would reasonably be expected to impair the ability of Parent or Merger Sub to perform its obligations hereunder, or prevent or materially impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

        3.7.    Financing.    Simultaneously with the execution and delivery of this Agreement, Parent has delivered to the Company true and correct copies of binding commitment letters from Deutsche Bank

AG Cayman, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Credit Suisse First Boston, Cayman Islands Branch, Lehman Commercial Paper Inc., and Lehman Brothers Inc. (the "Commitment Letters"). The financing contemplated by the Commitment Letters (the "Debt Financing") will provide sufficient funds to allow Parent, Merger Sub and the Company to consummate the Merger on the terms and conditions set forth in this Agreement and for the Company to pay the amounts in respect of the Company Options required by Section 1.17.

        3.8.    Condition of the Business; Independent Investigation.

        (a)   Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub each acknowledges and agrees that the Company is not making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Company in Article II. Any claims Parent or Merger Sub may have for breach of representation or warranty shall be based solely on the representations and warranties of the Company set forth in Article II. Parent and Merger Sub further represents that neither the Company nor any of its affiliates nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or any of its Subsidiaries or the transactions contemplated by this Agreement not expressly set forth in this Agreement, and none of the Company or its affiliates or any other Person will have, or be subject to, any liability to Parent or any other Person resulting from the distribution to Parent or its representatives or Parent's use of, any such information, publications or data room information provided to Parent or its representatives, or any other document or information in any form provided to Parent or its representatives in connection with the sale of the Company and it Subsidiaries and the transactions contemplated hereby, except that nothing herein shall constitute a waiver of any rights of Parent in the case of fraud.

        (b)   Parent acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company and its Subsidiaries and their businesses and operations. In connection with Parent's investigation of the Company and its Subsidiaries and their businesses and operations, Parent and its representatives have received from the Company or their representatives certain projections and other forecasts for the Company and its Subsidiaries and certain estimates, plans and budget information. Parent and Merger Sub each acknowledges and agrees that (i) there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets, (ii) Parent and Merger Sub are familiar with such uncertainties, (iii) Parent and Merger Sub are taking full responsibility for making their own evaluations of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to Parent, Merger Sub or their respective representatives, and (iv) neither Parent nor Merger Sub will (and each will cause all of its Subsidiaries and other affiliates and all other Persons and representatives acting on its behalf not to) assert any claim or cause of action against the Company its Subsidiaries or any of the Company's direct or indirect directors, officers, employees, agents, stockholders, affiliates, consultants, counsel, accountants, investment bankers or representatives with respect thereto, or hold any such other Person liable with respect thereto, except that nothing herein shall constitute a waiver of any rights of Parent or Merger Sub in the case of fraud.

        3.9.    Qualifications to Hold Communications Licenses.    Parent is legally, financially and otherwise qualified under the Communications Act to be the licensee of and to own and operate the Company Satellites and to perform its obligations hereunder. To Parent's knowledge, no fact or circumstance exists relating to the qualifications of Parent or any foreign qualifications of Parent that (i) has prevented or delayed, or would reasonably be expected to prevent or delay beyond the Outside Date, the FCC from granting approval of the FCC Consent Application; or (ii) has prevented or delayed, or would reasonably be expected to prevent or delay beyond the Outside Date, or otherwise disqualify Parent as the licensee, owner, operator or transferee of any satellite in any foreign jurisdiction, in each case assuming receipt of the Required Consents and the satisfaction of the condition set forth in Section 5.3(a)(i).

ARTICLE IV

Covenants

        4.1.    Conduct of the Company.

        (a)    Ordinary Course.    During the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Effective Time, except as (x) set forth in Section 4.1 of the Company Disclosure Schedule, (y) expressly contemplated by this Agreement or as required by applicable Law or (z) consented to in writing by Parent (such consent not to be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to, for the benefit of Parent, carry on its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it, maintain in full force and effect the satellite launch and in-orbit insurance policies listed on Section 2.10 of the Company Disclosure Schedule until the end of their term and consult in good faith with Parent regarding (i) the decision whether to replace any such policy which expires prior to the Closing Date, and (ii) if replaced, the terms of the replacement policy, and with respect to other types of insurance, maintain in full force and effect until the Closing substantially the same levels of coverage of insurance with respect to the assets, operations and activities of the Company and its Subsidiaries as a whole as are in effect as of the date of this Agreement.

        (b)    Required Consent.    Without limiting the generality of Section 4.1(a), and except as otherwise expressly permitted by this Agreement, or listed on Section 4.1 of the Company Disclosure Schedule or as required by applicable Law in existence on the date hereof, from the date hereof and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall not, and shall not permit or cause any of its Subsidiaries to, for the benefit of Parent without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed):

          (i)    do or effect any of the following actions with respect to the Company's or any of its Subsidiaries' securities: (A) adjust, split, combine, recapitalize or reclassify its capital stock; (B) make, declare or pay any dividend or other distribution on (other than dividends to the Company or its Subsidiaries), or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock; provided, however, that Company may declare and pay consistent with usual and customary declaration, record and payment dates, the regular quarterly cash dividend in respect of each of the third and fourth fiscal quarters of 2005 which shall not exceed $0.3875 per share of Company Common Stock, and thereafter, consistent with its customary declaration, record and payment dates, regular quarterly cash dividends in respect of each fully completed fiscal quarter prior to the Closing Date, not to exceed $0.42625 per share of Company Common Stock (such applicable amount, the "Quarterly Dividend"); (C) grant any Person any right or option to acquire any shares of capital stock, except for stock options relating to not more than 100,000 shares of Company Common Stock (having an exercise price of fair market value at date of grant) for grants to new hires to fill vacant positions or in connection with promotions to fill vacant positions, in each case, in the ordinary course of business consistent with past practice; (D) issue, deliver, pledge, transfer or sell or agree to issue, deliver, transfer or sell any Company Securities or Subsidiary Securities (except pursuant to the exercise or vesting of Company Options, restricted stock or restricted stock units outstanding on the date hereof or permitted to be issued under this Section 4.1(b) or the issuance of previously deferred restricted stock (provided such shares are included in the number of shares reserved for issuance set forth in Section 2.2(a)(i))); (E) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock; or (F) make any adjustment to the amount of stock underlying, or the exercise price of, any Company Options;

          (ii)   amend or cause, adopt or propose any amendments to (i) the Company Charter Documents or any of the Subsidiary Charter Documents or (ii) any material term of any outstanding Company Security or any Subsidiary Security;

          (iii)  adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than a merger or consolidation between direct or indirect wholly owned Subsidiaries);

          (iv)  merge or consolidate with any other Person or acquire assets or capital stock of any Person (other than the acquisition of assets in the ordinary course of business consistent with the Company's capital spending budget set forth in Section 4.1(b)(viii) of the Company Disclosure Schedule);

          (v)   sell, transfer, license, assign, lease, pledge, mortgage, encumber, subject to a material Lien (other than a Permitted Lien) or otherwise dispose of any amount of the Company's or any of its Subsidiaries' property, assets or rights, other than in the ordinary course of business consistent with past practice or with respect to obsolete assets;

          (vi)  change the orbital location or de-orbit or take any similar action with respect to any Company Satellite, other than in the ordinary course of business consistent with past practice;

          (vii) incur or assume any Indebtedness (except for borrowings under the Company's revolving credit facility), or amend the terms of any existing material Indebtedness set forth in Section 2.2(c) of the Company Disclosure Schedule or repay any Indebtedness (except Indebtedness arising under the Company's revolving credit facility) which is secured by any assets of the Company or any of its Subsidiaries;

          (viii)   (A) acquire or agree to acquire any satellite or other spacecraft which the Company has not, on the date of this Agreement, previously agreed in writing to acquire, or (B) make one or more investments or capital expenditures; provided, however, that the Company may (x) continue or commence capital programs as set forth in Section 4.1(b)(viii) of the Company Disclosure Schedule, plus additional expenses solely for change orders of up to 10% of the budgeted payments on each satellite shown thereon, (y) replace satellites and other spacecraft (in each case other than satellites that are not Core Satellites) that are not successfully launched, that are lost or destroyed or whose operational capacity is reduced to less than 50% of its stated satellite operational capacity, in each case in a commercially reasonable manner and consistent with the Company's customary procurement practices, and (z) purchase such terrestrial equipment as necessary to supply customers in the ordinary course in connection with leases of transponder capacity by such customers or other services provided to such customers;

          (ix)  (A) enter into, establish, adopt, terminate or modify any Company Plan or any plan, policy, trust, fund, program or other agreement or arrangement that would be a Company Plan if it were in existence as of the date of this Agreement, (B) grant any bonuses, salary increases, severance or termination pay to, or otherwise increase the compensation or benefits of, any present or former officer, director, consultant or employee of the Company or its Subsidiaries, other than (1) increases in salary or wages in the ordinary course of business consistent with past practice, or (2) as may be required by applicable Law, the Company Plans or a binding written contract in effect on the date of this Agreement, (C) except as required by the terms of the Company Plans, accelerate the vesting or payment of the compensation payable or the benefits provided or to become payable or provided to any of the Company's or any of its Subsidiaries', current or former directors, officers, employees or consultants, or otherwise pay any amounts not due such individual under any existing Company Plan, (D) establish, adopt, enter into or amend any collective bargaining agreement or (E) fund any trust underlying any Company Plan except as required by the terms of such Company Plan or trust in effect as of the date hereof; provided that the foregoing shall not prevent (x) hiring and promoting officers and employees to fill vacancies or (y) the participation of such officers and employees in Company Plans, in each case under (x) and (y), in the ordinary course of business consistent with past practice;

          (x)   except as may be required by applicable Law or GAAP, change any method, policy, practice, procedure or principle of accounting;

          (xi)  (1) enter into any Contract that if existing on the date hereof would be a Company Material Contract (other than a Customer Contract) except (A) as contemplated by and in connection with an action permitted by the proviso to clause (viii) of this Section 4.1(b), (B) as contemplated by clause (xix) of this Section 4.1(b) and (C) as contemplated by Section 4.1(d), (2) enter into any Significant Capacity Contract outside of the ordinary course of business, (3) terminate any Company Material Contract (except pursuant to the terms thereof in response to a breach by another party thereto) or any Customer Contract with any Company Material Customer (except pursuant to the terms thereof in response to a breach by another party thereto), (4) amend, supplement or modify in any material respect any Company Material Contract other than a Customer Contract to which the Company or any of its Subsidiaries is a party or amend, supplement or modify in the aggregate in a materially adverse respect any Customer Contract to which the Company or any of its Subsidiaries is a party, or (5) waive, release, cancel, allow to lapse, convey, encumber or otherwise transfer any material rights or claims under any Company Material Contract;

          (xii) make any loan, advance or capital contribution to or investment in any Person (including any present or former officer, director, consultant, or employee of the Company or its Subsidiaries), other than loans, advances or capital contributions to or investments in a Subsidiary of the Company;

          (xiii)   settle or compromise (A) any material Action, whether administrative, civil or criminal, in law or in equity or (B) any material claim under any insurance policy for the benefit of the Company or any of its Subsidiaries;

          (xiv)   cancel any debts or waive any claims or rights of substantial value (including the cancellation, compromise, release or assignment of any Indebtedness owed to, or claims held by, the Company or any its Subsidiaries), except for cancellations made or waivers granted in the ordinary course of business consistent with past practice which, in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole;

          (xv)   make, change or rescind any material Tax election not consistent with past practice; change any accounting period or method; or settle or compromise any material Tax liability;

          (xvi)   cancel or terminate, or amend in any material and adverse way, any satellite launch or in-orbit insurance policy of the Company or its Subsidiaries, or fail to use reasonable best efforts to prevent any such policy from being cancelled or terminated prior to the scheduled end of its term;

          (xvii)   terminate, shut down, discontinue or cease operations of any business segment of the Company or any service offering;

          (xviii)   enter into, renew, materially amend or terminate any lease of material real property;

          (xix)   enter into any partnerships, joint ventures or other similar agreements;

          (xx) take any action (including any action otherwise expressly permitted hereby) that would reasonably be expected to (A) result in any of the representations and warranties set forth in Article II becoming false or inaccurate such that the condition set forth in Section 5.3(e) would fail to be satisfied or (B) adversely affect the likelihood that any Regulatory Condition will be satisfied on a timely basis; or

          (xxi)   agree or commit, in writing or otherwise, to take any of the foregoing actions.

        (c)    Restoration Services.    In the event of a total or partial failure of any of Company Satellite, the Company agrees to notify Parent within twenty-four (24) hours of the time that the Company has knowledge that a failure has occurred and, as soon as practicable thereafter, provide Parent with a list of the technical requirements of any services which the Company intends for third parties to restore (the "Restoration Services"). The Company further agrees to consider in good faith any offer Parent makes to provide such Restoration Services.

        (d)    In-bound Capacity Leases.    Prior to entering into any In-bound Capacity Lease, the Company agrees to notify Parent that it desires to enter into an In-bound Capacity Lease and request that Parent make a proposal to the Company to provide such In-bound Capacity Lease. Parent shall within five Business Days of receiving the Company's request for a proposal for such In-bound Capacity Lease provide the Company with a proposal for such In-bound Capacity Lease or notify the Company that it does not wish to provide such a proposal. If Parent provides the Company with a proposal for an In-bound Capacity Lease, the Company shall not obtain the services provided by such proposed In-bound Capacity Lease from any other third party, unless such third party provides an In-bound Capacity Lease on terms which are more favorable to the Company in the aggregate than the terms proposed by Parent.

        4.2.    Conduct of Parent.

        (a)    Conduct.    Parent agrees that, during the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Closing, except as expressly contemplated by this Agreement, or as required by applicable Law, and except as may be consented to in writing by the Company (such consent not to be unreasonably withheld or delayed), Parent shall not, and shall not permit any of its direct or indirect Subsidiaries or any Controlled Affiliates to, (i) take any action or agree, in writing or otherwise, to take any action that would reasonably be likely to result in any of the representations and warranties set forth in Article III becoming false or inaccurate such that the conditions set forth in Section 5.2(a) would fail to be satisfied or (ii) enter into or consummate any agreements or arrangements for an acquisition (via stock purchase, merger, consolidation, purchase of assets or otherwise) in the fixed satellite services ("FSS") industry of any business providing or currently capable of providing satellite service within, or connecting via satellite to, North America or South America, in either case in the C or Ku bands, it being understood that the foregoing shall not prevent Parent, any of its Subsidiaries or any Controlled Affiliates from (x) acquiring hardware (including satellites on the ground or in orbit, so long as such acquisition does not include any orbital slot, license, or right to use or occupy an orbital slot or license or associated business), (y) acquiring any FSS business or orbital slots, in either case not involving the C or Ku bands or involving the C or Ku bands but not providing or capable (at the time of such acquisition) of providing satellite service within, or connecting via satellite to, North America or South America, or (z) entering into any joint venture in which Parent, directly or indirectly, holds an interest of 50% or less, so long as, in each of cases (x), (y) and (z), the taking of any such action is not, individually or in the aggregate, reasonably likely to adversely affect the ability of Parent to obtain any of the Required Consents, or the ability of the condition set forth in Section 5.3(a)(i) to be satisfied, by the Outside Date.

        (b)    Financing.    Parent shall use its commercially reasonable efforts to obtain and effectuate the financing contemplated by the Commitment Letters on the terms set forth therein. Parent agrees to notify the Company promptly and, in any case, within 24 hours if, at any time prior to the Closing Date, (i) any Commitment Letters shall expire or be terminated, modified or amended for any reason, or (ii) any of the financing sources that is a party to any of the Commitment Letters notifies Parent that such source will not be able to provide financing substantially on the terms set forth in the applicable Commitment Letter. Parent shall not amend or alter, or agree to amend or alter, the Commitment Letters in any manner that could reasonably be expected to materially delay or prevent the consummation of any of the transactions contemplated hereby without the prior written consent of the Company.

        4.3.    Debt Offer Documents, Proxy Statement; SEC Documents; Company Financial Statements.

        (a)    Proxy Statement.    As promptly as reasonably practicable following the date hereof, the Company shall prepare and shall file (no later than the tenth Business Day following the date hereof) with the SEC a preliminary Proxy Statement, together with a form of proxy, with respect to the Company Stockholders' Meeting at which the stockholders of the Company will be asked to vote upon and approve this Agreement and the Merger and shall use its commercially reasonable efforts to have the Proxy Statement and form of proxy cleared by the SEC as soon as practicable following the date the Proxy Statement is filed with the SEC and shall cause the Proxy Statement to be mailed to the Company's stockholders as soon as practicable following the date the form of proxy is cleared by the SEC. Parent will provide promptly the Company with any information that may be reasonably requested in order to effectuate the preparation and filing of the Proxy Statement. The Company will provide Parent and its counsel with a reasonable opportunity to review the Proxy Statement prior to its filing. The Company will respond as promptly as practicable to, and provide Parent and its counsel with a reasonable opportunity to participate in the Company's response to, any comments from the SEC and will notify Parent upon the receipt of any comments from the SEC in connection with the filing of, or amendments or supplements to, the Proxy Statement and shall provide Parent with all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement.

        (b)    Information.    Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or the Debt Offer Documents, the Company or Parent, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC and/or mailing to the stockholders of the Company, in the case of the Proxy Statement, or to the extent required to potential purchasers of PanAmSat Debt Financing, such amendment or supplement, in each case as promptly as practicable; provided, however, with the respect to those Debt Offer Documents that are provided with respect to bank loans (the "Bank Book"), the Company shall be obligated to inform Parent only of such information regarding the Company as it would be required to inform the lenders and banks under the Commitment Letters as if the Company were a party thereto. Each of Parent and the Company shall cooperate and the Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on the Proxy Statement and on any amendment or supplement to the Proxy Statement prior to filing such with the SEC and will provide Parent with a copy of all such filings made with the SEC. The information provided and to be provided by Parent, Merger Sub and the Company, respectively, for use in the Proxy Statement or any amendment or supplement thereto and the Debt Offer Documents or any amendment or supplement thereto, in the case of the Proxy Statement, at the date the Proxy Statement or any such amendment or supplement is first mailed to stockholders of the Company and at the time of the Company Stockholders' Meeting, and in the case of the Debt Offer Documents or any amendments or supplements thereto, at the time the Debt Offer Documents are first made available to potential purchasers of PanAmSat Debt Financing and at the time of the consummation of the PanAmSat Debt Financing, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that with respect to the Bank Book, the Company's only obligation shall be to provide such information regarding the Company as it would be required to inform the lenders and banks under the Commitment Letters as if the Company were a party thereto. Parent shall provide to the Company a copy of any disclosure relating to the Company and its Subsidiaries in the Bank Book or any revision thereto and an opportunity to correct such disclosure prior to the dissemination of the Bank Book or any such revision.

        (c)    Company SEC Documents.    Each of the Company SEC Documents to be filed by the Company after the date of this Agreement(but with respect to the Proxy Statement, with respect to the final Proxy Statement only) when filed (unless amended, in which case when amended), will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, each as in effect on the date so filed (unless amended, in which case when amended). None of the Company SEC Documents (including any financial statements or schedules included or incorporated by reference therein) to be filed by the Company after the date of this Agreement, when filed (unless amended, in which case when amended), will contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (d)    Company Financial Statements.    Each of the audited and unaudited financial statements (including any related notes) included in the Company SEC Documents to be filed by the Company after the date of this Agreement, when filed (unless amended, in which case when amended), will comply in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, will have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and will fairly present the consolidated financial position of the Company and its Subsidiaries at the respective date thereof and the consolidated results of its and their operations and cash flows for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, which were not and are not expected to be material in amount).

        4.4.    Company Stockholders' Meeting.

        (a)    Company's Obligations Relating to the Stockholder Approval Process.    The Company shall, consistent with its obligations under Section 4.7, as promptly as practicable following the execution of this Agreement:

            (i)  take all action, in accordance with the U.S. federal securities laws, the DGCL, all other applicable Law and the Company Charter Documents, necessary to call, hold and convene a meeting of its stockholders to consider and vote on the adoption and approval of this Agreement and the approval of the Merger to be held within 20 Business Days following the mailing of the Proxy Statement to the holders of Company Common Stock (the "Company Stockholders' Meeting");

           (ii)  subject to Section 4.4(b), include in the Proxy Statement the recommendation of its Board of Directors in favor of the adoption and approval of this Agreement and the approval of the Merger (the "Company Recommendation"); and

          (iii)  use its commercially reasonable efforts, in accordance with the U.S. federal securities laws, the DGCL and all other applicable Law, to solicit from its stockholders entitled to vote thereon proxies to be voted at the Company Stockholders' Meeting sufficient under applicable Law to constitute the Company Requisite Vote.

        (b)    Non-Recommendation Determination.    If the Company's Board of Directors (or any authorized committee thereof) shall have determined, in good faith and following the receipt of advice of legal counsel, that either (i) prior to the mailing of the Proxy Statement, it is necessary not to make the Company Recommendation, or (ii) after having made the Company Recommendation, it is necessary to withdraw, revoke or modify such recommendation in any manner adverse to Parent, in each case, in order to comply with its fiduciary duties under applicable Law (a "Non-Recommendation Determination"), the Company shall (x) promptly provide written notice thereof to Parent and (y) be permitted to make a Non-Recommendation Determination; provided, however, that if a Non-Recommendation Determination is in respect of a Superior Proposal, the Company's Board of Directors (or any authorized committee thereof) may make a Non-Recommendation Determination only if the Company shall have complied in all respects with the applicable provisions of Section 4.6 with respect to such Superior Proposal. Notwithstanding anything to the contrary in this Agreement, unless this Agreement is earlier terminated in accordance with its terms, the Company shall be required to submit this Agreement for approval by its stockholders at the Company Stockholders' Meeting and comply with its other obligations hereunder regardless of any Non-Recommendation Determination.

        (c)    Conditions to the Company's Obligations Relating to the Stockholder Approval Process.    The Company's obligation to hold and convene a meeting as set forth in Section 4.4(a)(i) and to take the actions set forth in Section 4.4(a)(iii) is subject to the receipt of all required approvals and clearances of the Proxy Statement from the SEC and that no restraining order shall have been entered or threatened by the SEC with respect to the Proxy Statement.

        4.5.    Confidentiality; Access to Information.

        (a)    Confidentiality.    The parties acknowledge that the Company and an affiliate of Parent have previously executed a Confidentiality Agreement dated April 19, 2005, as amended (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, and Parent will hold, and will cause its directors, officers, employees, agents and advisors (including attorneys, accountants, consultants, bankers and financial advisors) to hold, any Evaluation Material (as defined in the Confidentiality Agreement) confidential in accordance with the terms of the Confidentiality Agreement.

        (b)    Access to Information.    To the extent permitted by applicable Law, from the date hereof and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company will and will cause its Subsidiaries to (i) give Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, employees and personnel (including for purposes of discussing post-Closing employment), books and records of the Company and its Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors, financing sources that executed and delivered the Commitment Letters, and other authorized representatives such financial and operating data and other information as such persons may reasonably request (including for the purpose of planning for post-closing integration between the parties), (iii) instruct the Company's employees, auditors, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and its Subsidiaries and in Parent's and its Subsidiaries' integration planning efforts and (iv) deliver to Parent a copy of the monthly "Health Status Reports" at the same time that such reports are delivered to the Company's customers in the ordinary course of business consistent with past practice. The foregoing information shall be held in confidence by Parent, its counsel, financial advisors, auditors and other authorized representatives in accordance with the provisions of the Confidentiality Agreement.

        4.6.    No Solicitation.

         (a)  The Company agrees that, during the term of this Agreement, it shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its or its Subsidiaries' officers, directors, employees, investment bankers, attorneys, accountants, agents or other advisors or representatives (collectively, "Representatives"), directly or indirectly, to:

            (i)  solicit, initiate or otherwise take action to facilitate (including by way of furnishing information) or encourage the making by any Person (other than the other parties hereto) of any proposal, offer or inquiry (including any proposal from or offer to its shareholders) that constitutes, or could reasonably be expected to lead to, a proposal for any merger, reorganization, share exchange, tender offer, exchange offer, consolidation, recapitalization, liquidation, dissolution, joint venture or other business combination involving the Company or any of its Subsidiaries, or any purchase of 10% or more of the capital stock or a material portion of the assets of the Company and its Subsidiaries on a consolidated basis (in each case, a "Competing Transaction");

           (ii)  participate in any discussions or negotiations regarding, or furnish or disclose to any Person any information with respect to or in furtherance of, or take any other action to facilitate any inquiries with respect, to any Competing Transaction; or

          (iii)  execute or enter into any agreement, understanding or arrangement with respect to any Competing Transaction, or approve or recommend or propose to approve or recommend any Competing Transaction or any agreement, understanding or arrangement relating to any Competing Transaction (or resolve or authorize or propose to agree to do any of the foregoing actions); provided, however, that:

            (A)  at any time prior to such time, if any, that the Company Requisite Vote shall have been received, the Company may take any action described in the foregoing clause (ii) in respect of any Person, but only if (1) such Person has delivered an unsolicited bona fide written proposal for a Competing Transaction that, in the good faith judgment of the Company's Board of Directors (or any authorized committee thereof), after consultation with its financial advisors, is a Superior Proposal or is reasonably likely to be or become a Superior Proposal and (2) the Board of Directors of the Company (or any authorized committee thereof) determines in good faith following the receipt of the advice of counsel that it is necessary to do so in order to comply with its fiduciary duties under applicable Law; provided, further, that (x) prior to the Company furnishing any confidential information to such Person, such Person shall have entered into a confidentiality agreement with the Company in substance substantially similar to and no more favorable to such Person than the Confidentiality Agreement (excluding any standstill provision) and (y) the Company shall promptly notify (but in no event later than 24 hours) Parent of any such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions (including without limitation with respect to any rights and obligations of any shareholders) of any inquiries, proposals or offers, and shall keep Parent reasonably informed as to the status thereof and of any oral or written modifications to the possible terms of the Competing Transaction that is the subject of such inquiries, proposals or offers or status in each case, within 24 hours of such modification. The Company agrees that it and its respective Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date of this Agreement which prohibits the Company from providing such information to Parent. The Company agrees that neither it nor any of its Subsidiaries shall terminate, waive, amend or modify any provision of any standstill or confidentiality agreement relating to the sale or other disposition of the Company or any material portion of its or any of its Subsidiaries' equity interests or assets to which it or any of its Subsidiaries is a party and that it and its Subsidiaries shall enforce the provisions of any such agreement by appropriate commercially reasonable action.

            (B)  The Company may enter into any agreement or arrangement (other than a confidentiality agreement, which may be entered into if the conditions of clause (A) above have been met) regarding any such Competing Transaction, or the Company's Board of Directors (or any authorized committee thereof) may approve or recommend to its stockholders (or resolve to do so), or publicly propose to approve or recommend to its stockholders, an unsolicited bona fide written proposal for a Competing Transaction or make a Non-Recommendation Determination in connection with a Superior Proposal, but only if (1) the Company and its Subsidiaries have complied with their obligations under this Section 4.6 in all material respects and with this clause (B) in all respects, (2) the Company has first given Parent at least four Business Days to respond to such Competing Transaction after the Company has notified Parent of all material terms of such transaction as described above and that, in the absence of any further action by Parent, (i) in the good faith judgment of the Company's Board of Directors (or any authorized committee thereof), after consultation with its financial advisors, the Company's Board of Directors (or any authorized committee thereof) has concluded such Competing Transaction is a Superior Proposal and (ii) the Company's Board of Directors (or any authorized committee thereof), has determined in good faith and following the receipt of the advice of counsel, that it is necessary to take such action (and describing the action that it intends to take) in order to comply with its fiduciary duties under applicable Law, and in each case having given due consideration to any amendments or modifications to this Agreement proposed by Parent during such four Business Days period; and (3) in the event the Company intends to enter into any such agreement or arrangement (other than a confidentiality agreement that may be entered into if the conditions of clause (A) above have been met) regarding any such Competing Transaction, the Company has previously terminated this Agreement in accordance with Section 6.1(c)(ii) hereof and simultaneously paid the Company Termination Fee pursuant to Section 6.3(b) hereof;

            (C)  nothing herein shall limit the Company's ability to comply in good faith, to the extent applicable, with Rules 14d-9 and 14e-2 of the Exchange Act with regard to a tender or exchange offer or to make any disclosure required by applicable Law that the Company's Board of Directors (or any authorized committee thereof) determines in good faith following the receipt of the advice of counsel is required by applicable Law; provided, however, that neither the Company nor the Company's Board of Directors (nor any committee thereof) shall (i) recommend that the stockholders of the Company tender their Company Common Stock in connection with any such tender or exchange offer (or otherwise approve or recommend any Competing Transaction) or (ii) withdraw or modify the Company Recommendation, unless in each case the requirements of this Section 4.6 shall have been satisfied.

         (b)  For the purposes of this Agreement, "Superior Proposal" means a bona fide, written proposal by a third party for a Competing Transaction not solicited in violation of this Section 4.6 that is on terms that the Company's Board of Directors (or any authorized committee thereof) determines in good faith, after consultation with its counsel and financial advisors, would, if consummated, result in a transaction that would be more favorable to the Company and its stockholders (taking into account such factors as the Company's Board of Directors (or any authorized committee thereof) in good faith deems relevant, including the identity of the offeror and all legal, financial, regulatory and other aspects of the proposal, including the terms of any financing and the likelihood that the transaction will be consummated) than the Merger contemplated by this Agreement would be if it were consummated; provided that to be a Superior Proposal, the consummation of one or more steps in a Competing Transaction must result in a third party (or the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the Company Common Stock (or the surviving or ultimate parent entity in such transaction) or all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole.

         (c)  The Company will, and will cause its Subsidiaries and their respective Representatives to, cease and cause to be terminated immediately all existing discussions or negotiations with any Persons conducted on or before the date hereof with respect to any Competing Transaction and shall request that all confidential information previously furnished to any such third parties be returned or destroyed promptly in accordance with confidentiality agreements with such third parties.

        4.7.    Commercially Reasonable Efforts.    Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts (except where a different efforts standard is specifically contemplated by this Agreement, in which case such different standard shall apply) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and Orders to consummate the transactions contemplated by this Agreement.

        4.8.    Regulatory Matters.

         (a)  Within thirty (30) Business Days after the date hereof or any shorter period as required by applicable Law, (i) each of Parent and the Company shall file any Notification and Report Forms and related material required to be filed by it with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, and Parent and the Company shall make any similar required competition law filings under any other applicable Laws, including, but not limited to, Antitrust Laws with respect to the transactions contemplated by this Agreement, and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable, (ii) each of Parent and the Company shall make any required filings under any other Antitrust Laws, and (iii) the Company shall make an application with the Department of State relating to the registration of the Company or any of its Subsidiaries as an exporter under ITAR (which application shall request that any related ITAR licenses relating to the Company or any of its Subsidiaries as an exporter under ITAR be transferred to the Company or any of its Subsidiaries upon the Closing Date).

         (b)  Within thirty (30) Business Days after the date hereof, each of Parent and the Company shall make, and shall cause its Subsidiaries to make all necessary filings with or applications to any Governmental Authority that has issued a Company Permit with respect to the transactions contemplated by this Agreement, including any necessary applications to the FCC for its consent to the transactions contemplated hereby with respect to a Company Permit issued by the FCC (the "FCC Consent Application").

         (c)  Parent and the Company shall, and shall cause their respective Subsidiaries to: (i) use their reasonable best efforts to obtain prompt termination of any waiting period under the HSR Act and prompt termination of any other requisite waiting period under any applicable Law; (ii) cooperate and consult with each other in connection with the making of all filings, notifications and any other material actions pursuant to this Section 4.8, including subject to Applicable Law, by permitting counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority and by providing counsel for the other party with copies of all filings and submissions made by such party and all correspondence between such party (and its advisors) with any Governmental Authority and any other information supplied by such party and such party's Subsidiaries to a Governmental Authority or received from such a Governmental Authority in connection with the transactions contemplated by this Agreement, provided, however, that materials may be redacted (x) to remove references concerning the valuation of Parent, the Company, or any of their Subsidiaries, and (y) as necessary to comply with contractual arrangements, and (z) as necessary to address reasonable privilege or confidentiality concerns; (iii) furnish to the other parties such information and assistance as such parties reasonably may request in connection with the preparation of any submissions to, or agency proceedings by, any Governmental Authority; (iv) promptly inform the other party of any communications with, and inquiries or requests for information from, such Governmental Authorities in connection with the transactions contemplated by the Agreement; (v) consult with the other parties in advance of any meeting or conference, whether in-person or by telephone, with any such Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by such applicable Governmental Authority or other Person, give the other parties the opportunity to attend and participate in such meetings and conferences; and (vi) use their reasonable best efforts to cause the Regulatory Conditions to be satisfied.

         (d)  Parent and the Company shall, and shall cause their respective Subsidiaries to: (i) use reasonable best efforts to diligently prosecute all applications with the FCC, including the FCC Consent Application, and all similar foreign Governmental Authorities for consent to the transactions contemplated herein and to provide all appropriate filings and notifications to foreign Governmental Authorities, (ii) furnish to the other parties such information and assistance as such parties reasonably may request in connection with the preparation or prosecution of any such applications, and (iii) keep the other parties promptly apprised of any communications with, and inquiries or requests for information from, such Governmental Authorities with respect to the transactions contemplated hereby.

         (e)  In furtherance and not in limitation of the covenants of the parties contained in Sections 4.8(a), (b), (c), and (d), each party agrees to use its reasonable best efforts to address such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the Communications Act of 1934, as amended (the "Communications Act"), the Telecommunications Act of 1996, any rule, regulation or policy of the FCC, and/or any statute, rule, regulation or policy of any other Governmental Authority with respect to the operation of channels of radio communication and/or the provision of communications services (including the provision of direct-to-home video programming) (collectively, "Communications Regulation") or any applicable Antitrust Law. In connection with the foregoing, each party agrees to cooperate and use its reasonable best efforts to assist in any defense by any other party hereto of the transactions contemplated by this Agreement before any Governmental Authority reviewing the transactions contemplated by this Agreement, including by providing (as promptly as practicable) such information as may be requested by such Governmental Authority or such assistance as may be reasonably requested by the other party hereto in such defense.

          (f)  If any objections are asserted with respect to the transactions contemplated hereby, or if any Action is instituted by, any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any applicable Antitrust Law or Communications Regulation or other applicable Law, the parties shall, subject to Section 4.9, use their reasonable best efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such Law with the goal of enabling the transactions contemplated by this Agreement to be consummated by the Outside Date. In furtherance of the parties' obligations under this Section 4.8, Parent and, to the extent requested by Parent, the Company, shall be required, with the goal of enabling the parties to consummate the transactions contemplated by this Agreement by the Outside Date, to, propose, negotiate, commit to and enter into one or more settlements, undertakings, conditions, consent decrees, stipulations and other agreements with or to one or more Governmental Authorities (each, a "Settlement") in connection with the transactions contemplated by this Agreement (including obtaining the requisite consent of such Governmental Authorities), including one or more Settlements that require Parent or, to the extent requested by Parent, the Company, to restructure the operations of, and sell or otherwise divest or dispose of its or its Subsidiaries' assets up to the Limit; provided, however, that (A) the Company shall not take any of the foregoing actions without the consent of Parent, and (B) Parent shall not take any of the foregoing actions without the consent of the Company if such actions would bind the Company to do something irrespective of whether the Closing occurs. In addition, Parent and the Company and their respective Subsidiaries shall, subject to the preceding and next succeeding sentences, use their respective reasonable best efforts to seek to lift, reverse or remove any temporary restraining order, preliminary or permanent injunction or other order or decree that would otherwise give rise to a failure of any Regulatory Conditions. Notwithstanding anything to the contrary in this Agreement, Parent shall not be obligated to agree, and neither the Company nor any Subsidiary shall or shall agree without Parent's consent, to take any action or to accept any condition, restriction, obligation or requirement with respect to Parent, the Company, their respective Subsidiaries or their and their Subsidiaries' assets if such action, condition, restriction, obligation or requirement would be, or result in, individually or in the aggregate, a Burdensome Condition.

         (g)  Notwithstanding anything to the contrary herein, nothing in this Section 4.8 shall (i) limit either the Company's or Parent's right to terminate this Agreement pursuant to Section 6 hereof so long as such party has complied in all material respects with its obligations under this Section 4.8, or

(ii) require any party to amend this Agreement or to waive or forbear from exercising any of its rights or remedies hereunder or under this Agreement.

        4.9.    Approach to Proceedings.    Parent will determine strategy, lead all proceedings and coordinate all activities with respect to seeking any actions, consents, approvals or waivers of any Governmental Authority as contemplated hereby, and the Company and its Subsidiaries will take such actions as reasonably requested by Parent in connection with obtaining such consents, approvals or waivers. Notwithstanding Parent's rights to lead all proceedings as provided in the prior sentence, Parent shall not require the Company to, and the Company shall not be required to, take any action with respect to satisfying the Regulatory Conditions which would bind the Company or its Subsidiaries irrespective of whether the Closing occurs. For all purposes and provisions of this Agreement, each requirement for the Company and its Subsidiaries to use "reasonable best efforts" in respect of matters relating to the satisfaction of the Regulatory Conditions is subject to the following qualifications: (1) except as requested or directed by Parent, the Company shall not be obligated to offer or agree to restructure the operations of, or sell or otherwise divest or dispose of any of its or its Subsidiaries' assets, and (2) with respect to matters as to which Parent has made a specific request or provided specific direction to the Company, the Company and its Subsidiaries shall be deemed to satisfy their reasonable best efforts obligation if it or they use reasonable best efforts to accomplish the actions so requested or directed. Notwithstanding any other provision of this Agreement, Parent and Merger Sub may withdraw or cause the withdrawal, or request the Company to withdraw, any filing, notice or consent without being deemed to be in breach of any obligation hereunder so long as action was taken in good faith with the goal of enabling the transactions contemplated by this Agreement to be consummated by the Outside Date.

        4.10.    Public Announcements.    So long as this Agreement is in effect, Parent and the Company will consult with each other before issuing any press release or making any SEC filing or other public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable Law or the rules of the New York Stock Exchange (in which case the issuing party shall use its reasonable best efforts to consult with the other party before issuing any such press release or making any such SEC filing or public statement), will not issue any such press release or make any such SEC filing or other public statement prior to such consultation and providing the other party with a reasonable opportunity to comment thereon.

        4.11.    Director and Officer Liability.

         (a)  From and after the Effective Time, the bylaws and certificate of incorporation of the Company shall contain provisions no less favorable with respect to indemnification of, and advancement of expenses to, present and former directors and officers of the Company than those set forth in the Company's bylaws and restated certificate of incorporation on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Closing Date in any manner that would adversely affect the rights thereunder of the individuals who at the Closing are present or former directors or officers of the Company, unless such modification is required after the Closing by applicable Law. Parent shall obtain as of the Effective Time "tail" insurance policies with a claims period of at least six years from the Closing with respect to the directors' and officers' liability insurance in amount and scope at least as favorable as the coverage applicable to the Company's director's and officers for the period from August 20, 2004 through the Closing Date; provided, if the premiums for such tail insurance policies exceed 200% of the per annum rate of premium paid by the Company as of the date hereof for such insurance, then Parent shall provide a policy with the best coverage as shall then be available at 200% of such rate (which annual premium is set forth on Section 4.11 of the Company Disclosure Schedule);

         (b)  Parent agrees that for six years after the Closing Date, it shall, and shall cause the Company and its Subsidiaries to, indemnify each Person who is now, or has been at any time prior to the date hereof, a director or officer of the Company or of any of its Subsidiaries, and each of their successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense (including reasonable fees and expenses of legal counsel), against any Indemnified Party in his or her capacity as a officer or director of the Company or its Subsidiaries, whenever asserted or claimed, based in whole or in part on, or arising in whole or in part out of, any facts or circumstances occurring at or prior to the Effective Time whether commenced, asserted or claimed before or after the Effective Time, including liability arising under the Securities Act, the Exchange Act or any other Law and including any liability arising out of or pertaining to the transactions contemplated by this Agreement, in each case to the same extent as provided in the Company's bylaws or restated certificate of incorporation or any other applicable contract or agreement in effect on the date of this Agreement. In the event of any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense described in the preceding sentence, the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly after statements are received in advance of settlement, judgment or other resolution thereof to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, provided the applicable Indemnified Parties provide an undertaking to repay all advanced expenses if it is finally judicially determined that such Indemnified Parties are not entitled to indemnification.

         (c)  If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 4.11.

         (d)  The rights of each Indemnified Parties under this Section 4.11 shall be in addition to any rights such Person may have under the certificate of incorporation, bylaws or similar organizational documents of the Company or any of its Subsidiaries, or under applicable Law or under any agreement of any Indemnified Party with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Party.

        4.12.    Employee Benefits.    (a) For the period beginning on the Closing Date and ending on the Continuation Date, Parent shall, or shall cause the Company and its other Subsidiaries to, maintain (i) employee benefit plans, programs and arrangements, salaries and bonus programs (excluding equity- based plans, retention and bonus programs (except for the Company's Sales Incentive Plan which will continue in accordance with its terms through the calendar quarter in which the Closing Date occurs) and any provision under the PanAmSat Corporation Retirement Savings Plan increasing the company matching contribution in effect since the Company Balance Sheet Date) for employees of the Company or any Subsidiary of the Company immediately prior to the Closing Date who continue to be so employed after the Closing Date, which are, in the aggregate, no less favorable than those provided pursuant to Company Plans (excluding equity-based plans, retention and bonus programs (except for the Company's Sales Incentive Plan which will continue in accordance with its terms through the calendar quarter in which the Closing Date occurs) and any provision under the PanAmSat Corporation Retirement Savings Plan increasing the company matching contribution in effect since the Company Balance Sheet Date) as of immediately before the Closing Date, (ii) employee benefit plans, programs and arrangements, salaries and bonus programs that are triggered upon the termination of employment for employees of the Company or any Subsidiary of the Company immediately prior to the Closing Date who continue to be so employed after the Closing Date, which are, in the aggregate, no less favorable than those provided pursuant to the Company Maintained Plans as of immediately before the Closing Date and (iii) contribution levels and loan provisions under the defined contribution plans of the Company and its Subsidiaries, in each case, at levels which are no less favorable than those provided as of immediately prior to the Closing Date. Notwithstanding anything in this Section 4.12 to the contrary, for the three-year period beginning on the Closing Date, Parent shall, or shall cause the Company and its other Subsidiaries to, honor the terms of the Company's 2005 Severance Pay Plan as it exists on the date hereof, subject to the amendment of the Severance Plan described in Section 2.15(g) hereof (the "Severance Plan"). Employees of the Company or its Subsidiaries immediately prior to the Closing Date who continue to be so employed after the Closing Date (a "Covered Company Employee") shall be given credit for all service with the Company or any of its Subsidiaries (and service credited by the Company or any of its Subsidiaries) prior to the Closing Date (to the extent recognized as service under corresponding Company Plans in effect immediately before the Closing Date) for crediting service for purposes of eligibility to participate, vesting and determination of level of benefits (other than for level of benefits under any defined benefit pension plan, except as would result in the duplication of benefits or under plans or programs which do not provide for credit for prior service for employees of Parent generally), under (i) all employee benefit plans, programs and arrangements maintained by or contributed to by Parent and its Subsidiaries (including, after the Closing Date, the Company) in which such Covered Company Employees become participants, and (ii) severance plans for purposes of calculating the amount of each Covered Company Employee's severance benefits. After the Closing Date, Parent and the Company shall (i) waive all limitations as to preexisting conditions and waiting periods with respect to participation and coverage requirements applicable to the Covered Company Employees under any welfare benefit plans that such Covered Company Employees may be eligible to participate in after the Closing Date, to the extent such waivers are consistent with the welfare benefit plans in which the Covered Company Employees participated immediately prior to the Closing Date, and (ii) provide each Covered Company Employee with credit for any co-payments and deductibles paid during the portion of the relevant plan year prior to the Closing Date in which the Closing Date occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Covered Company Employees are eligible to participate in after the Closing Date. Without limiting the generality of the foregoing, after the Closing Date, Parent shall cause the Company to honor (1) those employment, termination and severance agreements, in each case, to which the Company or any of its Subsidiaries is a party and (2) those incentive compensation plans maintained by the Company or any of its Subsidiaries, all as set forth in Section 4.12 of the Company Disclosure Schedule, subject in each case to the terms of such agreements and plans, including such terms governing amendment and termination thereof. Except as expressly provided in the immediately preceding sentence, this Section 4.12 shall not require Parent to continue or cause the Company to continue any specific Company Plan or continue the employment of employees. Notwithstanding anything herein to the contrary, no Person (other than the parties hereto) shall have any rights or remedies pursuant to this Section 4.12.

         (b)  For the calendar year in which the Closing occurs (the "Closing Year") the Company shall pay an annual bonus (the "Closing Year Bonus"), based upon the sum of the Pre-Closing Amount plus the Post-Closing Amount, to employees who remain employed with the Company or any of its Subsidiaries through the date on which bonuses are generally paid by Parent to similarly situated employees of Parent and its Subsidiaries (pro rata for any employee hired by the Company after January 1 of the Closing Year). The Closing Year Bonus shall be comprised of (x) an amount prorated through the Closing Date based upon performance through the Closing Date (the "Pre-Closing Date Amount") and (y) an amount based upon performance from the Closing Date through December 31 of the Closing Year (the "Post Closing Date Amount"), and shall be earned separately for each such period based upon achievement of applicable performance goals during such period. In determining the amount of the bonuses to be earned for the Pre-Closing Date Amount, the Company shall set annual bonus targets for officers and employees with respect to any calendar year prior to the Closing Year in amounts and on terms and conditions and other criteria in the ordinary course of business consistent with past practice, and such targets shall be substantially comparable to and no more likely to be achieved at the time they are established than the corresponding performance targets established for the Company's 2005 Annual Incentive Plan, and the Company shall provide for no greater target or maximum bonus

(expressed as a percentage of base salary) for each participant in the Annual Incentive Plan than was provided for in 2005 (other than in connection with promotions or newly hired employees, provided that such target or maximum bonus amounts shall be established in a manner consistent with similarly situated employees). All annual bonuses paid pursuant to this Section 4.12(b) shall be paid as of the date on which Purchaser and its Subsidiaries pay annual bonuses to employees of Purchaser and its Subsidiaries generally; provided that with respect to any employee who is (i) terminated by Parent or the Company without Cause (as defined in the Severance Plan) or (ii) terminates employment for Good Reason (as defined in Appendix A to the Severance Plan), in either case, on or after the Closing Date, any such employee shall be paid, on or reasonably promptly after the date of such termination, the Pre-Closing Date Amount. Parent shall set annual bonus targets for Covered Company Employees with respect to 2006 and/or 2007, as applicable, under an annual bonus plan of Parent or its Subsidiaries (the "Parent Bonus Plan") in amounts and on terms and conditions and other criteria in the ordinary course of business consistent with the past practice of Parent and its Subsidiaries (taking into account the effect of this transaction) provided to similarly situated employees of Parent and its Subsidiaries and no less likely to be achieved than bonuses established for similarly situated employees of Parent and its Subsidiaries.

        4.13.    Cooperation with Financing and Debt Registrations.

         (a)  The Company shall provide, and shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause the respective officers, employees and Representatives, including legal and accounting, of the Company and its Subsidiaries to provide, all cooperation reasonably requested by Parent in connection with the Debt Financing and the Parent Debt Registrations (including in connection therewith the filing of the Company's Financial Statements if required by the SEC as part of the applicable registration statements), and shall (i) in the case of the Debt Financing, cause appropriate officers and employees to be available on a customary basis (A) to meet with prospective lenders and investors in presentations, meetings, road shows and due diligence sessions, to assist with the preparation of disclosure documents in connection therewith, and (B) to execute and deliver any pledge and security documents, other definitive financing documents, and other certificates (including solvency certificates), legal opinions or documents as may be reasonably or customarily requested by the banks and lenders in connection with the terms of the PanAmSat Debt Financing, (ii) take all necessary corporate action to consummate the PanAmSat Debt Financing immediately prior to the Closing, and (iii) in the case of the Debt Financing and the Parent Debt Registrations, use commercially reasonable efforts to cause its independent accountants and counsel to provide assistance to Parent, including providing consent, on a customary basis, to Parent to use their audit reports relating to the Company and its Subsidiaries and, at the cost of Parent, to provide any necessary "comfort letters" and to prepare and deliver other customary opinions and other deliverables.

         (b)  Provided that Parent provides to the Company such information concerning Parent and its Subsidiaries and the Debt Financing as the Company reasonably requests or requires in connection with the following, the Company shall use commercially reasonable efforts to cause the following to occur: not later than 30 days before the Closing Date, the Administrative Agent (as defined in the Commitment Letters) and Parent shall have received audited, in the case of year end, and unaudited, in the case of interim (which have been reviewed by the independent accountants for the Company as provided in Statement on Auditing Standards No. 100), consolidated financial statements of the Company and its consolidated Subsidiaries) and financial statements relating to completed or probable acquisitions (including pro forma financial statements), in each case required by and meeting the requirements of Regulation S-X that would apply to a Form S-1 registration statement being filed by the Company on such date of delivery under the Securities Act of 1933, as amended (the "Required Financial Information"); provided that, if on any date during such 30-day period prior to the Closing Date financial statements for a later period-end would be required if the Company filed a registration statement on Form S-1 on such date, and the Administrative Agent requests that such financial statement be provided, then financial statements with such later period-end meeting the forgoing requirements shall have also been received reasonably promptly following such request, and in any event, prior to the Closing Date.

        4.14.    Merger Sub.    Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Merger Sub shall not engage in any business which is not in connection with the Merger or other transactions contemplated hereby.

ARTICLE V

Conditions to the Merger

        5.1.    Conditions to the Obligations of the Parties.    The respective obligations of the Company, Merger Sub and Parent to consummate the Merger are subject to the satisfaction (or if permitted by applicable Law waiver by each party, including Parent, for whose benefit the applicable condition exists) on or before the Effective Time of each of the following conditions:

          (a)   No Order.    No temporary restraining order, preliminary or permanent injunction or other order or decree issued by a court of competent jurisdiction located in the United States or in another jurisdiction outside of the United States in which the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, engage in business activities that prohibits the consummation of the Merger shall have been issued and remain in effect, and no Law shall have been enacted, issued, enforced, entered, or promulgated after the date of the Agreement that prohibits or makes illegal the consummation of any of the transactions contemplated by this Agreement; provided, however, that this condition shall be deemed to be satisfied for and may not be asserted by any party that has not used or is not using its reasonable best efforts to seek to lift, reverse or remove any temporary restraining order, preliminary or permanent injunction or other order or decree that would otherwise give rise to a failure of this condition; provided, further, that Parent may waive this condition on its own behalf, or on behalf of the Company or Merger Sub, so long as such waiver would not result in criminal or civil liability of any officer, director, employee, shareholder, control person or affiliate of the Company or any of its Subsidiaries other than the Company or any of its Subsidiaries.

          (b)   Antitrust Laws.    All waiting periods applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated;

          (c)   Company Stockholder Approval.    This Agreement and the transactions contemplated hereby shall have been approved and adopted and the Merger shall have been approved by the stockholders of the Company by the Company Requisite Vote.

        5.2.    Conditions to the Obligations of the Company .    The obligations of the Company to consummate the Merger are subject to the fulfillment, on or prior to the Effective Time, of each of the following conditions (any or all of which may be waived by the Company in whole or in part to the extent permitted by applicable Law):

          (a)   Representations and Warranties of Parent and Merger Sub.    The representations and warranties of Parent and Merger Sub set forth in Article III herein shall be true and correct as of the date of this Agreement and at and as of the Effective Time as though made at and as of the Effective Time (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not reasonably be expected to result in a material adverse impact on Parent's ability to consummate the transactions contemplated by this Agreement;

          (b)   Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects all of its obligations hereunder to be performed by it on or prior to the Effective Time; and

          (c)   Officer's Certificate from Parent.    Parent shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by its Chief Executive Officer or the Chief Financial Officer to the effect that the conditions set forth in Sections 5.2(a) and 5.2(b) have been satisfied.

        5.3.    Conditions to the Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to consummate the Merger are subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions (any or all of which may be waived by Parent in whole or in part to the extent permitted by applicable Law):

          (a)    Governmental Consents.    (i) All waiting periods applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated and all approvals thereunder shall have been obtained and no Burdensome Condition shall have been imposed on Parent, the Company or their respective Subsidiaries in connection with such termination or approval, (ii) all of the Required Consents shall have been obtained, and (iii) all other notices, reports, applications and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all other consents, registrations, approvals, permits, clearances and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Authority the failure to make or obtain which, individually or in the aggregate, have, or would reasonably be expected to have, a Company Material Adverse Effect or render illegal the consummation of the Merger shall have been made or obtained, in the cases of clauses (ii) and (iii) as a Final Order and without any Burdensome Condition having been imposed on Parent, the Company or their respective Subsidiaries in connection therewith. For purposes of this Agreement, "Final Order" means an action or decision that has been granted as to which (A) no request for a stay or any similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such a request that may be designated by statute or regulation has passed, (B) no petition for rehearing or reconsideration or application for review is pending and the time for the filings of any such petition or application has passed, (C) no Governmental Authority has undertaken to reconsider the action on its own motion and the time within which it may effect such reconsideration has passed and (D) no appeal is pending (including other administrative or judicial review) or in effect and any deadline for filing any such appeal that may be specified by statute or rule has passed, which in any such case (A), (B), (C) or (D) is reasonably likely to result in vacating, reversing, setting aside, annulling, suspending or modifying such action or decision (in the case of any modification in a manner that would impose any term, condition or consequence that would reasonably be expected to result in a Burdensome Condition).

          (b)    Orders.    No Governmental Authority shall have obtained, or shall have instituted an action or proceeding seeking, an Order that does, or would reasonably be expected to, impose a Burdensome Condition or otherwise have a Company Material Adverse Effect or a material adverse effect on the business or operations of Parent, the Company and their respective Subsidiaries taken as a whole.

          (c)    Debt Financing.    Parent shall have received the funds committed for the Debt Financing on the terms and conditions set forth in the Commitment Letters (as modified by any changes the borrowers are required to accept pursuant to the terms contained in any related agreement) or upon terms and conditions which are equal or more favorable to Parent, and to the extent that any such term or condition is not set forth in the Commitment Letters, upon terms and conditions which are reasonable and customary.

          (d)    Material Adverse Effect.    There shall not have occurred any change, development, event, condition, occurrence or effect that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (e)    Representations and Warranties of the Company.    The representations and warranties of the Company set forth in Article II herein shall be true and correct as of the date of this Agreement and at and as of the Effective Time as though made at and as of the Effective Time (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification other than Section 2.9(a)) have not had and would not reasonably be expected to result in a Company Material Adverse Effect or a material adverse impact on the Company's ability to consummate the transactions contemplated by this Agreement; provided that notwithstanding the preceding, the representations and warranties of the Company contained in Sections 2.2(a), 2.2(b) (solely with respect to the Company's PanAmSat Corporation subsidiary), 2.2(c), 2.3, 2.20, 2.21, and 2.22 shall be true and correct in all material respects.

          (f)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all of its obligations hereunder to be performed by it at or prior to the Effective Time; and

          (g)    Officer's Certificate from the Company.    The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by its Chief Executive Officer or the Chief Financial Officer to the effect that the conditions set forth in Sections 5.3(e) and 5.3(f) have been satisfied.

ARTICLE VI

Termination

        6.1.    Termination.    This Agreement may be terminated at any time prior to the Closing, notwithstanding any approval of this Agreement by the stockholders of the Company(except in the case of (c)(ii)):

          (a)   by mutual written consent duly authorized by the respective Boards of Directors of the Company and Parent;

          (b)   by either the Company or Parent if:

            (i)    the transactions have not been consummated by the date that is 455 days from the date hereof (such date, or such date as extended as set forth below, the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 6.1(b)(i) shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; provided, further, that any termination of this Agreement by the Company pursuant to Section 6.1(c)(iii) made on the Outside Date shall be deemed to have been delivered prior to Parent's exercise of this termination right on the Outside Date;

            (ii)   (A) the FCC shall have denied or dismissed any FCC Consent Application, or shall have designated any FCC Consent Application for hearing, excepting any denials or designations with respect to any Company Permit issued by the FCC that are immaterial to the assets or business of the Company and its Subsidiaries taken as a whole; or (B) five (5) Business Days shall have elapsed following such time as any permanent injunction or other similar order of a court of competent jurisdiction or other competent Governmental Authority (other than the FCC), in each case located in the United States, preventing the consummation of the transactions contemplated by this Agreement shall have been entered (so long as such permanent injunction or similar order is still in effect at the expiration of such five (5) Business Day period), regardless of whether such order is appealable or has been appealed and, prior to such termination, the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, such injunction or other similar order; or

            (iii)  the Company Requisite Vote shall not have been obtained at the Company Stockholders' Meeting; or

          (c)   by the Company if:

            (i)    a breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement shall have occurred, which breach, in the aggregate with all other such breaches, if any, would give rise to a failure of the conditions set forth in Section 5.2(a) or Section 5.2(b) hereof and which is not cured within 30 days (or, if earlier, the day prior to the Outside Date) following written notice to the party committing such breach given reasonably promptly after the Company becomes Aware of such breach;

            (ii)   prior to the Company Stockholders' Meeting, the Company intends to enter into an agreement or arrangement contemplated by Section 4.6(a)(iii)(B), after having complied in all material respects with all of the provisions of Section 4.6, including having complied with Section 4.6(a)(iii)(B) in all respects; or

            (iii)  if either (A) all of the conditions set forth in Section 5.1 and Section 5.3 (other than the condition set forth in Section 5.3(c)) (and, in the case of the condition set forth in Section 5.3(g), either such condition has been satisfied or the Company confirms to Parent in writing that it is willing and able to deliver the certificate referred to in Section 5.3(g) as if the date of purported termination under this Section were the Closing Date) are satisfied on the Outside Date or the last day of the Marketing Period, and the condition set forth in Section 5.3(c) are not satisfied on the Outside Date or the last day of the Marketing Period; provided, however, that the Company may not exercise this termination right in this clause (A) if either (1) the Company's failure to comply in any material respect with its obligations under Section 4.13 caused or contributed materially to the failure of the condition set forth in Section 5.3(c) to be satisfied or (2) Parent and its relevant financing sources have not received all of the information, certificates, consents and documents required by Section 4.13 (or requested in accordance with Section 4.13(a)(i)(B) by the lenders and bank in connection with the Debt Financing, in the case of Section 4.13(a)(i)(B)) and this fact caused or contributed materially to the failure of the condition set forth in Section 5.3(c) to be satisfied; or (B) on the Outside Date, any of the Regulatory Conditions has not been satisfied, but all of the conditions set forth in Sections 5.1 and 5.3 other than any of the Regulatory Conditions (without regard to whether the condition set forth in Sections 5.3(c) has been satisfied or not), have been satisfied (and, in the case of the condition set forth in Section 5.3(g), either such condition has been satisfied or the Company confirms to Parent in writing that it is willing and able to deliver the certificate referred to in Section 5.3(g) as if the date of purported termination under this Section were the Closing Date); provided, however, that the Company may not exercise the termination rights in this clause (B) if the Company's failure to comply in any material respect with its obligations under Section 4.8 or 4.9 caused or contributed materially to the failure of any Regulatory Condition or if any Regulatory

    Condition has not been satisfied as a result of any Action brought by or on behalf of the Company or by any stockholder of the Company in his, her or its status as a stockholder; or

            (iv)  if a final and non-appealable Order of the FCC has been issued that would cause any Regulatory Condition to be incapable of being satisfied unless (I) there are actions Parent believes in good faith can be taken by it or an Affiliate to satisfy the Regulatory Conditions and Parent within 30 Business Days of such issuance initiates and thereafter continues to use its reasonable best efforts to take such or other good faith actions to satisfy the Regulatory Conditions or (II) the Marketing Period begins within 20 Business Days of such issuance, or (III) the conditions set forth in Sections 5.1 and 5.3 (other than the Regulatory Conditions and Section 5.3(c)) are not satisfied or are incapable of being satisfied; or

          (d)   by Parent if:

            (i)    a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement shall have occurred, which breach, in the aggregate with all other such breaches, if any, would give rise to a failure of the conditions set forth in Section 5.3(e) or Section 5.3(f) hereof and which is not cured by the 30th day (or, if earlier, the day prior to the Outside Date) following written notice to the party committing such breach given reasonably promptly after the Parent becomes Aware of such breach;

            (ii)   upon (A) a Non-Recommendation Determination or (B) the Company's Board of Directors (or any authorized committee thereof) shall approve or recommend (or resolved to do so) a Superior Proposal; or

            (iii)  upon any breach by the Company of its obligations under Section 4.4 to call, give notice of, convene and hold the Stockholders' Meeting as contemplated thereby.

            (iv)  a tender offer or exchange offer for 20% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or a Subsidiary thereof), or a Competing Transaction (including any revision thereto) is otherwise publicly announced, and the Company's Board of Directors recommends that the stockholders of the Company tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer, or such Competing Transaction (or revision) as the case may be, within the 10 Business Day period specified in Rule 14e-2(a) under the Exchange Act (or within 17 Business Days of such announcement of such other Competing Transaction (or revision)); provided however for purposes of this Section 6.1(d)(iv), the reference in the definition of Competing Transaction to "10% or more" and a "material portion" shall be deemed to be a reference to "20% or more."

        6.2.    Notice of Termination; Effect of Termination.

        (a)    Notice of Termination.    The party desiring to terminate this Agreement pursuant to Section 6.1 shall give written notice of such termination to the other parties in accordance with Section 7.2, specifying the provision hereof pursuant to which such termination is effected.

        (b)    Effect of Termination.    If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (i) the agreements contained in Section 4.5(a), this Section 6.2, Section 6.3, Article VII and the Confidentiality Agreement shall survive the termination hereof and (ii) no such termination shall relieve any party of any liability or damages resulting from any breach by that party of this Agreement provided that any damages recoverable hereunder shall be reduced by the amount of any Company Termination Fee or Parent Termination Fee actually received by the aggrieved party pursuant to Section 6.3.

        6.3.    Expenses; Termination Fees.

        (a)    Expenses.    Except as otherwise specified in this Section 6.3 or agreed in writing by the parties, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees, cost or expense whether or not the transactions contemplated hereby are consummated.

        (b)    Company Termination Fee.    If this Agreement is terminated:

          (i)    by Parent pursuant to Section 6.1(d)(i), and at or prior to such time (A) a Competing Transaction involving the Company shall have been commenced, publicly disclosed or communicated to the Board of Directors of the Company (or any authorized committee thereof) and not abandoned, and (B) within 6 months of any such termination, the Company or any of its affiliates either enters into a definitive agreement regarding a Competing Transaction, or consummates a transaction that would constitute a Competing Transaction, then the Company shall pay to Parent, or as otherwise directed by Parent, in cash by wire transfer in immediately available funds to an account designated by Parent, on the same day as the execution of a definitive agreement with respect to the referenced Competing Transaction, the Company Termination Fee; provided that, for purposes of this Section 6.3(b), the definition of Competing Transaction shall be deemed revised so that the reference to "10% or more" and "a material portion" therein shall each be deemed to be a reference to "more than 50%";

          (ii)   by Parent or the Company pursuant to Section 6.1(b)(iii), the Company shall pay to Parent, or as otherwise directed by Parent, the Company Termination Fee, in cash by wire transfer in immediately available funds to an account designated by Parent, concurrently with and as a condition to such termination in the event of a termination by the Company and no later than one Business Day following such termination in the event of a termination by Purchaser;

          (iii)  by the Company pursuant to Section 6.1(c)(ii), the Company shall pay to Parent, or as otherwise directed by Parent, the Company Termination Fee in cash by wire transfer in immediately available funds to an account designated by Parent, concurrently with and as a condition to such termination; or

          (iv)  by Parent, pursuant to Section 6.1(d)(ii)(A), 6.1(d)(ii)(B), 6.1(d)(iii) or 6.1(d)(iv) then the Company shall pay to Parent, or as otherwise directed by Parent, the Company Termination Fee, in cash by wire transfer in immediately available funds to an account designated by Parent, no later than one (1) Business Day following such termination.

        (c)    Parent Expenses.    In the event this Agreement is terminated under any of the circumstances described in Section 6.3(b) (but with respect to Section 6.3(b)(i), without regard to whether any of the circumstances described in clause (B) thereof have occurred), the Company shall reimburse Parent and Merger Sub for all their expenses incurred in connection with this Agreement and the Merger promptly, but in no event later than the date of such termination; provided, however, that the aggregate amount of such reimbursement shall not exceed $5,000,000. All payments made pursuant to this Section 6.3(c) shall be made by wire transfer of same day funds to an account designated by Parent.

        (d)    Definition of Company Termination Fee.    For purposes of this Agreement, "Company Termination Fee" shall mean, (i) $64,000,000 if, on or before the 59th day following the date hereof, either (A) the Agreement is terminated under circumstances in which a Company Termination Fee is or may become payable or (B) the Company Requisite Vote is obtained or (ii) $96,000,000 in all other cases.

        (e)    Parent Termination Fee.    Parent agrees that, (A) if the Company shall terminate this Agreement pursuant to Section 6.1(c)(iii), (B) Parent shall terminate this Agreement pursuant to Section 6.1(b)(ii) or (C) the Company shall terminate this Agreement pursuant to Section 6.1(c)(iv), then in any of cases (A), (B) or (C) Parent shall pay to the Company a fee of $250 million in immediately available funds no later than ten Business Days after such termination by the Company or Parent (a "Parent Termination Fee") unless with respect to clause (B) or (C) only the Company's failure to comply in any material respect with its obligations under Section 4.8 or 4.9 caused or contributed materially to the failure of the condition set forth in Section 5.3(a)(i) to be satisfied or to the issuance of the Order referred to in Section 6.1(c)(iv), or (iii) any Regulatory Condition has not been satisfied as a result of any Action brought by or on behalf of the Company or any stockholder of the Company in his, her or its capacity as a stockholder.

        (f)    Remedies.    Parent and the Company agree that the provisions contained in this Section 6.3 are an integral part of the transactions contemplated by this Agreement, that the damages resulting from the termination of this Agreement as set forth in Sections 6.3(b) and (e) of this Agreement are uncertain and incapable of accurate calculation and that the amounts payable pursuant to Section 6.3(b) and (e) hereof are reasonable forecasts of the actual damages which may be incurred by the parties under such circumstances. The amounts payable pursuant to Sections 6.3(b) and (e) hereof constitute liquidated damages and not a penalty and shall be the sole monetary remedy in the event a Company Termination Fee or a Parent Termination Fee is paid in connection with a termination of this Agreement on the bases specified in Section 6.3 hereof, except as provided in Section 6.2(b)(ii). The parties acknowledge that in no event shall the Company be responsible for paying the Company Termination Fee more than once nor shall Parent be responsible for paying the Parent Termination Fee more than once.

ARTICLE VII

Miscellaneous

        7.1.    Certain Definitions.    For purposes of this Agreement, the following terms shall have the meanings specified in this Section 7.1:

          (a)   "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          (b)   "Applicable Insurance Agreements" means (i) the rights of PanAmSat Corporation to receive a Reflight, a Partial Failure Reflight, a Partial Failure Refund, and/or the Elected Amount related to launch of Galaxy 15 in accordance with the Agreement, dated 5/17/01, for the Launching into Geostationary Transfer Orbit of PanAmSat Light Satellites, as amended (each such term as defined in such Agreement); (ii) the Galaxy 15 Launch Only Policy; and (iii) the Galaxy 15 Post-Separation Policy."

          (c)   "Aware" means awareness by the chief executive officer, chief operating officer or general counsel of Parent or the Company, as the case may be, that an event or change has occurred and that such event or change would give rise to a breach of representation, warranty, covenant or agreement.

          (d)   "Burdensome Condition" means (i) any condition, obligation or requirement, individually or in the aggregate, to agree to sell or divest the operations of (A) any assets of the Company or its Subsidiaries or (B) any assets of Parent or its Subsidiaries other than up to any three revenue producing station-kept satellites from among the Parent satellites designated, as of the date hereof,

  as "IA-    "("IA Specified Satellites") (three IA Specified Satellites being referred to as the "Limit"), or (ii) in the event Parent offers to sell or divest its assets to the Limit, the imposition by a Governmental Authority of any additional condition, restriction, obligation or requirement with respect to Parent, the Company, their respective Subsidiaries or their and their Subsidiaries' assets (other than customary transition service arrangements in connection with the sale or divestiture of any satellites within the Limit) shall be deemed to be a Burdensome Condition.

          (e)   "Business Day" means any day that is not a Saturday, a Sunday or a day on which the commercial banks are required or permitted by law to be closed in the City of New York in the State of New York.

          (f)    "Company Credit Agreement" means that certain Amended and Restated Credit Facility, dated as of August 20, 2004, as amended and restated as of March 22, 2005, among PanAmSat Corporation, the several Lenders from time to time party thereto and Citicorp USA, Inc. as Administrative Agent.

          (g)   "Company Intellectual Property" means (i) all domestic, foreign, registered and pending applications for patents, trademarks, service marks, copyrights, trade names, domain names and all material licenses running to or from the Company or any of its Significant Subsidiaries relating to the Company's or any of its Significant Subsidiaries' businesses or owned by the Company or any of its Significant Subsidiaries, (ii) all material common law trademarks, service marks, copyrights and copyrightable works (including databases, software and Internet site content), trade names, brand names and logos; and (iii) all trade secrets, inventions, formulae, data, improvements know-how, confidential information, material computer programs (including any source code and object code) documentation, engineering and technical drawings, processes, methodologies, trade dress, and all other proprietary technology utilized in or incidental to the businesses of the Company and its Significant Subsidiaries and all common law rights relating to the foregoing.

          (h)   "Company Material Adverse Effect" means, when used with reference to one or more events, changes, circumstances or effects, a material adverse effect on the business, operations, assets, liabilities or financial condition of the Company and its Subsidiaries taken as a whole, other than (i) events, changes, circumstances or effects that arise out of or result from economic, political or regulatory factors generally affecting the economy, financial markets, industries or countries in which the Company or any of its Subsidiaries operates (whether such change results from any outbreak of hostility, terrorist activity, war or otherwise) (except to the extent such event, circumstance, change or effect has had a disproportionate effect on the Company and its Subsidiaries as compared to other persons in the fixed satellite industry) or (ii) sales, divestitures or restrictions imposed by a Governmental Authority or pursuant to Settlements with a Governmental Authority, in connection with the approvals contemplated by Section 4.8; provided, however, that a failure upon launch or failure to successfully complete in-orbit testing of the Company Satellite known as "Galaxy-15", with respect to which the full amount of the insurance proceeds payable under the Applicable Insurance Agreements have been received, or are reasonably expected to be received within six months following the Closing, shall not in and of itself be considered a Company Material Adverse Effect, but shall be considered together with other events, changes, circumstances or effects in determining whether there has been a Company Material Adverse Effect. The preceding proviso shall not constitute a presumption about how other failures of the Company satellites are treated under this definition.

          (i)    "Company Material Contract" means:

            (i)    any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, but excluding Company Plans) with respect to the Company and its Subsidiaries;

            (ii)   indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes and Contracts relating to or evidencing indebtedness for borrowed money of the Company or any of its Subsidiaries in excess of $1,000,000;

            (iii)  any non-competition agreement or any other agreement or obligation which limits or purports to limit in any material respect the manner in which, or the localities in which, the business of the Company or any of its Subsidiaries may be conducted;

            (iv)  any partnership, joint venture or other similar agreement to which the Company or any of its Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture which is material to the Company and its Subsidiaries, taken as a whole or in which the Company owns more than a 15% voting or economic interest (other than any such voting or economic interests that had a carrying value of less than $5,000,000 on the Company's consolidated balance sheet as of June 30, 2005 unless pursuant to such Contract the Company and its Subsidiaries have a future funding obligation reasonably likely to require funding of $2,500,000 or more in the aggregate);

            (v)   any Contract which is reasonably likely to prohibit or materially delay the consummation of the transactions contemplated by this Agreement;

            (vi)  any material Contract with any present director or executive officer of the Company or of any of its Subsidiaries or any stockholder who owns or controls 10% or more of the Company's voting stock;

            (vii) any Contract to acquire, operate or launch any satellite (a "Construction/Launch Contract");

            (viii)  any Customer Contract with any customer for which all such Contracts have a contracted cash backlog of $25,000,000 or more (each such customer, a "Company Material Customer"); and

            (ix)  In-Bound Capacity Leases other than in respect of the business of G-2; and

            (x)   each Applicable Insurance Agreement.

          (j)    "Continuation Date" means December 31, 2006 if the Closing Date occurs on or before September 1, 2006 or June 30, 2007 if the Closing Date occurs after September 1, 2006.

          (k)   "Contract" means any agreement, contract, subcontract, lease, binding understanding, indenture, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.

          (l)    "Controlled Affiliate" means any Person that is an affiliate of and controlled by any of the Stockholders.

          (m)  "Core Satellites" means the satellites listed on Schedule 7.1.

          (n)   "Customer Contract" means any Contract for the lease, sale or provision of satellite transponder capacity on any one or more of the Company Satellites.

          (o)   "Debt Offer Documents" means the offering material pursuant to which the PanAmSat Debt Financing is offered to potential purchasers.

          (p)   "Environmental Laws" means any and all federal, state, local and foreign Law (including common law), Order or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or toxic, radioactive, ignitable, corrosive, reactive or otherwise Hazardous Substances, wastes or materials.

          (q)   "Environmental Liabilities" means any and all liabilities of or relating to the Company or any of its Significant Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which (i) arise under or relate to matters covered by Environmental Laws and (ii) arise from actions occurring or conditions existing on or prior to the Closing.

          (r)   "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance, waste or material regulated under any Environmental Laws.

          (s)   "In-Bound Capacity Lease" means any Contract by which the Company or any of its Subsidiaries leases or otherwise obtains a satellite or transponder capacity from any unrelated party.

          (t)    "Indebtedness" means (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional or installment sale or other title retention Contracts relating to purchased property, (iii) capitalized lease obligations and (iv) guarantees of any of the foregoing of another person.

          (u)   "ITAR" means the International Traffic in Arms Regulations.

          (v)   "know" or "knowledge" means, with respect to any party, the actual knowledge of such party's executive officers after due inquiry.

          (w)  "Marketing Period" shall mean the first period of 30 consecutive Business Days after the date hereof throughout which (A) the Merger Sub shall have the Required Financial Information, and (B) the conditions set forth in Section 5.1 and Section 5.3 (other than the conditions set forth in Section 5.3(c) and Section 5.3(g)) shall be satisfied, provided, however, that if during the Marketing Period an event occurs that causes Parent to reasonably believe that the condition set forth in Section 5.3(d) may not have been satisfied, Parent may extend the Marketing Period from time to time by no more than 30 Business Days per such occurrence; provided that the Marketing Period may not be extended beyond the Outside Date.

          (x)   "PanAmSat Debt Financing" means that portion of the Debt Financing to be consummated by PanAmSat or any of its Subsidiaries, in accordance with the Commitment Letters.

          (y)   "Parent Debt Registrations" means the registration by Parent of senior discount notes issued by Parent in February 2005 and the registration by a direct or indirect subsidiary of Parent of senior notes issued by in January 2005, in each case pursuant to a registration statement filed with the SEC.

          (z)   "Permitted Liens" means: (i) Liens for Taxes and general and special assessments not in default and payable without penalty and interest or which are being contested in good faith by appropriate proceedings, (ii) Liens granted prior to the date hereof which secure debt incurred pursuant to the Company Credit Agreement, (iii) mechanic's, materialman's, carrier's, repairer's and other similar Liens arising or incurred in the ordinary course of business consistent with past practice or that are not yet due and payable or that are being contested in good faith, and (iv) other Liens which, individually or in the aggregate, are not material in amount and would not reasonably be expected to materially interfere with the Company's or any of its Subsidiaries' use and enjoyment of an asset or property or with the conduct of the business of the Company or its Subsidiaries.

          (aa) "Person" means an individual, corporation, limited liability company, partnership, association, trust, joint venture, association, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (bb) "Pro Rata Dividend" means with respect to any fiscal quarter in respect of which the Company has not declared a dividend on shares of Company Common Stock (or has declared a dividend with a record date after the Effective Time), the product of (i) the quotient of (a) the number of days elapsed from the first day of such fiscal quarter until the Effective Time divided by (b) the total number of days in such fiscal quarter and (ii) the Quarterly Dividend; for the avoidance of doubt, the Merger Consideration shall not include any amount in respect of the Pro Rata Dividend, if the Closing occurs in any fiscal quarter in respect of which the Company has declared a dividend on shares of Company Common Stock, nor shall it include Pro Rata Dividends with respect to more than one fiscal quarter.

          (cc) "Proxy Statement" means the proxy or information statement (including, without limitation a Schedule 13E-3 filing, if required to be filed under the Exchange Act) and all amendments or supplements thereto, if any, similarly filed and mailed with respect to the Company Stockholders' Meeting.

          (dd) "Regulatory Conditions" means any of the conditions set forth in Section 5.1(a), Section 5.1(b), Section 5.3(a) or Section 5.3(b).

          (ee) "Significant Capacity Contract" means any Contract for the lease, sale or provision of satellite transponder capacity on any one or more of the Company Satellites either (A) involving six or more transponders in the aggregate or (b) having a term of seven years or more.

          (ff)  "Significant Subsidiary" means a Subsidiary of a Person that would constitute a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X of the Exchange Act, if such Rule were applicable to such Person.

          (gg) "Subsidiary" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general or managing partner or (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such entity or by any one or more of its Subsidiaries.

          (hh) "Tax Return" means any report, return, document, declaration or other filing required to be supplied to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes.

          (ii)   "Tax Separation Agreement" means the Tax Separation Agreement by and between The DirectTV Group, Inc. and PanAmSat Corporation dated as of April 20, 2004.

          (jj)   "Taxes" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by any Taxing Authority and any interest or penalties or additional amounts, if any, attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

          (kk) "Taxing Authority" means the Internal Revenue Service or any other taxing authority, whether domestic or foreign, including any state, county, local or foreign government or any subdivision or taxing agency thereof.

          (ll)   "Transaction Documents" means this Agreement, and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by a party hereto in connection with the consummation of the transactions contemplated by this Agreement.

          (mm)   The following terms are defined in the Section of this Agreement as set forth after each such term below:

Term	Section/Preamble
2004 Option Plan	1.17(a)
Affiliate	2.23
Actions	2.13
Agreement	Preamble
Bank Book	4.3(b)
Board of Directors	1.17(a)
Certificates	1.8(b)
Certificate of Merger	1.3
CFIUS	2.4
Closing	1.2
Closing Date	1.2
Closing Year	4.12(b)
Closing Year Bonus	4.12(b)
Code	1.14
Commitment Letters	3.7
Communications Act	4.8(e)
Communications Regulation	4.8(e)
Company	Preamble
Company Balance Sheet	2.7(a)
Company Balance Date	2.7(a)
Company Charter Documents	2.1(c)
Company Common Stock	1.7a
Company Disclosure Schedule	Article II Preamble
Company Employees	2.15(a)
Company Equity Plans	1.17(a)
Company Financials	2.7(a)
Company Maintained Plans	2.15(a)
Company Non-U.S. Plans	2.15(e)
Company Option	1.17(a)
Company Permits	2.16(b)
Company Plans	2.15(a)
Company Recommendation	4.4(a)(ii)
Company Required Consents	2.4
Company Requisite Vote	2.3(a)
Company Satellite	2.17(a)

Company SEC Documents	2.6
Company Stockholders' Meeting	4.4(a)(i)
Company Securities	2.2(a)
Company Subsidiary Securities	2.2(b)
Company Termination Fee	6.3(d)
Competing Transaction	4.6(a)(i)
Confidentiality Agreement	4.5(a)
Controlled Group	2.15(b)
Covered Company Employee	4.12(b)
DC Plan	1.17(d)
Debt Financing	3.7
Deferral Plan	1.17(e)
DSU	1.17(e)
DGCL	1.1
Dissenting Holder	1.11
Dissenting Shares	1.11
Effective Time	1.3
ERISA	2.15(a)
Exchange Act	2.4
Exchange Agent	1.8(a)
Exchange Fund	1.8(a)
Exon-Florio Notice	2.4
FCC	2.4
FCC Consents	2.4
FCC Consent Application	4.8(b)
Final Order	5.3(a)
Formation Documents	3.1(b)
FSS	4.2(a)
GAAP	2.7(a)
Governmental Authority	2.4
Health Status Report	4.5(b)
HSR Act	2.4
Indemnified Party	4.11(b)
Law	2.5
Liens	2.5
Merger	1.1
Merger Consideration	1.7(a)
Merger Sub	Preamble
Non-Recommendation Determination	4.4(b)
Order	2.5

Outside Date	6.1(b)(i)
Owned Real Property	2.11(a)
Parent	Preamble
Parent Bonus	4.12(b)
Parent Required Consents	3.3
Parent Termination Fee	6.3(e)
Plans	2.15(a)
Post-Closing Date Amount	4.12(b)
Pre-Closing Date Amount	4.12(b)
Preferred Stock	2.2(a)
Quarterly Dividend	4.1(b)(i)
Real Property	2.11(b)
Real Property Leases	2.11(b)
Representatives	4.6(a)
Required Consents	3.3
Required Financial Information	4.13(b)
Restricted Shares	1.17(b)
Restoration Services	4.1(c)
SEC	2.4
Securities Act	2.6
Settlement	4.8(f)
Severance Plan	4.12
Stockholders	Recitals
Subsidiary Charter Documents	2.1(c)
Superior Proposal	4.6(b)
SERP	1.17(e)
Surviving Corporation	1.1

        7.2.    Notices.    All notices shall be in writing and shall be deemed given (i) when delivered personally, (ii) when telecopied (which is confirmed) or (iii) when dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        if to Parent or Merger Sub, to:

    Intelsat (Bermuda), Ltd.
    Wellesley House North, 2nd Floor
    90 Pitts Bay Road
    Pembroke HM 08
    Bermuda
    Attention: General Counsel

        with a copy to Parent's counsel (which shall not constitute notice to Parent):

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, New York 10019
    Attention: David M. Silk
                        Mark Gordon

        if to the Company, to:

    PanAmSat Holding Corporation
    20 Westport Road
    Wilton, Connecticut 06897
    Attention: General Counsel

        with a copy to the Company's counsel (which shall not constitute notice to the Company):

    Simpson Thacher & Bartlett LLP
    425 Lexington Avenue
    New York, New York 10017-3954
    Attention: Gary I. Horowitz

        7.3.    Entire Agreement; Third Party Beneficiaries.    This Agreement, each Transaction Document (including the Company Disclosure Schedule and any exhibits hereto), the other agreements referred to in this Agreement, each other Transaction Document, the Confidentiality Agreement and the Voting Agreement (i) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter and (ii) are not intended to confer upon any Person (other than the parties hereto or thereto) any rights or remedies hereunder, except only as specifically provided, following the Closing, the Indemnified Parties pursuant to Section 4.11.

        7.4.    Non-Survival of Representations and Warranties.    The representations and warranties contained herein or in any schedule, instrument or other writing delivered pursuant hereto shall not survive the Closing. The covenants and agreements contained herein of the parties hereto shall survive the Closing without limitation (except for those which by their terms contemplate a shorter survival time).

        7.5.    Amendments; No Waivers.    Any provision of this Agreement may be amended or waived prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after the adoption of this Agreement by the stockholders of the Company, there shall be made no amendment that by Law requires further approval by the Company's stockholders without obtaining the further approval of such stockholders. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

        7.6.    Successors and Assigns.    The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto and any attempted assignment without such consent shall be null and void without effect; and provided, further, that Parent and Merger Sub may assign their respective rights or obligations hereunder to Intelsat Holdings, Ltd. and/or any direct or indirect wholly-owned Subsidiaries of Intelsat Holdings, Ltd. (or any successor thereto) without the prior written consent of the parties hereto.

        7.7.    Governing Law.    This Agreement and any controversies arising with respect hereto shall be construed in accordance with and governed by the law of the State of Delaware (without regard to principles of conflict of laws that would apply the law of another jurisdiction).

        7.8.    Exclusive Jurisdiction.    Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought against any of the parties in any Federal court located in the State of Delaware, or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or outside the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 7.2, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

        7.9.    Counterparts; Effectiveness.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        7.10.    Interpretation.

        (a)   For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits and Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, (vi) unless otherwise specified, all references to any period of days shall be deemed to be to the relevant number of calendar days, (vii) "dollars" or "$" means United States dollars and (viii) "cash" means dollars in immediately available funds.

        (b)   The Article, Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (c)   This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

        (d)   This Agreement is intended to be an agreement of merger within the meaning of Section 251 of the DGCL.

        7.11.    Disclosure Schedules.    Any matter disclosed in any section of the Company Disclosure Schedule shall be deemed disclosed for all purposes and all sections of the Company Disclosure Schedule, to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections; provided, however, that such disclosure shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

        7.12.    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction of this Agreement is invalid, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        7.13.    Specific Performance.    The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Accordingly, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. Any requirements for the securing or posting of any bond with such remedy are waived.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INTELSAT (BERMUDA), LTD.
By:	/s/ PHILLIP L. SPECTOR Name: Phillip L. Spector Title: Executive Vice President and General Counsel
PROTON ACQUISITION CORPORATION
By:	/s/ PHILLIP L. SPECTOR Name: Phillip L. Spector Title: Executive Vice President and General Counsel
PANAMSAT HOLDING CORPORATION
By:	/s/ JAMES W. CUMINALE Name: James W. Cuminale Title: Executive Vice President and General Counsel

[Signature Page to Merger Agreement]

Annex B

Delaware General Corporation Law

Section 262.    Appraisal Rights

        (a)    Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)    Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)    Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)    Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to § § 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)    In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)    Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)    Appraisal rights shall be perfected as follows:

          (1)    If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)    If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)    Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)    At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)    After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the

Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)    From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

APPENDIX C

August 27, 2005

Board of Directors
PanAmSat Holding Corporation
20 Westport Road
Wilton, CT 06897

Members of the Board:

        We understand that PanAmSat Holding Corporation ("PanAmSat" or the "Company"), Intelsat (Bermuda), Ltd. ("Parent") and Proton Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of Parent, propose to enter into an agreement, substantially in the form of the draft dated August 27, 2005 (the "Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into PanAmSat. Pursuant to the Merger, PanAmSat will become a wholly-owned subsidiary of Parent and each issued and outstanding share of common stock, par value $0.01 per share (the "Company Common Stock"), of PanAmSat, other than shares held in treasury or held by Parent or any subsidiary of the Company or as to which dissenters' rights have been perfected, will be converted into the right to receive $25.00 in cash (the "Merger Consideration"). We also note that certain stockholders of the Company propose to enter into a voting agreement, substantially in the form of the draft dated August 27, 2005 (the "Voting Agreement"), with respect to the Merger. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Merger Consideration to be received by the holders of Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

        For purposes of the opinion set forth herein, we have:

  a)
  reviewed certain publicly available financial statements and other information of the Company;

  b)
  reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

  c)
  reviewed certain internal financial statements and other financial operating data concerning the Parent prepared by the management of the Parent;

  d)
  reviewed certain financial projections prepared by the management of the Company;

  e)
  reviewed certain financial projections prepared by the management of the Parent;

  f)
  discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  g)
  discussed certain information relating to strategic, operational and financial benefits anticipated from the Merger and the strategic rationale for the Merger with senior executives of the Company;

  h)
  discussed certain information prepared by the managements of the Company and the Parent relating to strategic, operational and financial benefits anticipated from the Merger;

  i)
  reviewed the pro-forma impact of the Merger on certain financial ratios and the combined company's potential credit statistics based on financial projections prepared by the management of the Parent and the management of the Company, and based on the financing structure proposed for the Merger;

  j)
  reviewed the reported prices and trading activity for the Company Common Stock;

  k)
  compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

  l)
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  m)
  participated in discussions and negotiations among representatives of the Company, Parent and their financial and legal advisors;

  n)
  reviewed the commitment letter dated August 27, 2005, received by Parent from Citigroup, Credit Suisse First Boston, Deutsche Bank and Lehman Brothers in connection with the financing of the Merger (collectively, the "Debt Financing Commitment Letter");

  o)
  reviewed the proposed Merger Agreement, Voting Agreement and certain related documents; and

  p)
  considered such other factors and performed such other analyses as we have deemed appropriate.

        We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and the Parent. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, and that the financing of the Merger will be consummated in accordance with the terms set forth in the Debt Financing Commitment Letter. As you know, we are not legal or regulatory experts and have relied on the assessments of the legal and regulatory advisors to the Company with respect to such issues. We have assumed that in connection with the receipt of all necessary regulatory approvals for the proposed Merger, no restrictions will be imposed that would have a material adverse effect on the consummation of the Merger as contemplated in the Merger Agreement. We have also relied without independent verification on the assessment of the management of the Company regarding the strategic rationale for the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Parent, nor have we been furnished with any such appraisals. This opinion does not address the solvency or fair value of the Company or the Parent under any U.S. state, U.S. federal, or any other applicable laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to an acquisition, business combination or other extraordinary transaction involving the Company.

        We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services which is contingent upon closing of the Merger. In the past, Morgan Stanley & Co. Incorporated ("Morgan Stanley") and its affiliates have provided financial advisory and financing services for the Company and Intelsat, Ltd., Parent's parent company ("Intelsat") and certain of their affiliates and have received fees for the rendering of these services. With respect to Intelsat, during the past two years, Morgan Stanley advised Intelsat on, among other things, its sale to Intelsat Holdings, Ltd., which sale closed in January 2005, its acquisition of the business of COMSAT General Corporation and certain of its affiliates, which acquisition closed in October 2004, and its acquisition of satellite assets and related customer contracts from Loral, which acquisition closed in March 2004. Morgan Stanley may also seek to provide such parties services in the future and may receive fees in connection with such services. In addition, Morgan Stanley is a full

C-2

service securities firm engaged in securities trading, investment management and brokerage services. In the ordinary course of its trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may actively trade the debt and equity securities of the Company and the debt securities of Parent and its affiliates for its own accounts or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with PanAmSat in connection with this transaction, may have committed and may commit in the future to invest in private equity funds involved in this transaction.

        It is understood that this opinion is for the information of the Board of Directors of the Company and may not be disclosed or referred to publicly or used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing required to be made by the Company in respect of the Merger with the U.S. Securities and Exchange Commission if such inclusion is required by applicable law or in any proxy or other materials distributed to the Company's stockholders. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders' meeting held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By:	/s/ RICHARD S. BRAIL Richard S. Brail Managing Director

C-3

PANAMSAT HOLDING CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
PanAmSat Holding Corporation, 20 Westport Road, Wilton, Connecticut 06897
          , 2005
        a.m.
—DETACH HERE—
PROXY
PANAMSAT HOLDING CORPORATION
PROXY/VOTING INSTRUCTION CARD
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PANAMSAT HOLDING CORPORATION FOR THE SPECIAL MEETING ON                , 2005

        The undersigned hereby constitutes and appoints Joseph R. Wright, Jr., James W. Cuminale and Michael J. Inglese and each of them, true and lawful agents and proxies (the "Proxies") with full power of substitution in each, to represent, to act and to vote, as designated below, all of the shares of common stock, par value $0.01 per share, of PanAmSat Holding Corporation held of record by the undersigned as of the close of business on            , 2005, at the Special Meeting of PanAmSat Holding Corporation's stockholders (the "Special Meeting") at                                                 , on                , 2005, at        a.m., local time, and at any postponements or adjournments thereof, on all matters coming before said meeting. IF YOU RETURN A SIGNED PROXY CARD AND NO DIRECTION IS MADE AS TO THE MANNER OF VOTING THE PROXY, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL.

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. HOWEVER, THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. FAILURE TO EXECUTE AND RETURN THIS PROXY CARD WILL HAVE THE EFFECT OF A VOTE "AGAINST" THE PROPOSAL DESCRIBED BELOW UNLESS YOU VOTE IN PERSON AT THE MEETING.

        If you have any questions about how to complete and submit your proxy card or if you would like to request additional copies of this document, contact James W. Cuminale, Executive Vice President, Corporate Development, General Counsel and Secretary, PanAmSat Holding Corporation, 20 Westport Road, Wilton, Connecticut 06897, Telephone: (203) 210-8000.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PANAMSAT HOLDING CORPORATION
[Insert name and address of transfer agent]

Your vote is important to us!

        Please follow these steps to ensure that your proxy is properly executed and returned in time to be counted at the Special Meeting:

  1.
  Mark your vote in one of the three boxes provided.

  2.
  Sign below in the space provided, exactly as your name appears on the form. Joint owners should each sign. Also enter the date.

  3.
  Tear off at perforation and mail the completed card with a signature(s) in the enclosed reply envelope to:

PANAMSAT HOLDING CORPORATION
[Insert name and address of transfer agent]

—DETACH HERE—

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY YOU. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE ON THE PROPOSAL.

Proposal	1.	A proposal to approve and adopt the Merger Agreement, dated as of August 28, 2005, by and among PanAmSat Holding Corporation, Intelsat (Bermuda), Ltd. and Proton Acquisition Corporation, pursuant to which, among other things, Proton Acquisition Corporation will merge with and into PanAmSat Holding Corporation.
☐ FOR
☐ AGAINST
☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW: ☐

Signature

Signature (if held jointly)

Dated:	, 2005

Note: Please date this Proxy and sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any postponements or adjournments thereof.

YOUR VOTE IS IMPORTANT TO THE COMPANY.

PLEASE SIGN AND RETURN YOUR PROXY BY
TEARING OFF THE TOP PORTION OF THIS SHEET
AND RETURNING IT IN THE ENCLOSED POSTPAID ENVELOPE.

QuickLinks

TABLE OF CONTENTS
Information Concerning Voting of Proxies
Questions and Answers About the Special Meeting and the Merger
Summary
The Merger
Terms of the Merger Agreement
Voting Agreement
Regulatory Approvals
Financing of the Merger
Ownership by Certain Beneficial Owners
Interests of the Directors and Executive Officers
Recent Transactions
Material U.S. Federal Income Tax Consequences of the Merger
Appraisal Rights of Stockholders
Submission of Stockholder Proposals and Nominations
Where You Can Find More Information
Forward-Looking Statements
Other Matters
  Annex A
  EXECUTION COPY
MERGER AGREEMENT
Recitals
ARTICLE I The Merger
ARTICLE II Representations and Warranties of the Company.
ARTICLE III Representations and Warranties of Parent and Merger Sub
ARTICLE IV Covenants
ARTICLE V Conditions to the Merger
ARTICLE VI Termination
ARTICLE VII Miscellaneous
  Annex B
Delaware General Corporation Law
  APPENDIX C